Exhibit 2.1

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

by and among

BANZAI INTERNATIONAL, INC.,

7GC & CO. HOLDINGS INC.,

7GC MERGER SUB I, INC.

and

7GC MERGER SUB II, LLC.

dated as of DECEMBER 8, 2022

This document is intended solely to facilitate discussions among the parties identified herein. It is not intended to create, and it will not be deemed to create, a legally binding or enforceable offer or agreement of any type or nature prior to the actual execution of this document by all such parties and the delivery of an executed copy of this document by all such parties to all other parties.

THIS DOCUMENT AND THE TERMS AND PROVISIONS SET FORTH HEREIN SHALL BE KEPT CONFIDENTIAL PURSUANT TO THE TERMS OF THE CONFIDENTIALITY AGREEMENT ENTERED INTO BY THE RECIPIENT HEREOF WITH RESPECT TO THE SUBJECT MATTER HEREOF.

i

ii

EXHIBITS

Exhibit A-1	Form of Sponsor Support Agreement
Exhibit A-2	Form of Company Support Agreement
Exhibit B	Form of Registration Rights Agreement
Exhibit C	Form of Lock-up Agreement
Exhibit D	Form of Written Consent

iii

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Agreement”), dated as of 8, 2022, is made by and among Banzai International, Inc., a Delaware corporation (the “Company”), 7GC & Co. Holdings Inc., a Delaware corporation (“7GC”), 7GC Merger Sub I, Inc., a Delaware corporation and an indirect wholly owned subsidiary of 7GC (“First Merger Sub”), and 7GC Merger Sub II, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of 7GC (“Second Merger Sub” and, together with First Merger Sub, the “Merger Subs” and each, a “Merger Sub”). 7GC, First Merger Sub, Second Merger Sub, and the Company shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein have the meanings set forth in Section 1.1.

WHEREAS, (a) 7GC is a blank check company incorporated in the State of Delaware on December 22, 2020 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, and (b) the Merger Subs are, as of the date hereof, wholly owned subsidiaries of 7GC that were formed for purposes of consummating the transactions contemplated by this Agreement and the Ancillary Documents;

WHEREAS, pursuant to the Governing Documents of 7GC, 7GC is required to provide an opportunity for its stockholders to have their outstanding 7GC Pre-Merger Class A Shares redeemed on the terms and subject to the conditions set forth therein in connection with obtaining the 7GC Stockholder Approval;

WHEREAS, the Company is engaged in the business of, directly or indirectly, providing software and services relating to tracking, measuring and optimizing marketing and virtual events for businesses, (together with all other businesses conducted by any Group Company, the “Business”);

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated as of December 8, 2022 (as may be amended from time to time, the “Hyros Merger Agreement”), by and among the Company, Hero Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company, Hyros Inc., a Delaware corporation (“Hyros”), and the stockholder representative party thereto, and, prior to the Closing and pursuant to such Hyros Merger Agreement, the Company intends to acquire all of the issued and outstanding capital stock of Hyros through a statutory merger (the “Hyros Acquisition);

WHEREAS, prior to the Closing, each share of Company Class B Common Stock that is not held by Joseph Davy has been converted to one share of Company Class A Common Stock, to be treated the same as all the other shares of the Company Class A Common Stock hereunder in all respects;

WHEREAS, subject to the terms and conditions of this Agreement, immediately following the consummation of the Hyros Acquisition, and (i) in accordance with Section 251 of the Delaware General Corporation Law, as amended (the “DGCL”), at the Closing, First Merger Sub will merge with and into the Company (the “First Merger”), with the separate corporate existence of First Merger Sub ceasing and the Company surviving the First Merger as an indirect wholly owned subsidiary of 7GC (the “Surviving Corporation”) and (ii) in accordance with the Limited Liability Company Act of the State of Delaware (as amended, the “DLLCA”) and the DGCL, promptly following the First Merger, but in any event on the same day as the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), with the separate corporate existence of the Surviving Corporation ceasing and Second Merger Sub surviving the Second Merger as a direct wholly owned subsidiary of 7GC, and, upon the First Effective Time of the First Merger, all shares of Company Stock will be converted into the right to receive the consideration set forth in Article 2 of this Agreement;

WHEREAS, concurrently with the execution of this Agreement, the Sponsor is entering into a support agreement with 7GC and the Company, substantially in the form attached hereto as Exhibit A-1 (the “Sponsor Support Agreement”);

WHEREAS, concurrently with the execution of this Agreement, certain Pre-Closing Holders are entering into a support agreement with 7GC and the Company, substantially in the form attached hereto as Exhibit A-2 (the “Company Support Agreement”);

WHEREAS, the Company entered into that certain Share Purchase Agreement with GEM Global Yield LLC SCS and GEM Yield Bahamas Limited (collectively, “GEM”) dated as of May 27, 2022 (the “GEM Agreement”) pursuant to which, among other things, upon the terms and subject to the conditions of the GEM Agreement, GEM has agreed to purchase from the Company (or its successor following a Reverse Merger Transaction (as defined in the GEM Agreement)) up to the number of duly authorized, validly issued, fully paid and non-assessable shares of common stock having an aggregate value of $100,000,000(the “GEM Financing”);

WHEREAS, in connection with the transactions contemplated by this Agreement, 7GC shall file a registration statement on Form S-4 relating to the transactions contemplated by this Agreement and the Ancillary Documents and containing a proxy statement of 7GC (the “Registration Statement / Proxy Statement”) and, it is a condition to the consummation of the transactions contemplated by this Agreement that the 7GC Stockholder Approval shall have been obtained;

WHEREAS, as of the date of this Agreement and immediately prior to giving effect to the transactions contemplated by this Agreement, Sponsor owns, and shall own, 5,650,000 7GC Pre-Merger Class B Shares and 7,350,000 7GC Warrants;

WHEREAS, at the Closing, 7GC, Sponsor, and certain Pre-Closing Holders shall enter into an amended and restated registration rights agreement, substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”);

WHEREAS, at the Closing, 7GC and certain Pre-Closing Holders shall enter into a lock-up agreement, substantially in the form attached hereto as Exhibit C (the “Lock-up Agreement”);

WHEREAS, the board of directors of 7GC has (a) approved this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby (including the Mergers) and (b) recommended, among other things, the acceptance and approval of this Agreement and the Ancillary Documents and the transactions contemplated hereby and thereby (including the Mergers) by the holders of 7GC Pre-Merger Shares entitled to vote thereon;

WHEREAS, the board of directors of the Company has (a) approved this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby (including the Mergers) and (b) recommended, among other things, the acceptance and approval of this Agreement and the Ancillary Documents and the transactions contemplated hereby and thereby (including the Mergers) by the holders of Company Stock entitled to vote thereon;

WHEREAS, the board of directors of First Merger Sub has (a) approved this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby (including the First Merger), and (b) recommended, among other things, the approval of this Agreement and the Ancillary Documents and acceptance of the transactions contemplated hereby and thereby (including the First Merger) by 7GC, in its capacity as the sole stockholder of First Merger Sub;

WHEREAS, 7GC, in its capacity as the sole member of Second Merger Sub has (a) approved this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby (including, the Second Merger), on the terms and subject to the conditions of this Agreement and (b) determined, among other things, that it is in the best interests of Second Merger Sub, and declared it advisable, to enter into this Agreement and the Ancillary Documents providing for transactions contemplated hereby and thereby (including the Second Merger); and

WHEREAS, each of the Parties intends for U.S. federal and applicable state and local income tax purposes that (a) this Agreement constitute, and hereby is, adopted as a “plan of reorganization” for the purposes of Section 368 of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) and (b) the Mergers, taken together, will constitute a single integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code (the “Intended Tax Treatment”).

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

Article 1
CERTAIN DEFINITIONS

Section 1.1  Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

“$12 Earn Out Shares” has the meaning set forth in Section 2.6(a)(i).

“$14 Earn Out Shares” has the meaning set forth in Section 2.6(a)(ii).

“$16 Earn Out Shares” has the meaning set forth in Section 2.6(a)(iii).

“7GC” has the meaning set forth in the introductory paragraph to this Agreement.

“7GC Advised Parties” has the meaning set forth in Section 8.19(b).

“7GC Board” has the meaning set forth in Section 5.18(a)(i).

“7GC Confidential Information” has the meaning set forth in Section 5.4(c).

“7GC Deal Communications” has the meaning set forth in Section 8.19(d).

“7GC Director” has the meaning set forth in Section 5.18(a)(i).

“7GC Financial Statements” means all of the financial statements of 7GC included in the 7GC SEC Reports.

“7GC Fundamental Representations” means the representations and warranties set forth in Sections 4.1 (Organization and Qualification), 4.2 (Authority), 4.3(i) and (iii) (No Violations), 4.4 (Brokers), and 4.7(a) (Capitalization of the 7GC Parties).

“7GC Material Adverse Effect” means any change, event, effect, development or occurrence that, individually or in the aggregate with any other change, event, effect, development or occurrence, has had or would reasonably be expected to have a material adverse effect on the ability of a 7GC Party to timely consummate the transactions by this Agreement or any Ancillary Document.

“7GC New Class A Shares” means shares of 7GC’s Class A common stock, par value $0.0001 per share, as such class of common stock exists as of immediately following the First Effective Time.

“7GC New Class B Shares” means shares of 7GC’s Class B common stock, par value $0.0001 per share, as such class of common stock exists as of immediately following the First Effective Time.

“7GC Option” has the meaning set forth in Section 2.2(b)(i).

“7GC Parties” means, collectively, 7GC and the Merger Subs.

“7GC Pre-Merger Class A Shares” means shares of 7GC’s Class A common stock, par value $0.0001 per share, as such class of common stock exists as of the date of this Agreement.

“7GC Pre-Merger Class B Shares” means shares of 7GC’s Class B common stock, par value $0.0001 per share, as such class of common stock exists as of the date of this Agreement.

“7GC Pre-Merger Shares” means, collectively, at all times prior to the First Effective Time, the 7GC Pre-Merger Class A Shares, the 7GC Pre-Merger Class B Shares and the 7GC Preferred Shares.

“7GC Preferred Shares” means shares of 7GC’s preferred stock, par value $0.0001 per share.

“7GC Sale” means (i) any transaction or series of related transactions that results in any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) acquiring Equity Securities that represent more than 50% of the total voting power of 7GC or (ii) a sale or disposition of all or substantially all of the assets of 7GC and its Subsidiaries on a consolidated basis, in each case other than a transaction or series of related transactions which results in at least 50% of the combined voting power of the then outstanding voting securities of 7GC (or any successor to 7GC) immediately following the closing of such transaction (or series of related transactions) being Beneficially Owned, directly or indirectly, by individuals and entities (or Affiliates of such individuals and entities) who were the Beneficial Owners, respectively, of at least 50% of the Equity Securities of 7GC immediately prior to such transaction (or series of related transactions).

“7GC Sale Price” means the price per share for one (1) 7GC New Class A Share in a 7GC Sale (disregarding any portion of such price attributable to any escrows, holdbacks, deferred purchase price, earnouts or the like). If and to the extent the price is payable in whole or in part with consideration other than cash, the price for such non-cash consideration shall be determined as follows: (i) with respect to any securities: (A) the average of the closing prices of the sales of the securities on all securities exchanges on which the securities may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such securities are not so listed, the average of the representative bid and asked prices quoted in the Nasdaq system as of 4:00 P.M., New York time, or, if on any day such securities are not quoted in the Nasdaq system, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which such value is being determined and the 20 consecutive business days prior to such day or (B) if at any time the securities are not listed on any securities exchange or quoted in the Nasdaq system or the over-the-counter market, the value of each such security shall be equal to the fair value thereof as of the date of valuation as determined by an independent, nationally recognized investment banking firm to be appointed with the mutual approval of the Sponsor and the Company on the basis of an orderly sale to a willing, unaffiliated buyer in an arm’s-length transaction, taking into account all factors determinative of value as the investment banking firm determines relevant (and giving effect to any transfer Taxes payable in connection with such sale) and (ii) with respect to any other non-cash assets, the fair value thereof as of the date of valuation as determined by an independent, nationally recognized investment banking firm to be appointed with the mutual approval of the Sponsor and the Company on the basis of an orderly sale to a willing, unaffiliated buyer in an arm’s-length transaction, taking into account all factors determinative of value as the investment banking firm determines relevant (and giving effect to any transfer Taxes payable in connection with such sale).

“7GC Schedules” means the disclosure schedules to this Agreement delivered to the Company by 7GC on the date hereof.

“7GC SEC Reports” has the meaning set forth in Section 4.8.

“7GC Stockholder Approval” means the approval, as determined in accordance with the Governing Documents of 7GC, the DGCL and the rules of the Nasdaq, as applicable, of (i) the Transaction Proposal identified in clause (F) of Section 5.10 by the affirmative vote of the holders of at least a majority of the outstanding 7GC Pre-Merger Shares entitled to vote thereon, voting as a single class, present in person (or virtually) or represented by proxy at the 7GC Stockholders Meeting and entitled to vote thereon, (ii) those Transaction Proposals identified in clauses (A), (B), (C), (D), (E) and, if necessary, (H) and (I), of Section 5.10, in each case, by an affirmative vote of holders of at least a majority of the votes cast by holders of 7GC Pre-Merger Shares, voting as a single class, whether present in person (or virtually) or represented by proxy and entitled to vote thereon, in each case, at the 7GC Stockholders Meeting, and (iii) the Transaction Proposal identified in clause (G) of Section 5.10 by a plurality of the votes cast by holders of 7GC Pre-Merger Shares present in person (or virtually) or represented by proxy at the 7GC Stockholders Meeting and entitled to vote thereon.

“7GC Stockholder Redemption” means the right of the holders of 7GC Pre-Merger Class A Shares to redeem all or a portion of their 7GC Pre-Merger Class A Shares (in connection with the transactions contemplated by this Agreement or in connection with 7GC seeking an Extension) as set forth in the Governing Documents of 7GC.

“7GC Stockholders Meeting” has the meaning set forth in Section 5.10.

“7GC Transaction Expenses” means (i) the deferred underwriting fees in the amount of $8,050,000 in connection with 7GC’s IPO, and (ii) the aggregate amount of out-of-pocket fees, commissions, costs and expenses payable by 7GC (whether or not invoiced) and which are unpaid as of the Second Effective Time of outside legal counsel, accountants, advisors, investment bankers or consultants in connection with the negotiation, preparation, execution and performance of this Agreement or any Ancillary Document and the consummation of the transactions contemplated hereby and thereby.

“7GC Warrant” means each warrant to purchase one (1) 7GC Pre-Merger Class A Share at a price of $11.50 per share, subject to adjustment, as described in the 7GC SEC Reports.

“Accounting Principles” means GAAP as in effect at the date of the financial statement to which it refers or if there is no such financial statement, then as of the Closing Date, using and applying the same accounting principles, practices, procedures, policies and methods (with consistent classifications, judgments, elections, inclusions, exclusions and valuation and estimation methodologies) used and applied by the Group Companies in the preparation of the latest audited Financial Statements.

“Additional 7GC SEC Reports” has the meaning set forth in Section 4.8.

“Acquisition Proposal” has the meaning set forth in Section 5.8(a).

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Affiliated Group” means an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or non-U.S. Law relating to income Tax).

“Aggregate 7GC Transaction Proceeds” means an amount equal to the sum of (a) the cash proceeds to be received by 7GC at Closing from the Trust Account in connection with the transactions contemplated hereby (after, for the avoidance of doubt, giving effect to the 7GC Stockholder Redemptions), (b) the $100,000,000 equity commitment by GEM under the GEM Agreement and (c) the unrestricted cash on the balance sheet of the Company as of immediately prior to the Closing.

“Aggregate Fractional Share Cash Consideration” has the meaning set forth in Section 2.2(f).

“Aggregate Merger Consideration” means the Closing Merger Consideration and the Earn Out Shares.

“Aggregate SAFE Cash-Out Amount” means $7,672,000.

“Agreement” has the meaning set forth in the introductory paragraph to this Agreement.

“Allocation Schedule” has the meaning set forth in Section 2.2(h).

“Ancillary Documents” means this Agreement, the Registration Rights Agreement, the Lock-up Agreement, the Company Support Agreement, the Sponsor Support Agreement, each Letter of Transmittal and each other agreement, document, instrument and/or certificate contemplated by this Agreement to be executed in connection with the transactions contemplated hereby.

“Anti-Corruption Laws” means, collectively: (i) the U.S. Foreign Corrupt Practices Act (FCPA); (ii) the UK Bribery Act 2010; and (iii) any other anti-bribery or anti-corruption Laws related to combatting bribery, corruption and money laundering.

“Banzai Latest Balance Sheet” has the meaning set forth in Section 3.4(a)(iii).

“Beneficially Own” and correlative terms such as “Beneficial Ownership” and “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act and shall be calculated in accordance therewith.

“Business” has the meaning set forth in the recitals to this Agreement.

“Business Combination Proposal” has the meaning set forth in Section 5.10.

“Business Data” means all Personal Data (whether of employees, contractors, consultants, customers, consumers, or other Persons and whether in electronic or any other form or medium) that is Processed by or on behalf of the Group Companies.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in San Francisco, California or Salt Lake City, Utah are open for the general transaction of business.

“Business Intellectual Property” has the meaning set forth in Section 3.13(b).

“CARES Act” means the Coronavirus Aid, Relief and Economic Security Act, as signed into law by the President of the United States on March 27, 2020 and any and all Laws promulgated thereunder (including any SBA rules, regulations and guidance).

“CBA” has the meaning set forth in Section 3.14(e).

“Certificates” has the meaning set forth in Section 2.3(b).

“Closing” has the meaning set forth in Section 2.1(e).

“Closing Company Audited Financial Statements” has the meaning set forth in Section 3.4(c).

“Closing Date” has the meaning set forth in Section 2.1(e).

“Closing Filing” has the meaning set forth in Section 5.4(b).

“Closing Merger Consideration” means without duplication, the sum of (i) the 7GC New Class A Shares, the 7GC New Class B Shares and the Aggregate Fractional Share Cash Consideration payable to Pre-Closing Holders pursuant to Section 2.2(a), Section 2.2(b)(ii), Section 2.2(c), Section 2.2(d) and Section 2.2(f) and (ii) the aggregate number of 7GC New Class A Shares underlying the Company Options assumed by 7GC in accordance with Section 2.2(b), all upon the terms set forth in Section 2.2.

“Closing Press Release” has the meaning set forth in Section 5.4(b).

“Closing Price” means, on any day of determination, the closing price on Nasdaq for a 7GC New Class A Share.

“Closing Adjusted Vested Securities Merger Consideration” means an amount equal to, (i) the Total Consideration, less (ii) the Aggregate SAFE Cash-Out Amount plus (iii) the Excess 7GC Transaction Expenses (if any).

“Closing Vested Securities Merger Consideration” means an amount equal to $293,000,000.

“COBRA” means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state Law.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the introductory paragraph to this Agreement.

“Company Advised Parties” has the meaning set forth in Section 8.19(b).

“Company Charter” means the Amended and Restated Certificate of Incorporation filed by the Company with the Delaware Secretary of State on February 20, 2020, as amended on December 28, 2020 and January 29, 2021.

“Company Class A Common Stock” means the Class A common stock of the Company, $0.0001 par value per share.

“Company Class B Common Stock” means the Class B common stock of the Company, $0.0001 par value per share.

“Company Common Stock” means the Company Class A Common Stock and Company Class B Common Stock, collectively.

“Company Convertible Notes” means the Senior Convertible Notes and the Subordinated Convertible Notes.

“Company D&O Tail Policy” has the meaning set forth in Section 5.5(c).

“Company Deal Communications” has the meaning set forth in Section 8.19(c).

“Company Directors” has the meaning set forth in Section 5.18(c).

“Company Equity Plan” means the Company’s 2016 Equity Incentive Plan, and each other plan that provides for the award of rights of any kind to receive Equity Securities of any Group Company or benefits measured in whole or in part by reference to Equity Securities of any Group Company.

“Company Expenses” means, without duplication, the aggregate amount payable by any Group Company that is unpaid as of any time of determination, for (i) out-of-pocket fees, costs and expenses incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents and the consummation of the transactions contemplated hereby and thereby (including the fees and expenses of outside legal counsel, accountants, advisors, investment bankers, brokers, consultants or other agents (including, for the avoidance of doubt, to perform any compensation studies)), (ii) the cost of the Company D&O Tail Policy to be obtained pursuant to Section 5.5, (iii) the costs and expenses of any consultant or advisor engaged to prepare a compensation study in connection with implementation of the New Incentive Plan, (iv) the filing fee to be paid pursuant to the HSR Act, (v) the filing fee to be paid for the Registration Statement / Proxy Statement, and (vi) any other fees, expenses, commissions or other amounts that are expressly allocated to any Group Company, or the Pre-Closing Holders pursuant to this Agreement or any Ancillary Document, in each case as of such determination time.

“Company Fundamental Representations” means the representations and warranties set forth in Section 3.1 (Organization and Qualification), Sections 3.2(a) and 3.2(b) (Capitalization of the Group Companies), Section 3.3 (Authority), Section 3.5(i) and (iii) (No Violations) and Section 3.17 (Brokers).

“Company IT Systems” means all computer systems, Software (including Company Products) and hardware, communication systems, servers, and all other information technology or network equipment and related items of automated, computerized or Software systems, and related documentation, in each case, relied on, owned, licensed or leased by a Group Company.

“Company Material Adverse Effect” means any change, event, effect, development or occurrence that, individually or in the aggregate with any other change, event, effect, development or occurrence, has had or would reasonably be expected to have a material adverse effect on (a) the condition (financial or otherwise), business, customer relationships, regulatory environment, assets, prospects or results of operations of the Group Companies, taken as a whole, or (b) the ability of any Group Company to timely perform any of its or their respective covenants or obligations under this Agreement or any Ancillary Document or to consummate the transactions contemplated hereby or thereby; provided, however, that, in the case of clause (a), none of the following shall be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably expected to occur: any adverse change, event, effect, development or occurrence arising after the date hereof from or related to (i) conditions affecting the United States or the global economy generally, (ii) any national or international political or social conditions in the United States or any other country, including the engagement by the United States or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, (iii) changes in conditions of the financial, banking or securities markets generally, (iv) changes in any applicable Laws or GAAP (or authoritative interpretation of GAAP), (v) any change, event, effect, development or occurrence that is generally applicable to the industries or markets in which the Group Companies operate, (vi) the public announcement or pendency or consummation of the transactions contemplated by this Agreement (provided that the exception in this clause (vi) shall not apply to the representations and warranties set forth in Section 3.5 to the extent that its purpose is to address the consequences resulting from the public announcement or pendency or consummation of the transactions contemplated by this Agreement or the condition set forth in Section 6.2(a) to the extent it relates to such representations and warranties), (vii) the taking of any action expressly required to be taken by the terms and conditions of this Agreement by the Company (other than as set forth in Section 5.1(a)), (viii) any failure, in and of itself, by the Group Companies to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period ending before, on or after the date of this Agreement (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (i) through (vii) or (ix)), or (ix) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, acts of God, pandemics (including COVID-19) or other comparable events; provided, however, that any change, event, effect, development or occurrence resulting from a matter described in any of the foregoing clauses (i) through (v) or (ix) may be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur to the extent such change, event, effect, development or occurrence has a disproportionate effect on the Group Companies, taken as a whole, relative to other participants operating in the industries or markets in which the Group Companies operate.

“Company Option” means any option to purchase Company Class A Common Stock granted pursuant to a Company Equity Plan.

“Company Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by any Group Company.

“Company Preferred Conversion” has the meaning set forth in Section 5.16(a).

“Company Preferred Stock” means the preferred stock, par value $0.0001 per share, of the Company, and consisting of Series A-1 Preferred Stock and Series A-2 Preferred Stock.

“Company Products” means all Software and other products from which any of the Group Companies is currently deriving revenue from the sale, license, maintenance or other provision thereof.

“Company Registered Intellectual Property” means all Registered Intellectual Property owned or purported to be owned by any Group Company.

“Company Schedules” means the disclosure schedules to this Agreement delivered to 7GC by the Company on the date hereof.

“Company Stockholder Agreements” means each of Contracts set forth on Section 1.1(a) of the Company Schedules.

“Company Stock” means the Company Common Stock and the Company Preferred Stock collectively.

“Company Stockholder Package” has the meaning set forth in Section 5.16(a).

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of July 1, 2022, by and between 7GC and the Company.

“Consent” means any notice, authorization, qualification, registration, filing, notification, waiver, order, consent or approval to be obtained from, filed with or delivered to, a Governmental Entity or other Person.

“Contracts” means any agreement, contract, license, lease, obligation, undertaking or other commitment, understanding or arrangement, whether written or oral, that is legally binding upon a Person or any of his, her, or its properties or assets.

Conversion Amount” with respect to each Senior Convertible Note means, on any date of determination, the outstanding principal, accrued and unpaid interest and all fees and other obligations then payable in respect of such Senior Convertible Note.

“COVID-19” means the COVID-19 or SARS-CoV-2 virus (or any mutation or variation thereof or related health condition).

“COVID-19 Changes” has the meaning set forth in Section 5.1(a).

“COVID-19 Measures” means any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure or sequester order, guideline, recommendation or Law, or any other applicable Laws, guidelines or recommendations by any Governmental Entity in connection with or in response to COVID-19.

“D&O Persons” has the meaning set forth in Section 5.5(a).

“Data” has the meaning set forth in the definition of Intellectual Property.

“Data Privacy and Security Requirements” means, collectively, all of the following to the extent governing the Group Company’s Processing of Personal Data or otherwise governing the Group Company’s privacy, security, or data breach notification requirements and as applicable to any Group Company, to the conduct of the Business, or to any of the Company IT Systems or any Business Data:  (i) the Group Companies’ own published written policies and procedures; (ii) all applicable Laws (including, as and to the extent applicable, the General Data Protection Regulation (GDPR) (EU) 2016/679) and the California Consumer Privacy Act; (iii) binding industry standards applicable to the Group Company’s Processing activities; (iv) requirements of the Payment Card Industry Data Security Standard (PCI DSS) applicable to the Group Company’s collection or Processing of payment card information; and (v) provisions governing privacy, security, or data breach notification in any contracts into which any Group Company has entered or by which they are otherwise bound.

“Data Processor” means a third party that Processes Personal Data on behalf of or at the direction of the Company.

“DGCL” has the meaning set forth in the recitals to this Agreement.

“Dissenting Shares” has the meaning set forth in Section 2.2(i).

“Dissenting Stockholder” has the meaning set forth in Section 2.2(i).

“Earn Out Approval Parties” has the meaning set forth in Section 2.6(e).

“Earn Out Period” means the period of time from the date immediately following the Closing Date to the date that is sixty (60) months following the Closing Date.

“Earn Out Shares” has the meaning set forth in Section 2.6(a).

“Employee Benefit Plan” means each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA), each pension, retirement, profit-sharing, savings, health, welfare, bonus, incentive, commission, stock option, equity or equity-based, deferred compensation, severance, retention, accident, disability, employment, change of control, stock purchase, restricted stock, separation, consulting, vacation, paid time off, fringe benefit and each other benefit or compensatory plan, program, policy or Contract (in each case, whether written or unwritten, formal or informal, and whether or not subject to ERISA) that any Group Company maintains, sponsors or contributes to, is required to contribute to or under or with respect to which any Group Company has any Liability, other than any plan sponsored or maintained by a Governmental Entity.

“Environmental Laws” means all Laws and Orders concerning pollution, protection of the environment, or human health or safety.

“Equity Rights” has the meaning set forth in Section 3.2(a).

“Equity Securities” means, with respect to any Person, any share, share capital, capital stock, partnership, membership, joint venture or similar interest in such Person (including any restricted stock, stock appreciation, phantom stock, profit participation or similar rights), and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person that is or, at the relevant time was, treated as a single employer with the Company under Code Section 414(b), (c), (m) or (o).

“Excess 7GC Transaction Expenses” means the amount of 7GC Transaction Expenses as of the Measurement Time minus the deferred underwriting fees in the amount of $8,050,000.00 in connection with 7GC’s initial public offering minus $10,000,000.00; provided however, that in no event shall the amount of Excess 7GC Transaction Expenses be less than $0.00.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” has the meaning set forth in Section 2.3(a).

“Exchange Agent Agreement” means the paying and exchange agent agreement, in a form mutually agreed upon by 7GC and the Company.

“Exchange Ratio” means the quotient obtained by dividing (i) the Per Share Value by (ii) the Reference Price.

“Excess Awards” has the meaning set forth in Section 5.1(b)(v).

“Extension” has the meaning set forth in Section 5.21.

“Federal Securities Laws” means U.S. federal securities laws and the rules and regulations of the SEC and Nasdaq promulgated thereunder.

“Financial Statements” has the meaning set forth in Section 3.4(a).

“First Certificate of Merger” has the meaning set forth in Section 2.1(a).

“First Effective Time” has the meaning set forth in Section 2.1(e).

“First Merger” has the meaning set forth in the recitals to this Agreement.

“First Merger Sub Sole Stockholder Approval” means the approval of 7GC, in its capacity as the sole stockholder of First Merger Sub, of this Agreement, the Ancillary Documents, and the transactions contemplated hereby and thereby (including the Mergers).

“First Merger Sub” has the meaning set forth in the introductory paragraph to this Agreement.

“Fraud” means common law fraud under the Laws of the State of Delaware.

“Fully Diluted 7GC Common Stock” means as of the applicable time of measurement, a number equal to the sum of (i) the total number of shares of 7GC Class A common stock and 7GC Class B common stock issued and outstanding and (ii) the total number of shares of 7GC Class A common stock subject to securities that are convertible into or exercisable for shares of 7GC Class A common stock (in each case whether vested or unvested).

“GAAP” means generally accepted accounting principles in the United States of America.

“GEM” has the meaning set forth in the recitals to this Agreement.

“GEM Agreement” has the meaning set forth in the recitals to this Agreement.

“GEM Financing” has the meaning set forth in the recitals to this Agreement.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a U.S. corporation are its certificate or articles of incorporation and by-laws, the “Governing Documents” of a U.S. limited partnership are its limited partnership agreement and certificate or articles of limited partnership, and the “Governing Documents” of a U.S. limited liability company are its operating or limited liability company operating agreement and certificate or articles of formation or organization.

“Governmental Entity” means any United States or non-United States (i) transnational, federal, state, local, municipal or other government, (ii) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), or (iii) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal (public or private) or commission.

“Group Companies” means, collectively, the Company and its Subsidiaries.

“Group Company” means, individually, any of the Group Companies.

“Group Company Permits” has the meaning set forth in Section 3.6.

“Hazardous Substance” means any substance, material, or waste which is regulated by, or may give rise to Liability or standards of conduct pursuant to, any Environmental Law, including any petroleum products or byproducts, asbestos, lead, polychlorinated biphenyls, per- and poly-fluoroakyl substances, mold, radon, noise, odor, or radiation.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Hyros” has the meaning set forth in the recitals to this Agreement.

“Hyros Acquisition” has the meaning set forth in the recitals to this Agreement.

“Hyros Merger Agreement” has the meaning set forth in the recitals to this Agreement.

“Indebtedness” means, as of any time, without duplication, with respect to any Person, all amounts arising under any obligations of such Person or its Subsidiaries for, or in respect of, (i) indebtedness for borrowed money or indebtedness issued or incurred in substitution or exchange for borrowed money, (ii) other obligations evidenced by any note, bond, debenture or other debt security, (iii) obligations (contingent or otherwise) for the deferred purchase price of property, assets or a business, including “earn-outs”, “seller notes”, contingent or deferred consideration or purchase price adjustments, (iv) reimbursement and other obligations with respect to letters of credit, bank guarantees, bankers’ acceptances or other similar instruments, in each case, solely to the extent drawn, (v) leases required to be capitalized under GAAP, (vi) derivative, hedging, swap, foreign exchange or similar arrangements, including swaps, caps, collars, hedges or similar arrangements, (vii) indebtedness evidenced by letters of credit, assurances against loss, bankers’ acceptances or surety bonds (in each case, only to the extent drawn or cash collateralized prior to the Closing Date), (viii) unfunded or underfunded Liabilities under any defined benefit pension, supplemental retirement or post-employment welfare plan or arrangement, (ix) with respect to the Group Companies, any and all liabilities for amounts that any Group Company has deferred pursuant to Section 2302 of the CARES Act, (x) with respect to the Group Companies, unpaid accrued acquisition compensation, unpaid accrued bonuses, payments owing under appreciation rights, phantom equity, bonus, incentive or similar plans (including the employer portion of any employment, withholding, payroll, social security, unemployment or similar Taxes imposed on such amounts), (xi) with respect to the Group Companies, Affiliate payables or amounts payable to any Affiliate under any management or similar agreement or pursuant to termination of any Affiliate Contract at Closing, and (xii) any of the obligations of any other Person of the type referred to in clauses (i) through (xi) above directly or indirectly guaranteed by such Person or secured by any assets of such Person, whether or not such Indebtedness has been assumed by such Person, and with respect to clauses (i) through (xi), including all accrued and unpaid interest, fees, expenses and other payment obligations (including any prepayment penalties, premiums, costs, breakage or other amounts payable upon the discharge thereof) arising under or in respect of such Indebtedness.

“Independent Director” means any director of a corporation who meets the requirements of “independent director” for all purposes under the rules and regulations of the SEC and the Nasdaq.

“Intellectual Property” means all of the following in any jurisdiction throughout the world: (i) patents and patent applications, industrial designs and design patent rights, including any continuations, divisionals, continuations-in-part and provisional applications and any patents issuing on any of the foregoing and any reissues, reexaminations, substitutes and extensions of any of the foregoing (collectively, “Patents”); (ii) trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, Internet domain names, corporate names and other source or business identifiers, together with the goodwill associated with any of the foregoing, and all applications, registrations, extensions and renewals of any of the foregoing, (collectively, “Marks”); (iii) copyrights and works of authorship, database and design rights, mask work rights and moral rights, whether or not registered or published, and all registrations, applications, renewals, extensions and reversions of any of any of the foregoing; (iv) trade secrets, know-how and confidential and proprietary information, processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, financial and marketing plans and customer and supplier lists and information, formulae, algorithms, compositions, industrial models, architectures, plans, proposals, technical data, source code (collectively, and together with Data, “Trade Secrets”); (v) Software or other technology; (vi) technical data, databases, data repositories, data lakes and collections of data (collectively, “Data”), data classifications and data analysis, enrichment, measurement and management tools; (vii) usernames, keywords, tags, and other social media identifiers and accounts, for all third-party social media sites, as well as all content uploaded or posted to such sites; (viii) any other intellectual or industrial property, and all proprietary rights therein and thereto; (ix) all copies and tangible embodiments of any item reference in any of clauses (i)-(viii) (in whatever form or medium); and (x) enforcement rights with respect to any of the foregoing (including the right to seek and recover damages and equitable relief for any infringement, misappropriation, dilution or violation thereof).

“Intended Tax Treatment” has the meaning set forth in the recitals to this Agreement.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IP Contributor” has the meaning set forth in Section 3.13(c).

“IPO” has the meaning set forth in Section 8.18.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.

“Latest Balance Sheets” has the meaning set forth in Section 3.4(a)(iv).

“Law” means any federal, state, local, foreign, national or supranational statute, law (including common law), act, statute, ordinance, treaty, rule, code, regulation or other binding directive or guidance issued, promulgated or enforced by a Governmental Entity having jurisdiction over a given matter.

“Leased Real Property” has the meaning set forth in Section 3.18(b).

“Letter of Transmittal” means a letter of transmittal in a form mutually agreed upon by the Parties.

“Liability” or “liability” means any liability, debt, obligation, deficiency, interest, Tax, penalty, fine, demand, judgment, claim, cause of action or other loss, cost or expense of any kind or nature whatsoever, whether asserted or unasserted, whether or not contingent, known or unknown, accrued or unaccrued, liquidated or unliquidated, and whether due or become due and regardless of when asserted.

“Lien” means any mortgage, pledge, security interest, encumbrance, financing statement, lien, license or sub-license, covenant not to sue or otherwise enforce rights, charge, trust, option, warrant, purchase right, preemptive right, right of first offer or refusal, easement, servitude, restriction (whether voting, transfer or otherwise), encroachment or other similar encumbrance of any kind or nature whatsoever.

“Malicious Code” has the meaning set forth in Section 3.20(a).

“Marks” has the meaning set forth in the definition of Intellectual Property.

“Material Contracts” has the meaning set forth in Section 3.7(a).

“Material Data Supply Agreement” has the meaning set forth in Section 3.20(b).

“Measurement Time” means 12:01 a.m. Pacific Time on the Closing Date.

“Mergers” has the meaning set forth in Section 2.1(a).

“Merger Subs” has the meaning set forth in the introductory paragraph to this Agreement.

“Minimum Cash Condition” has the meaning set forth in Section 6.3(d).

“Multiemployer Plan” has the meaning set forth in Section (3)37 or Section 4001(a)(3) of ERISA.

“Nasdaq” means the Nasdaq Stock Market.

“New Incentive Plan” has the meaning set forth in Section 5.10.

“Nonparty Affiliate” has the meaning set forth in Section 8.13.

“Off-the-Shelf Software” means any Software that is made generally and widely available to the public on a commercial basis and is licensed to the any of the Group Companies on a non-exclusive basis under standard terms and conditions for a one-time license fee of less than $100,000 per license, or an ongoing licensee fee of less than $50,000 per year, excluding (i) third-party components bundled or integrated with any Company Product and (ii) Open Source Software.

“Open Source Software” means any Software that is licensed pursuant to:  (i) any license that is a license now or in the future approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, which licenses include all versions of the GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the GNU Affero GPL, the MIT license, the Eclipse Public License, the Common Public License, the CDDL, the Mozilla Public License (MPL), the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), the Sun Industry Standards License (SISL); and the Server Side Public License (SSPL), (ii) any license that is considered “free” or “open source software”, including by the Open Source Foundation or the Free Software Foundation or (iii) any license that requires, or that conditions any rights granted in such license upon, any of the following: (a) the disclosure, distribution or licensing of any Software (other than the Software licensed thereunder in its unmodified form); (b) the disclosure, distribution or licensing of any Software (other than the Software licensed thereunder in its unmodified form) at no charge; (c) that any licensee of any Software (other than the Software licensed thereunder in its unmodified form) be permitted to access the source code of, modify, make derivative works of, or reverse-engineer such Software; (d) that any Software (other than the Software licensed thereunder in its unmodified form) be redistributable by other licensees; or (e) the grant of (or a prohibition on the assertion of) any rights in or to any Patents.

“Order” means any outstanding writ, order, judgment, injunction, settlement, decision, determination, award, ruling, subpoena, verdict or decree entered, issued, made or rendered by any Governmental Entity.

“Outstanding Amount” means with respect to each Subordinated Convertible Note, the Outstanding Amount as defined in and determined pursuant to such Subordinated Convertible Note.

“Parties” has the meaning set forth in the introductory paragraph to this Agreement.

“Patents” has the meaning set forth in the definition of Intellectual Property.

“PCAOB” means the Public Company Accounting Oversight Board.

“PCAOB Financials” has the meaning set forth in Section 5.17(a).

“Per Share Value” means an amount equal to (i) the Closing Adjusted Vested Securities Merger Consideration divided by (ii) the Total Company Vested Securities.

“Permits” means any approvals, authorizations, waivers, consents, clearances, licenses, registrations, permits or certificates of a Governmental Entity.

“Permitted Liens” means (i) mechanic’s, materialmen’s, carriers’, repairers’ and other similar statutory Liens arising or incurred in the ordinary course of business for amounts that are not yet due and payable or are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP, (ii) statutory Liens for Taxes (x) not yet due and delinquent as of the Closing Date or (y) which are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established on the Financial Statements in accordance with GAAP, (iii) encumbrances and restrictions of record on real property (including easements, covenants, conditions, rights of way and similar restrictions) that do not or would not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such real property or the operation of the business of the Group Companies, (iv) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such real property and which are not violated by the use or occupancy of such real property or the operation of the businesses of the Group Companies and do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such real property or the operation of the business of the Group Companies, (v) non-exclusive licenses to Company Owned Intellectual Property granted by a Group Company in the ordinary course of business; (vi) other than with respect to Intellectual Property, Liens which would not be, or reasonably be expected to be, material to the Group Companies, (vii) other than with respect to Intellectual Property, which shall be governed by (v) above, any right, interest, Lien or title of a licensor, sublicensor, licensee, sublicensee, lessor or sublessor under any license, lease or other similar agreement or in the property being leased or licensed, and (viii) Liens on equity or debt securities resulting from applicable federal, state, provincial and other securities Laws.

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture, association or other similar entity, whether or not a legal entity.

“Personal Data” means all data or information Processed by or on behalf of the Group Companies that constitutes “personal information” or “personal data” or other equivalent term under applicable Data Privacy and Security Requirements.

“Pre-Closing Holder Related Parties” has the meaning set forth in Section 3.19.

“Pre-Closing Holder Related Party Transactions” has the meaning set forth in Section 3.19.

“Pre-Closing Holders” means all Persons who hold one or more shares of Company Common Stock, shares of Company Preferred Stock (which shares of Company Preferred Stock shall convert to shares of Company Common Stock as of immediately prior to the First Effective Time), Company Options, Company Convertible Notes, or SAFE Rights prior to the First Effective Time.

“Prior 7GC Counsel” has the meaning set forth in Section 8.19(a).

“Prior Company Counsel” has the meaning set forth in Section 8.19(a).

“Privileged 7GC Deal Communications” has the meaning set forth in Section 8.19(d).

“Privileged Company Deal Communications” has the meaning set forth in Section 8.19(c).

“Proceeding” means any lawsuit, litigation, action, audit, demand, examination, hearing, claim, charge, complaint, audit, investigation, inquiry, proceeding, suit or arbitration (in each case, whether civil, criminal or administrative and whether public or private) pending by or before or otherwise involving any Governmental Entity or arbitrator.

“Process” (or “Processing” or “Processes”) means the collection, use, storage, processing, recording, distribution, transfer, exchange, import, export, protection (including security measures), disposal, de-identification, sanitization, cleansing, sale or disclosure or other activity regarding data (whether electronically or in any other form or medium).

“Prospectus” has the meaning set forth in Section 8.18.

“Public Distributions” has the meaning set forth in Section 8.18.

“Public Stockholders” has the meaning set forth in Section 8.18.

“Real Property Leases” means all leases, sub-leases, licenses or other agreements, in each case, pursuant to which any Group Company leases or sub-leases any real property.

“Reference Price” means $10.00.

“Registered Intellectual Property” means any Intellectual Property that is registered, filed or issued (or for which an application is pending for registration, filing or issuance) under the authority of any Governmental Entity (or, in the case of Internet domain names, under the authority of any authorized private registrar).

“Registration Statement / Proxy Statement” has the meaning set forth in the recitals to this Agreement.

“Representatives” means, with respect to any Person, such Person’s Affiliates and its and such Affiliates’ respective directors, officers, employees, members, owners, accountants, consultants, advisors, attorneys, agents and other representatives.

“Required Company Stockholder Approval” has the meaning set forth in Section 5.16(a).

“Restricted Stock” means each share of Company Class A Common Stock that, as of immediately prior to the First Effective Time, is unvested or subject to forfeiture by the holder.

“SAFE Agreements” means those certain Simple Agreements for Future Equity entered into by and between the Company and the SAFE Investors.

“SAFE Cash-Out Amount” means with respect to each SAFE Right, the Cash-Out Amount as defined in the applicable SAFE Agreement that governs such SAFE Right.

“SAFE Investors” means those Persons identified on Section 1.1(b) of the Company Schedules.

“SAFE Right” means the right of each SAFE Investor to receive a portion of the Total Consideration pursuant to such SAFE Investor’s SAFE Agreement.

“Sanctions and Export Control Laws” means any Law in any part of the world related to (i) import and export controls, including the U.S. Export Administration Regulations, (ii) economic sanctions, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the European Union, any European Union Member State, the United Nations, and His Majesty’s Treasury of the United Kingdom, or (iii) anti-boycott measures.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“Schedules” means, collectively, the Company Schedules and the 7GC Schedules.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Certificate of Merger” has the meaning set forth in Section 2.1(b).

“Second Effective Time” has the meaning set forth in Section 2.1(e).

“Second Merger” has the meaning set forth in the recitals to this Agreement.

“Second Merger Sub” has the meaning set forth in the introductory paragraph to this Agreement.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Law” means Federal Securities Law and other applicable foreign and domestic securities or similar Laws.

“Security Incident” means any unauthorized Processing of Business Data, any unauthorized access to any Company IT System, or any incident that would require notification to any Person or governmental entity under Data Privacy and Security Requirements.

“Senior Convertible Note Amendment” has the meaning set forth in Section 5.23(b).

“Senior Convertible Note Conversion Price” with respect to each Senior Convertible Note, means the Conversion Price, as defined in and determined pursuant to the terms of such Senior Convertible Note.

“Senior Convertible Notes” has the meaning set forth in Section 3.2(b) of the Company Schedules.

“Senior Loan” has the meaning set forth in Section 5.24 of the Company Schedules.

“Senior Loan Agreement” has the meaning set forth in Section 5.24 of the Company Schedules.

“Senior Note Holder” means the holder of the Senior Convertible Notes.

“Signing Filing” has the meaning set forth in Section 5.4(b).

“Signing Press Release” has the meaning set forth in Section 5.4(b).

“Software” shall mean any and all: (i) computer programs, including any and all software implementations of algorithms, applications, utilities, development tools, models, embedded systems and methodologies, whether in source code, object code or executable code or made available on a shrink wrap or SaaS basis; (ii) descriptions, flowcharts and other work product used with or to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and (iii) documentation, including user manuals and other training documentation related to any of the foregoing.

“Sponsor” means 7GC & Co. Holdings LLC, a Delaware limited liability company.

“Sponsor Director” has the meaning set forth in Section 5.18(b).

“Stock Price Earn Out Statement” has the meaning set forth in Section 2.6(e).

“Straddle Period” means any taxable period that includes (but does not end on) the Closing Date.

“Subordinated Convertible Notes Amendment” has the meaning set forth in Section 5.23(a).

“Subordinated Convertible Note Conversion Price” with respect to each Subordinated Convertible Note, means the quotient obtained by dividing the Valuation Cap by the Fully Diluted Capitalization, each as defined in and determined pursuant to the terms of such Subordinated Convertible Note.

“Subordinated Convertible Notes” means the Subordinated Convertible Promissory Notes (as may be amended pursuant to Section 5.22) set forth in Section 1.1(a) of the Company Schedules.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, or other legal entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be a, or control any, managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall also include all Subsidiaries of such Subsidiary. As of the Closing Date, all references to a Subsidiary of the Company in this Agreement shall for all purposes include Hyros.

“Support Agreement” has the meaning set forth in the recitals to this Agreement.

“Surviving Corporation” has the meaning set forth in Section 2.1(a).

“Surviving Entity” has the meaning set forth in Section 2.1(b).

“Tax” means any federal, state, local or non-United States income, gross receipts, franchise, estimated, alternative minimum, sales, use, transfer, value added, excise, stamp, customs, duties, ad valorem, real property, personal property (tangible and intangible), capital stock, social security, unemployment, payroll, wage, employment, severance, occupation, registration, environmental, communication, mortgage, profits, license, lease, service, goods and services, withholding, premium, turnover, windfall profits or other taxes of any kind whatsoever, whether computed on a separate or combined, unitary or consolidated basis or in any other manner, and any interest, deficiencies, penalties, additions to tax, or additional amounts imposed by any Governmental Entity relating thereto or with respect to the failure to file any Tax Return, whether disputed or not.

“Tax Authority” means any Governmental Entity responsible for the imposition, collection or administration of Taxes or Tax Returns.

“Tax Proceeding” has the meaning set forth in Section 3.16(c).

“Tax Return” means any return, information return, statement, declaration, claim for refund, schedule, attachment or report relating to Taxes filed or required to be filed with any Governmental Entity, and any amendments thereof.

“Termination Date” has the meaning set forth in Section 7.1(d).

“Total Company Vested Securities” means (i) the total number of shares of Company Class A Common Stock and shares of Company Class B Common Stock issued and outstanding as of immediately prior to the First Effective Time (including, for the avoidance of doubt, shares of Company Class A Common Stock issued in connection with the closing of the Hyros Acquisition and the Company Preferred Conversion), (ii) the maximum aggregate number of shares of Company Class A Common Stock issuable upon full exercise of all Company Options issued, outstanding and vested immediately prior to the First Effective Time, (iii) the maximum aggregate number of shares of Company Class A Common Stock issuable upon conversion of the Conversion Amount under each Senior Convertible Note as of immediately prior to the First Effective Time at the applicable Senior Convertible Note Conversion Price and (iv) the maximum aggregate number of shares of Company Class A Common Stock issuable upon conversion of the Outstanding Amount under each Subordinated Convertible Note as of immediately prior to the First Effective Time at the applicable Subordinated Convertible Note Conversion Price.

“Total Consideration” means $293,000,000, payable in 7GC New Class A Shares or 7GC New Class B Shares, as applicable.

“Trade Secrets” has the meaning set forth in the definition of Intellectual Property.

“Trading Day” means any day on which the 7GC New Class A Shares are actually traded on the principal securities exchange or securities market on which the 7GC New Class A Shares are then traded.

“Transaction Proposals” has the meaning set forth in Section 5.10.

“Transfer” means any direct or indirect sale, transfer, gift, assignment, pledge, encumbrance or other disposition of any interest (whether with or without consideration and whether voluntary, involuntary or by operation of Law).

“Triggering Event I” means if at any time following the Closing but prior to the expiry of the Earn Out Period, the Closing Price of the 7GC New Class A Shares is greater than or equal to $12.00 over any twenty (20) Trading Days within any thirty- (30-) consecutive Trading Day period.

“Triggering Event II” means if at any time following the Closing but prior to the expiry of the Earn Out Period, the Closing Price of the 7GC New Class A Shares is greater than or equal to $14.00 over any twenty (20) Trading Days within any thirty- (30-) consecutive Trading Day period.

“Triggering Event III” means if at any time following the Closing but prior to the expiry of the Earn Out Period, the Closing Price of the 7GC New Class A Shares is greater than or equal to $16.00 over any twenty (20) Trading Days within any thirty- (30-) consecutive Trading Day period.

“Triggering Events” shall mean collectively, Triggering Event I, Triggering Event II and Triggering Event III, and “Triggering Event” shall mean any one such individual event.

“Trust Account” has the meaning set forth in Section 8.18.

“Trust Account Released Claims” has the meaning set forth in Section 8.18.

“Trust Agreement” has the meaning set forth in Section 4.9.

“Trustee” has the meaning set forth in Section 4.9.

“WARN” means the Worker Adjustment Retraining and Notification Act of 1988, as amended, as well as analogous applicable foreign, state or local Laws.

“Written Consent” has the meaning set forth in Section 5.16(a).

Article 2
PURCHASE AND SALE

Section 2.1  Mergers; Closing.

(a) First Merger. Upon the terms and subject to the conditions set forth in this Agreement, immediately following the consummation of the Hyros Acquisition, 7GC, First Merger Sub, Second Merger Sub and the Company (First Merger Sub and the Company sometimes being referred to herein as the “First Merger Constituent Corporations”) shall cause First Merger Sub and the Company to consummate the First Merger, pursuant to which the First Merger Sub shall be merged with and into the Company, with the Company being the surviving corporation. The First Merger shall be consummated in accordance with this Agreement and evidenced by a Certificate of Merger in a form mutually agreed upon by the Parties (the “First Certificate of Merger”) executed by the Company in accordance with the relevant provisions of the DGCL, such First Merger to be consummated as of the First Effective Time. Upon the consummation of the First Merger, the separate corporate existence of First Merger Sub shall cease and the Company, as the surviving corporation of the First Merger (sometimes referred to herein for the periods at and after the First Effective Time as the “Surviving Corporation”), shall continue its corporate existence under the DGCL, as a wholly owned Subsidiary of 7GC.

(b) Second Merger. Upon the terms and subject to the conditions set forth in this Agreement, immediately following the consummation of the First Merger, 7GC, Second Merger Sub and the Surviving Corporation (Second Merger Sub and the Surviving Corporation sometimes being referred to herein as the “Second Merger Constituent Entities”) shall cause Second Merger Sub and the Surviving Corporation to consummate the Second Merger, pursuant to which the Surviving Corporation shall be merged with and into Second Merger Sub, with the Second Merger Sub being the surviving entity. The Second Merger shall be consummated in accordance with this Agreement and evidenced by a Certificate of Merger in in a form mutually agreed upon by the Parties (the “Second Certificate of Merger”) executed by the Second Merger Sub in accordance with the relevant provisions of the DGCL and the DLLCA, such Second Merger to be consummated as of the Second Effective Time. Upon the consummation of the Second Merger, the separate corporate existence of the Surviving Corporation shall cease and the Second Merger Sub, as the surviving entity of the Second Merger (sometimes referred to herein for the periods at and after the Second Effective Time as the “Surviving Entity”), shall continue its limited liability company existence under the DGCL and DLLCA, as a wholly owned Subsidiary of 7GC.

(c) At and after the First Effective Time, the Surviving Corporation shall thereupon and thereafter possess all of the assets, properties rights, privileges, powers and franchises, of a public as well as a private nature, of the First Merger Constituent Corporations, and shall become subject to all the debts, liabilities, restrictions, disabilities, obligations and duties of each of the First Merger Constituent Corporations in accordance with the applicable provisions of the DGCL.

(d) At and after the Second Effective Time, the Surviving Entity shall thereupon and thereafter possess all of the assets, properties rights, privileges, powers and franchises, of a public as well as a private nature, of the Second Merger Constituent Entities, and shall become subject to all the debts, liabilities, restrictions, disabilities, obligations and duties of each of the Second Merger Constituent Entities in accordance with the applicable provisions of the DGCL and DLLCA.

(e) In accordance with the terms and subject to the conditions of this Agreement, immediately prior to the filing of the First Certificate of Merger in accordance with Section 2.1(a), the closing of the Mergers (the “Closing”) shall take place at 10:00 a.m., San Francisco, California time by electronic exchange of executed documents, on the date which is three (3) Business Days after the first date on which all conditions set forth in Article 6 shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof) or such other time or place as 7GC and the Company may mutually agree. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date”. On the Closing Date, 7GC and the Company shall cause the First Certificate of Merger to be executed and duly submitted for filing with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL. The First Merger shall become effective at the time when the First Certificate of Merger has been accepted for filing by the Secretary of State of the State of Delaware or at such later time as may be agreed by 7GC and the Company in writing and specified in the First Certificate of Merger in accordance with the DGCL (the “First Effective Time”). Promptly following the First Effective Time, but in any event on the same day as the First Effective Time, 7GC and the Surviving Corporation shall cause the Second Certificate of Merger to be executed and duly submitted for filing with the Secretary of State of the State of Delaware as provided in Section 264 of the DGCL and Section 209 of the DLLCA. The Second Merger shall become effective at the time when the Second Certificate of Merger has been accepted for filing by the Secretary of State of the State of Delaware or at such later time as may be agreed by 7GC and the Surviving Corporation in writing and specified in the Second Certificate of Merger in accordance with the DGCL and DLLCA (the “Second Effective Time”).

(f) At the First Effective Time, the Governing Documents of First Merger Subs shall be the Governing Documents of the Surviving Corporation, in each case, until thereafter changed or amended as provided therein or by applicable Law.

(g) At the Second Effective Time, the Governing Documents of Second Merger Sub shall be the Governing Documents of the Surviving Entity, in each case, until thereafter changed or amended as provided therein or by applicable Law, provided, that the certificate of formation of Second Merger Sub, shall be amended to change the name of the Surviving Entity to “Banzai International, LLC”.

(h) Immediately after the First Effective Time, until successors are duly elected or appointed in accordance with applicable Law, the initial directors of the Surviving Corporation shall be the individuals set forth on Section 2.1(h) of the 7GC Schedules, and (ii) the officers of the Company at the First Effective Time shall be the officers of the Surviving Corporation.

(i) From and after the Second Effective Time, until successors are duly elected or appointed in accordance with applicable Law, (i) 7GC shall be the sole member and manager of the Surviving Entity, and (ii) the officers of the Company at the First Effective Time shall be the initial officers of the Surviving Entity.

Section 2.2  Effect of the Mergers; Allocation of Aggregate Merger Consideration.

(a) Effect of the First Merger. At the First Effective Time, by virtue of the First Merger and without any action on the part of any Party or any other Person:

(i) Each share of Company Class A Common Stock (including, for the avoidance of doubt, each share of Restricted Stock, each share of Company Class A Common Stock converted from shares of Company Preferred Stock in the Company Preferred Conversion and each share of Company Class A Common Stock issued in connection with the Hyros Acquisition) that is issued and outstanding immediately prior to the First Effective Time (other than Dissenting Shares, which shall be treated in the manner as set forth in Section 2.2(i), and shares of Company Class A Common Stock, if any, held in the treasury of the Company, which treasury shares shall be cancelled for no consideration as part of the First Merger) shall be cancelled and converted into and become the right to receive (A) a number of 7GC New Class A Shares equal to (x) the Per Share Value divided by (y) the Reference Price, plus (B) the right to receive the Earn Out Shares, as determined pursuant to Section 2.6, upon surrender of the Certificate in respect thereof, together with a properly completed Letter of Transmittal, all in the manner provided in Section 2.3; provided, however, that the 7GC New Class A Shares issued in exchange for shares of Restricted Stock shall continue to be subject to the terms and conditions (including with respect to vesting) of the Restricted Stock.

(ii) Each share of Company Class B Common Stock that is issued and outstanding immediately prior to the First Effective Time (other than Dissenting Shares, which shall be treated in the manner as set forth in Section 2.2(i), and shares of Company Class B Common Stock, if any, held in the treasury of the Company, which treasury shares shall be cancelled for no consideration as part of the First Merger) shall be cancelled and converted into and become the right to receive (A) a number of 7GC New Class B Shares equal to (x) the Per Share Value divided by (y) the Reference Price, plus (B) the right to receive the Earn Out Shares, as determined pursuant to Section 2.6, upon surrender of the Certificate in respect thereof, together with a properly completed Letter of Transmittal, all in the manner provided in Section 2.3.

(b) Treatment of Outstanding Equity Awards.

(i) Company Options Held by Current Service Providers. As of the First Effective Time, each Company Option, whether vested or unvested, that is outstanding immediately prior to the First Effective Time and held by a Pre-Closing Holder who is providing services to the Company immediately prior to the First Effective Time shall, by virtue of the occurrence of the First Effective Time and without any action on the part of the Company, 7GC or the Pre-Closing Holder thereof, be assumed and converted into an option (a “7GC Option”) with respect to a number of 7GC New Class A Shares equal to the number of shares of Company Class A Common Stock subject to such Company Option immediately prior to the First Effective Time multiplied by the Exchange Ratio, and rounded down to the nearest whole share set forth on the Allocation Schedule and at an exercise price per 7GC New Class A Share equal to the exercise price per share of Company Class A Common Stock subject to such Company Option divided by the Exchange Ratio, and rounded up to the nearest whole cent set forth on the Allocation Schedule; provided, that the exercise price and the number of 7GC New Class A Shares subject to the 7GC Option shall be determined in a manner consistent with the requirements of Section 409A of the Code, and, in the case of each Company Option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code, consistent with the requirements of Section 424 of the Code. Except as otherwise provided in this Section 2.2(b)(i), each 7GC Option shall continue to be subject to the terms and conditions of the Company Equity Plan and the applicable Company Option award agreement, as in effect immediately prior to the First Effective Time. In addition to the assumption and conversion of the Company Options into 7GC Options in accordance with this Section 2.2(b)(i), immediately prior to the First Effective Time, each Pre-Closing Holder who holds a vested Company Option shall receive, in exchange for such vested Company Option, such Pre-Closing Holder’s allocation of the Earn Out Shares, as determined pursuant to Section 2.6,

(ii) Company Options Held by Former Service Providers. Immediately prior to the First Effective Time, the vested portion of each Company Option that is outstanding at such time and held by a Pre-Closing Holder who is not then providing services to the Company shall, by virtue of the occurrence of the First Effective Time and without any action on the part of the Company, 7GC or the Pre-Closing Holder thereof, be assumed and converted into a 7GC Option with respect to a number of 7GC New Class A Shares equal to the number of shares of Company Class A Common Stock subject to the vested portion of such Company Option immediately prior to the First Effective Time multiplied by the Exchange Ratio, and rounded down to the nearest whole share set forth on the Allocation Schedule, and at an exercise price per 7GC New Class A Share equal to the exercise price per share of Company Class A Common Stock subject to the vested portion of such Company Option divided by the Exchange Ratio, and rounded up to the nearest whole cent set forth on the Allocation Schedule; provided, that the exercise price and the number of 7GC New Class A Shares subject to the 7GC Option shall be determined in a manner consistent with the requirements of Section 409A of the Code, and, in the case of each Company Option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code, consistent with the requirements of Section 424 of the Code. Except as otherwise provided in this Section 2.2(b)(ii), each 7GC Option shall be fully vested upon issuance. The unvested portion of each Company Option that is outstanding as of immediately prior to the First Effective Time and held by a Pre-Closing Holder who is not then providing services to the Company shall be cancelled without consideration. In addition to the preceding treatment of such Company Options in accordance with this Section 2.2(b)(ii), immediately prior to the First Effective Time, each Pre-Closing Holder who is not then providing services to the Company and holds a vested and exercisable Company Option shall receive, in exchange for such Company Option, such Pre-Closing Holder’s allocation of the Earn Out Shares, as determined pursuant to Section 2.6.

(iii) Prior to the First Effective Time, the board of directors of the Company (or appropriate committee thereof) shall pass resolutions and take such other actions as are necessary to provide for the treatment of the Company Options as contemplated by this Section 2.2(b).

(c) Treatment of SAFE Rights. At the First Effective Time, by virtue of the First Merger and without any action on the part of any Party or any other Person, each SAFE Right that is outstanding immediately prior to the First Effective Time shall thereupon be cancelled and converted into and become (A) the right to receive a number of 7GC New Class A Shares equal to the SAFE Cash-Out Amount in respect of such SAFE Right divided by the Reference Price, plus (B) the right to receive the Earn Out Shares, as determined pursuant to Section 2.6.

(d) Treatment of Company Convertible Notes. At the First Effective Time, by virtue of the First Merger and without any action on the part of any Party or any other Person, (i) each Subordinated Convertible Note that is outstanding immediately prior to the First Effective Time shall thereupon be cancelled and converted into and become (A) the right to receive a number of 7GC New Class A Shares equal to (1) the Outstanding Amount in respect of such Subordinated Convertible Note divided by the Subordinated Convertible Note Conversion Price in respect of such Subordinated Convertible Note, multiplied by (2) the Exchange Ratio, plus (B) the right to receive the Earn Out Shares, as determined pursuant to Section 2.6; and (ii) each Senior Convertible Note that is outstanding immediately prior to the First Effective Time shall thereupon be cancelled and converted into and become (A) the right to receive a number of 7GC New Class A Shares equal to (1) the Conversion Amount in respect of such Senior Convertible Note divided by the Senior Convertible Note Conversion Price in respect of such Senior Convertible Note, multiplied by (2) the Exchange Ratio, plus (B) the right to receive the Earn Out Shares, as determined pursuant to Section 2.6.

(e) Aggregate Merger Consideration. The aggregate consideration to be paid to the Pre-Closing Holders in the First Merger shall consist of (i) the Closing Merger Consideration apportioned pursuant to Section 2.2(a), Section 2.2(b) and Section 2.2(c) and Section 2.1(d) and (ii) 5,850,000 Earn Out Shares (divided into allotments of 1,950,000 $12 Earn Out Shares, 1,950,000 $14 Earn Out Shares and 1,950,000 $16 Earn Out Shares as further described in Section 2.6).

(f) Fractional Shares. Notwithstanding anything in this Agreement to the contrary, no certificate or scrip representing fractional 7GC New Class A Shares or 7GC New Class B Shares shall be issued pursuant to this Section 2.2, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of 7GC. In lieu of any fractional shares, 7GC shall pay each Pre-Closing Holder entitled to any portion of 7GC New Class A Shares or 7GC New Class B Shares, and such Person shall be entitled to receive, an amount in cash, rounded up to the nearest cent, equal to the product obtained by multiplying (i) the fractional share interest to which such Person (after taking into account all Equity Securities held at the First Effective Time by such holder) would otherwise be entitled, by (ii) the Reference Price (the aggregate amount of cash on account of such fractional share interests being referred to herein as the “Aggregate Fractional Share Cash Consideration”).

(g) Adjustment to Merger Consideration. The 7GC New Class A Shares and the 7GC New Class B Shares issuable pursuant to Section 2.2 shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into 7GC New Class A Shares or 7GC New Class B Shares), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the number of 7GC New Class A Shares and 7GC New Class B Shares outstanding after the date hereof and prior to the First Effective Time so as to provide the Pre-Closing Holders with the same economic effect as contemplated by this Agreement prior to such event.

(h) Allocation Schedule. The Company shall deliver to 7GC, at least five (5) Business Days prior to the Closing Date, a schedule (the “Allocation Schedule”) setting forth the allocation of the Aggregate Merger Consideration among the Pre-Closing Holders. The Company acknowledges and agrees that the Allocation Schedule (i) is and will be in accordance with the Governing Documents of the Company, the Company Stockholder Agreements and applicable Law, (ii) does and will set forth (A) the mailing addresses and email addresses, for each Pre-Closing Holder, (B) the number and class of Equity Securities of the Company owned by each Pre-Closing Holder as of immediately prior to the First Effective Time, and (C) the portion of the Aggregate Merger Consideration allocated to each Pre-Closing Holder (divided into 7GC New Class A Shares, 7GC New Class B Shares, the Earn Out Shares, and cash consideration payable in lieu of fractional shares pursuant to Section 2.2(f)), including with respect to Company Options assumed by 7GC pursuant to Section 2.2(b), the number of 7GC New Class A Shares subject to, and the exercise price per 7GC New Class A Share of each 7GC Option, and (iii) is and will be accurate. Notwithstanding anything in this Agreement to the contrary, upon delivery, payment and issuance of the Aggregate Merger Consideration on the Closing Date in accordance with the Allocation Schedule, 7GC and its Affiliates shall be deemed to have satisfied all obligations with respect to the payment of consideration under this Agreement (including with respect to the Aggregate Merger Consideration), and none of them shall have (i) any further obligations to the Company, any Pre-Closing Holder or any other Person with respect to the payment of any consideration under this Agreement (including with respect to the Aggregate Merger Consideration), or (ii) any Liability with respect to the allocation of the consideration under this Agreement, and the Company hereby irrevocably waives and releases 7GC and its Affiliates (and, on and after the Closing, the Company and its Affiliates) from all claims arising from or related to such Allocation Schedule and the allocation of the Aggregate Merger Consideration among each Pre-Closing Holder as set forth in such Allocation Schedule.

(i) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Common Stock for which the holder thereof (i) has not voted in favor of the First Merger or consented to it in writing and (ii) has demanded the appraisal of such shares in accordance with, and has complied in all respects with, Section 262 of the DGCL (such holder, a “Dissenting Stockholder” and, such shares of Company Stock, collectively, the “Dissenting Shares”) shall not be converted into the right to receive the portion of Aggregate Merger Consideration applicable to such Dissenting Shares; provided, that any such amounts that would otherwise be payable in respect of such Dissenting Shares shall remain the property of 7GC. From and after the First Effective Time, (x) all Dissenting Shares shall be cancelled and cease to exist and (y) Dissenting Stockholders shall be entitled only to such rights as may be granted to them under Section 262 of the DGCL and shall not be entitled to exercise any of the voting rights or other rights of a stockholder of the Surviving Corporation or equityholder of the Surviving Entity. Notwithstanding the foregoing, if any Dissenting Stockholder effectively withdraws or loses such appraisal rights (through failure to perfect such appraisal rights or otherwise), then that Dissenting Stockholder’s shares (i) shall no longer be deemed to be Dissenting Shares, and (ii) shall be treated as if they had been converted automatically at the First Effective Time into the right to receive the portion of Aggregate Merger Consideration applicable to such Dissenting Shares in accordance with the Allocation Schedule upon delivery of a duly completed and validly executed Letter of Transmittal and the surrender of any Certificates in accordance with Section 2.3(b). Each Dissenting Stockholder who becomes entitled to payment for his, her or its Dissenting Shares pursuant to the DGCL shall receive payment thereof from the Exchange Agent in accordance with the DGCL. For the avoidance of doubt, for purposes of determining the Allocation Schedule and the other related definitions and terms that are affected by the total number of shares of Company Class A Common Stock and Company Class B Common Stock outstanding immediately prior to the First Effective Time, any and all Dissenting Shares shall be included in all such determinations as if such Dissenting Shares were participating in the First Merger and were entitled to receive the applicable payments under this Agreement. The Company shall give 7GC prompt notice of any written demands for appraisal of any shares of Company Class A Common Stock or Company Class B Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to stockholders’ rights of appraisal in accordance with the provisions of Section 262 of the DGCL, and 7GC shall have the opportunity to participate in all negotiations and proceedings with respect to all such demands. The Company shall not, except with the prior written consent of 7GC (prior to the Closing) or the Sponsor (after the Closing), make any payment with respect to, settle or offer or agree to settle any such demands. Any portion of the Aggregate Merger Consideration made available to the Exchange Agent pursuant to Section 2.3(a) to pay for Dissenting Shares shall be returned to 7GC upon demand.

(j) Effects of the Second Merger. On the terms and subject to the conditions set forth herein, at the Second Effective Time, by virtue of the Second Merger and without any further action on the part of any Party or any other Person, each share of common stock of the Surviving Corporation issued and outstanding immediately prior to the Second Effective Time shall be cancelled and extinguished and shall cease to exist, and no consideration shall be delivered therefor.

Section 2.3  Payment of Aggregate Merger Consideration; Other Closing Date Payments.

(a) Deposit with Exchange Agent. Immediately prior to the First Effective Time, 7GC shall deposit with an exchange agent (the “Exchange Agent”) mutually selected by 7GC and the Company, (i) the total number of 7GC New Class A Shares issuable in respect of the Closing Merger Consideration as set forth in the Allocation Schedule, (ii) the total number of 7GC New Class B Shares issuable in respect of the Closing Merger Consideration as set forth in the Allocation Schedule (iii) the Earn Out Shares, and (iv) cash in an amount equal to the Aggregate Fractional Share Cash Consideration.

(b) Letter of Transmittal. Prior to the Closing Date and in accordance with Section 5.16 of this Agreement, the Company shall deliver to each Pre-Closing Holder of shares of Company Common Stock a Letter of Transmittal, together with a request to have such Pre-Closing Holder deliver an executed Letter of Transmittal to the Company and the Exchange Agent no less than ten (10) Business Days prior to the Closing. At the First Effective Time, each Pre-Closing Holder of an outstanding certificate or certificates for Company Class A Common Stock or Company Class B Common Stock (collectively, the “Certificates”) who has surrendered such Certificates to the Company and the Exchange Agent (together with a properly completed Letter of Transmittal) in accordance with the above timelines prior to the Closing shall be entitled to receive the Aggregate Merger Consideration in accordance with the Allocation Schedule on the Closing Date following the First Effective Time. Promptly after the First Effective Time, 7GC shall send, or shall cause the Exchange Agent to send, to each Pre-Closing Holder of Company Class A Common Stock or Company Class B Common Stock that did not receive a Company Stockholder Package pursuant to Section 5.16, a Letter of Transmittal for use in such exchange. Following surrender of Certificates to the Company and the Exchange Agent (together with a properly completed Letter of Transmittal) in the case of Pre-Closing Holders of Company Stock following the Closing, such Pre-Closing Holders shall be entitled to receive the Aggregate Merger Consideration in accordance with the Allocation Schedule within ten (10) Business Days following such surrender or delivery of the applicable documents. No interest or dividends will be paid or accrued on the consideration payable upon delivery of a Letter of Transmittal.

(c) No Further Transfers. At the First Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of any Company Stock that were outstanding immediately prior to the First Effective Time. If, after the First Effective Time, any Company Class A Common Stock or Company Class B Common Stock is presented to the Surviving Corporation or Surviving Entity for any reason, they shall be cancelled and exchanged as provided in this Section 2.3.

Section 2.4  Exchange Agent. Promptly following the date that is one (1) year after the First Effective Time, 7GC shall instruct the Exchange Agent to deliver to 7GC all cash, certificates and other documents in its possession relating to the transactions contemplated hereby, and the Exchange Agent’s duties shall terminate. Thereafter, each Pre-Closing Holder of shares of Company Common Stock who has not delivered a Letter of Transmittal may surrender such Certificate or deliver such Letter of Transmittal to 7GC and (subject to applicable abandoned property, escheat and similar Laws) receive in consideration therefor, and 7GC shall promptly pay, the portion of the Aggregate Merger Consideration deliverable in respect thereof as determined in accordance with this Article 2 without any interest thereon. None of 7GC, the Merger Subs, the Company, the Surviving Corporation, the Surviving Entity or the Exchange Agent shall be liable to any Person in respect of any Aggregate Merger Consideration delivered to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar Laws. If any Certificate shall not have been surrendered immediately prior to such date on which any amounts payable pursuant to this Article 2 would otherwise escheat to or become the property of any Governmental Entity, any such amounts shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation or Surviving Entity, as applicable, free and clear of all claims or interest of any Person previously entitled thereto.

Section 2.5  Withholding. Notwithstanding any other provision in this Agreement to the contrary, 7GC, the Company, and the Exchange Agent (and any of their applicable Affiliates or agents) shall be entitled to deduct and withhold from any cash, stock consideration or other amounts otherwise paid or payable in connection with the transactions contemplated in this Agreement to any Person such amounts that 7GC, the Company or the Exchange Agent (or any of their applicable Affiliates or agents) are required to deduct and withhold with respect thereto under the Code or any provision of applicable Tax Law; provided, however, that 7GC will use reasonable efforts to provide the Company with written notice at least five (5) Business Days prior to any such deduction or withholding (other than deductions or withholdings (x) with respect to amounts treated as compensation for applicable Tax purposes, (y) a failure to deliver the certificate referenced in Section 5.6(b) or (z) a failure by any Pre-Closing Holder to provide any tax form or certificate requested by the Exchange Agent), such notice to include reasonable detail regarding the proposed deduction or withholding, and (a) 7GC and/or the applicable withholding agent shall consider in good faith any claim by the Company or the applicable Pre-Closing Holder that such deduction or withholding is not required or should be imposed at a reduced rate and (b) 7GC and/or the applicable withholding agent shall cooperate with the Company or the applicable Pre-Closing Holder in good faith to minimize, to the extent permissible under applicable Law, the amount of any such deduction or withholding, including by cooperating with the submission of any certificates or forms to establish an exemption from, reduction in, or refund of any such deduction or withholding. To the extent that amounts so deducted and withheld are duly deposited with the appropriate Governmental Entity, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 2.6  Earn Out.

(a) At the First Effective Time, in accordance with the provisions of Section 2.2(b) and the Allocation Schedule, 7GC shall issue or cause to be issued to each Pre-Closing Holder, such Pre-Closing Holder’s proportionate allocation (based on such Pre-Closing Holder’s Closing Merger Consideration) of 5,850,000 restricted 7GC New Class A Shares, which shall be subject to the vesting and forfeiture provisions provided for in this Section 2.6 (collectively, the “Earn Out Shares”):

(i) 1,950,000 of the Earn Out Shares will vest upon the occurrence of Triggering Event I (the “$12 Earn Out Shares”);

(ii) 1,950,000 of the Earn Out Shares will vest upon the occurrence of Triggering Event II (the “$14 Earn Out Shares”); and

(iii) 1,950,000 Earn Out Shares will vest upon the occurrence of Triggering Event III (the “$16 Earn Out Shares”).

For illustrative purposes, if, prior to the expiry of the Earn Out Period:

(i) the Closing Price of the 7GC New Class A Shares is greater than or equal to $12.00 over any twenty (20) Trading Days within any thirty- (30-) consecutive Trading Day period, all of the $12 Earn Out Shares shall automatically vest;

(ii) the Closing Price of the 7GC New Class A Shares is greater than or equal to $14.00 over any twenty (20) Trading Days within any thirty- (30-) consecutive Trading Day period, all of the $14 Earn Out Shares shall vest and, if not already vested, all of the $12 Earn Out Shares shall vest; and

(iii) the Closing Price of the 7GC New Class A Shares is greater than or equal to $16.00 over any twenty (20) Trading Days within any thirty- (30-) consecutive Trading Day period, all of the $16 Earn Out Shares shall vest and, if not already vested, all of the $12 Earn Out Shares and $14 Earn Out Shares shall vest.

(b) The Earn Out Shares shall be shown as issued and outstanding on the 7GC’s financial statements, and shall be legally outstanding under applicable state law as of the First Effective Time. Subject to the limitations contemplated herein, each Pre-Closing Holder shall have all of the rights of a stockholder with respect to the Earn Out Shares, including the right to receive dividends and to vote such shares; provided, other than pursuant to Section 2.6(f), that the Earn Out Shares shall not entitle the holder thereof to consideration in connection with any sale or other transaction and may not be offered, sold, transferred, redeemed, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) by any Pre-Closing Holder or be subject to execution, attachment or similar process without the consent of 7GC, and shall bear a customary legend with respect to such transfer restrictions. Any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of such Earn Out Shares shall be null and void.

(c) Any Earn Out Shares distributed to individuals who held a vested Company Option as of immediately prior to the First Effective Time in accordance with this Agreement shall be granted to such individuals pursuant to the New Incentive Plan.

(d) If the applicable Triggering Event has not occurred prior to the expiry of the Earn Out Period, then all Earn Out Shares which would vest in connection with such Triggering Event shall be automatically forfeited and deemed transferred to 7GC and shall be cancelled by 7GC and cease to exist. For the avoidance of doubt, prior to such forfeiture, all Earn Out Shares shall be entitled to any dividends or distributions made to the holders of 7GC New Class A Shares and shall be entitled to the voting rights generally granted to holders of 7GC New Class A Shares.

(e) In the event of occurrence of any Triggering Event set forth in Section 2.6(a), as soon as practicable (but in any event within twenty (20) Business Days), 7GC will deliver to the Sponsor and the Company (the “Earn Out Approval Parties”) a written statement (each, a “Stock Price Earn Out Statement”) that sets forth (i) the Closing Price over the applicable 20-Trading Day period and (ii) the calculation of the Earn Out Shares in connection therewith and the Allocation Schedule. Either or both of the Earn Out Approval Parties may deliver written notice to 7GC and the other Earn Out Approval Party on or prior to the fifteenth (15th) day after receipt of a Stock Price Earn Out Statement specifying in reasonable detail any items that they wish to dispute and the basis therefor. If neither of the Earn Out Approval Parties deliver such written notice in such fifteen- (15-) day period, then the Earn Out Approval Parties and the Pre-Closing Holders will be deemed to have waived their right to contest such Stock Price Earn Out Statement and the calculations set forth therein. If either or both of the Earn Out Approval Parties provide 7GC and the other Earn Out Approval Party with written notice of any objections to the Stock Price Earn Out Statement in such fifteen (15) day period, then 7GC and each of the Earn Out Approval Parties will, for a period of twenty (20) days following the date of delivery of such notice, attempt to resolve their differences and any written resolution by signed by each of the Earn Out Approval Parties and 7GC as to any disputed amount will be final and binding for all purposes under this Agreement. If at the conclusion of such twenty (20) day period the Earn Out Approval Parties and 7GC have not reached an agreement on any objections with respect to the Stock Price Earn Out Statement, then upon the written request of any of 7GC or the Earn Out Approval Parties the parties will refer the dispute to an independent accountant of national standing as shall be mutually agreed upon in good faith by the Earn Out Approval Parties and 7GC for final resolution of the dispute as promptly as practicable.

(f) In the event that there is a 7GC Sale after the Closing and prior to the expiry of the Earn Out Period that will result in the holders of 7GC New Class A Shares receiving a 7GC Sale Price equal to or in excess of the applicable price per share attributable to any Triggering Event, then immediately prior to the consummation of the 7GC Sale any such Triggering Event that has not previously occurred shall be and the related vesting conditions in Section 2.6(e) also shall be deemed to have occurred and the holders of such Earn Out Shares shall be eligible to participate in such 7GC Sale. For avoidance of doubt, assuming no prior Triggering Events have occurred:

(i) if the 7GC Sale Price for acquisition of the 7GC New Class A Shares is greater than or equal to $12.00 but less than $14.00 per 7GC New Class A Share, the $12 Earn Out Shares shall be deemed to have fully vested (and the $14 Earn Out Shares and $16 Earn Out Shares shall be deemed forfeited and shall be cancelled by 7GC);

(ii) if the 7GC Sale Price for acquisition of the 7GC New Class A Shares is greater than or equal to $14.00 but less than $16.00 per 7GC New Class A Share, the $12 Earn Out Shares and the $14 Earn Out Shares shall be deemed to have vested (and the $16 Earn Out Shares shall be deemed forfeited and shall be cancelled by 7GC);

(iii) if the 7GC Sale Price for acquisition of the 7GC New Class A Shares is greater than or equal to $16.00 per 7GC New Class A Share, the $12 Earn Out Shares, the $14 Earn Out Shares and the $16 Earn Out Shares shall be deemed to have fully vested;

provided, that if the 7GC Sale Price for acquisition of the 7GC New Class A Shares is less than $12.00 per 7GC New Class A Share, then no Earn Out Shares shall be deemed to have vested and all such Earn Out Shares shall be deemed forfeited and shall be cancelled by 7GC.

(g) From and after the Closing until the expiration of the Earn Out Period, 7GC shall not, and shall not knowingly and intentionally cause any of its Subsidiaries (including the Group Companies) to, knowingly and intentionally take any actions with the express intent of, and the primary purpose of which is to, avoid the occurrence of any Triggering Event.

Article 3
REPRESENTATIONS AND WARRANTIES RELATING TO THE GROUP COMPANIES

Except as set forth in the Company Schedules (but subject to the terms of Section 8.8), the Company hereby represents and warrants to the 7GC Parties as of the date hereof and as of the Closing Date (except to the extent that any such representation and warranty is made on and as of an earlier date), as follows:

Section 3.1  Organization and Qualification.

(a) Each Group Company is a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable), except where the failure to be in good standing (or the equivalent thereof) would not have a Company Material Adverse Effect. Each Group Company has the requisite corporate, limited liability company or other applicable business entity power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted, except where the failure to have such power or authority would not be material to the Group Companies taken as a whole. Each Group Company is duly qualified or licensed to transact business in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Company Material Adverse Effect.

(b) True, correct and complete copies of the Governing Documents of each Group Company and Hyros and the Company Stockholder Agreements have been provided to 7GC, in each case, as amended and in effect as of the date hereof. The Governing Documents of each Group Company and the Company Stockholder Agreements are in full force and effect and none of the Group Companies in breach or violation of any provision set forth in their respective Governing Documents or the Company Stockholder Agreements.

Section 3.2  Capitalization of the Group Companies.

(a) Section 3.2(a) of the Company Schedules sets forth, as of the date hereof, a true, correct and complete statement of (i) the number and class or series (as applicable) of all of the Equity Securities of the Company issued and outstanding, (ii) the identity of the Persons that are the record owners thereof and (iii) with respect to any Equity Rights, (1) the date of grant, (2) the strike price (where applicable), (3) any applicable vesting schedule and expiration date, (4) the type of Equity Right (including whether each Company Option is intended to be an “incentive stock option” within the meaning of Section 422 of the Code), and (5) whether any Company Option is or was eligible to be early exercised. All of the Equity Securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable. The Equity Securities of the Company (A) were not issued in violation of the Governing Documents of the Company or the Company Stockholder Agreements or any other Contract to which the Company or any of its Subsidiaries is party or bound, (B) are not subject to any purchase option, call option, right of first refusal or first offer, preemptive right, subscription right or any similar right of any Person granted pursuant to a Contract to which the Company or any of its Subsidiaries are a party or bound or, to the Company’s knowledge, any other Contract, and were not issued in violation of any preemptive rights, call option, right of first refusal or first offer, subscription rights, transfer restrictions or similar rights of any Person, (C) have, in connection with their initial sale, been offered, sold and issued in compliance with applicable Law, including Securities Laws, and (D) to the knowledge of the Company are free and clear of all Liens (other than transfer restrictions under applicable Securities Law).

(b) (i) Each Company Option has an exercise price that has been determined pursuant to an independent valuation to be at least equal to the fair market value of a shares of Company Common Stock on a date no earlier than the date of the corporate action authorizing the grant, (ii) no Company Option has had its exercise date or grant date “back-dated” or materially delayed, (iii) each Company Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code so qualifies, and (iv) all Company Options have been issued in compliance in all material respects with the Company Equity Plan and all material applicable Laws and properly accounted for in all material respects in accordance with the Accounting Principles. Except for the Equity Rights set forth on Section 3.2(b) of the Company Schedules (which such Equity Rights shall, for the avoidance of doubt, no longer be outstanding at the Closing as provided in Section 2.2) or as is set forth in Company’s Governing Documents or the Company Stockholder Agreements, as of the date hereof the Company has no outstanding convertible debt, equity appreciation, agreements for equity issuances, phantom equity, profit participation rights, options, restricted stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of the Company (collectively, “Equity Rights”). Except for the Company’s Governing Documents and the Company Stockholder Agreements, there are no voting trusts, proxies, or other Contracts to which the Company or any of its Subsidiaries are a party or bound or, to the Company’s knowledge, under any other Contract, with respect to the voting or transfer of the Company’s Equity Securities. The Equity Securities set forth on the Allocation Schedule will, as of immediately prior to the Closing, constitute all of the issued and outstanding Equity Securities of the Company.

(c) Except as set forth on Section 3.2(c) of the Company Schedules, all of the outstanding Equity Securities of each Subsidiary of the Company are owned directly by the Company, free and clear of all Liens (other than transfer restrictions under applicable Securities Law or Permitted Liens), and are set forth on Section 3.2(c) of the Company Schedules opposite the name of each Subsidiary of the Company. There are no Equity Rights that could require the Company or any of its Subsidiaries to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of the Company’s Subsidiaries. There are no voting trusts, proxies or other Contracts with respect to the voting or transfer of any Equity Securities of any Subsidiaries of the Company.

(d) Except as is set forth on Section 3.2(d) of the Company Schedules, none of the Group Companies owns or holds (of record, beneficially or otherwise), directly or indirectly, any Equity Securities in or debt of any other Person or the right to acquire any such Equity Security or debt, and none of the Group Companies are a partner or member of any partnership, limited liability company or joint venture. Section 3.2(d) of the Company Schedules sets forth a list of all Indebtedness of the Group Companies as of the date hereof, including the principal amount of such Indebtedness, the outstanding balance as of the date of this Agreement, and the debtor and the issuer thereof.

Section 3.3  Authority. The Company has the requisite corporate, limited liability company or other similar power and authority to execute and deliver this Agreement and each of the Ancillary Documents to which it is or will be a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby (subject, as applicable, to obtaining the Required Company Stockholder Approval). The execution and delivery of this Agreement, the Ancillary Documents to which the Company is or will be a party and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary corporate and stockholder (or other similar) action on the part of the Company (subject, as applicable, to obtaining the Required Company Stockholder Approval). This Agreement and each Ancillary Document to which the Company is or will be a party has been or will be upon execution thereof, as applicable, duly and validly executed and delivered by the Company and constitutes or will constitute, upon execution and delivery thereof, as applicable, a valid, legal and binding agreement of the Company (assuming that this Agreement and the Ancillary Documents to which the Company is or will be a party are or will be upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party hereto and thereto), enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

Section 3.4  Financial Statements; Undisclosed Liabilities.

(a)  Attached hereto as Section 3.4(a) of the Company Schedules are true, correct and complete copies of the following financial statements (such financial statements, the “Financial Statements”):

(i) unaudited consolidated balance sheets of the Group Companies (excluding Hyros) as of December 31, 2021 and December 31, 2020, and the related unaudited consolidated statements of income and cash flows of the Group Companies (excluding Hyros) for the fiscal years then ended;

(ii) unaudited consolidated balance sheets of Hyros as of December 31, 2021 and December 31, 2020, and the related unaudited consolidated statements of income and cash flows of Hyros for the fiscal years then ended;

(iii) unaudited consolidated balance sheets of the Group Companies (excluding Hyros) as of each of September 30, 2022 (the “Banzai Latest Balance Sheet”) and September 30, 2021, and the related unaudited consolidated statements of income and cash flows of the Group Companies (excluding Hyros) for the nine- (9-) month periods then ended; and

(iv) unaudited consolidated balance sheets of Hyros as of each of September 30, 2022 (together with the Banzai Latest Balance Sheet, the “Latest Balance Sheets”) and September 30, 2021, and the related unaudited consolidated statements of income and cash flows of Hyros for the nine- (9-) month periods then ended.

(b) The Financial Statements (i) have been prepared from, and reflect in all material respects, the books and records of the applicable Group Companies (including, for the avoidance of doubt, Hyros), (ii) have been prepared in accordance with the Accounting Principles applied on a consistent basis throughout the periods covered thereby, except as may be indicated in the notes thereto and subject, in the case of unaudited Financial Statements, to the absence of footnotes and normal year-end adjustments, none of which are material, and (iii) fairly present, in all material respects, the consolidated financial position of the applicable Group Companies (including, for the avoidance of doubt, Hyros) as of the dates thereof and their consolidated results of operations for the periods then ended, subject, in the case of unaudited Financial Statements, to the absence of footnotes and normal year-end adjustments.

(c) The audited consolidated balance sheet of the Group Companies (including, for the avoidance of doubt, Hyros) as of December 31, 2022 and December 31, 2021 and the related audited consolidated statements of income and cash flows of the Group Companies (including, for the avoidance of doubt, Hyros) for each of the periods then ended (the “Closing Company Audited Financial Statements”), when delivered following the date of this Agreement in accordance with Section 5.17, (w) will be prepared from, and reflect in all material respects, the books and records of the Group Companies (including, for the avoidance of doubt, Hyros), (x) will be prepared in accordance with the Accounting Principles applied on a consistent basis throughout the periods covered thereby, (y) will fairly present, in all material respects, the consolidated financial position of the Group Companies (including, for the avoidance of doubt, Hyros) as of the dates thereof and their consolidated results of operations for the periods then ended, and (z) in the case of the Closing Company Audited Financial Statements, will be audited in accordance with the standards of the PCAOB.

(d) No Group Company has any Liability, other than (i) Liabilities set forth on the Latest Balance Sheets (including the notes thereto), (ii)  Liabilities incurred in the ordinary course of business since the date of the Latest Balance Sheets (none of which is a Liability for breach of contract, breach of warranty, tort, infringement, misappropriation or violation of Law), (iii) Liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of their respective covenants and agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, (iv) Liabilities disclosed in Section 3.4(d) of the Company Schedules, (v) Liabilities that are not and would not reasonably be expected to be material to the Group Companies (including, for the avoidance of doubt, Hyros). No Group Company is a party to any “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC).

(e) Each Group Company has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with applicable accounting standards and to maintain accountability for the Group Companies’ assets. Since December 31, 2019, no Group Company has received any written complaint, allegation, assertion or claim that there is (i) a “significant deficiency” in the internal controls over financial reporting of the Group Companies, (ii) a “material weakness” in the internal controls over financial reporting of the Group Companies or (iii) Fraud, whether or not material, that involves management or other employees of the Group Companies who have a significant role in the internal controls over financial reporting of the Group Companies.

Section 3.5  Consents and Requisite Governmental Approvals; No Violations. No Consent of any Governmental Entity is necessary in connection with the execution, delivery or performance by the Company of this Agreement and the Ancillary Documents to which the Company is or will be party or bound or the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, except for (a) compliance with and filings under the HSR Act, (b) compliance with and filings under any applicable Securities Laws, including the Registration Statement / Proxy Statement or (c) those for which the failure to obtain or make would not have, or be reasonably expected to have, a Company Material Adverse Effect. Neither the execution, delivery and performance by the Company of this Agreement nor the Ancillary Documents to which the Company is or will be a party nor the consummation of the transactions contemplated hereby and thereby will, directly or indirectly (with or without notice or lapse of time or both) (i) conflict with or result in any breach of any provision of any Group Company’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of, or the loss of any benefits under (A) any Contract to which any Group Company is a party or by which it or its properties or assets are bound, (B) any Group Company Permits or (C) any Data Privacy and Security Requirement, (iii) violate, or constitute breach under, any Order or applicable Law to which any Group Company or any of it properties or assets are bound, or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) or Equity Securities of any Group Company, except, in the case of any of clauses (ii) through (iv) above, as is not and would not reasonably be expected to have a Company Material Adverse Effect.

Section 3.6  Permits. The Group Companies hold all Permits necessary or required for the lawful conduct of their respective businesses or necessary or required to own, lease or operate any of the properties or assets of the Group Companies, other than any such Permits which if not held by the Group Companies, would not reasonably be expected to have a Company Material Adverse Effect (collectively, the “Group Company Permits”). Except as set forth in Section 3.6 of the Company Schedules, (a) each Group Company Permit is valid and in full force and effect either pursuant to its terms or by operation of law; (b) each Group Company is, and since December 31, 2019 has been, in compliance with the terms of all Group Company Permits held by such Group Company; and (c) to the Company’s knowledge, no event, circumstance, or state of facts has occurred which (with or without due notice or lapse of time or both) would reasonably be expected to result in the failure of a Group Company to be in compliance with the terms of any Group Company Permit.

Section 3.7  Material Contracts.

(a) Section 3.7(a) of the Company Schedules sets forth a list of the following Contracts (other than Employee Benefit Plans) to which a Group Company is, as of the date of this Agreement, a party or by which it or its assets or properties are bound (each Contract required to be set forth on Section 3.7(a) of the Company Schedules, together with each Contract entered into after the date hereof that would be required to be set forth on Section 3.7(a) of the Company Schedules if entered into prior to the execution and delivery of this Agreement, collectively, the “Material Contracts”):

(i) any Contract relating to Indebtedness of any Group Company or to the placing of a Lien (other than any Permitted Lien) on any material assets or properties of any Group Company;

(ii) any Contract under which any Group Company is lessee of or holds or operates, in each case, any tangible property (other than real property), owned by any other Person, except for any lease or agreement under which the aggregate annual rental payments do not exceed $100,000;

(iii) any Contract under which any Group Company is lessor of or permits any third party to hold or operate, in each case, any tangible property (other than real property), owned or controlled by such Group Company, except for any lease or agreement under which the aggregate annual rental payments do not exceed $100,000;

(iv) any material joint venture, profit-sharing, partnership, collaboration, co-promotion or other similar Contract;

(v) any Contract that (A) limits, in any material respect, the ability of any Group Company to engage or compete in any line of business or with any Person or in any area or that would so limit, in any material respect, the ability of 7GC or any of its Affiliates after the Closing, (B) contains any exclusivity, “most favored nation” or similar provisions, obligations or restrictions or (C) contains any other provisions materially restricting the ability of any Group Company to operate the Business or to solicit any potential employee or customer in any material respect or that would so limit 7GC or any of its Affiliates after the Closing;

(vi) any Contract for the disposition of any portion of the assets or business of any Group Company or for the acquisition by any Group Company of the assets or business of any other Person (other than purchases of inventory in the ordinary course of business), or under which the Company or any of its Subsidiaries has any continuing obligation with respect to an “earn-out”, contingent purchase price or other contingent or deferred payment obligation;

(vii) any Contract with any Governmental Entities;

(viii) any Contract requiring any Group Company to guarantee the Liabilities of any Person (other than any other Group Company) or pursuant to which any Person (other than a Group Company) has guaranteed the Liabilities of a Group Company;

(ix) any Contract under which any Group Company has, directly or indirectly, made or agreed to make any loan, advance, or assignment of payment to any Person or made any capital contribution to, or other investment in, any Person;

(x) any Contract (A) relating to the licensing of any Software or other material Intellectual Property by or to any Group Company, other than (1) licenses for Off-the-Shelf Software and Open Source Software, (2) Contracts for the permitted use right granted to or by a Group Company to confidential information in a non-disclosure agreement, (3) non-exclusive licenses granted to the Company by customers or distributors in the ordinary course of business, (4) feedback or similar licenses that are not material to the business, (5) Contracts to purchase or lease equipment or materials, such as a photocopier, computer, or mobile phone that also contain a license of Intellectual Property that are ancillary to the purchase or lease purpose of such Contract, (6) vendor Contracts that include permission for the vendor to identify the Group Companies as a customer of the vendor, (7) Contracts that include a license to use the trademarks and copyrights of the Group Companies, and no other Company Owned Intellectual Property, for the sole purpose of promoting the Business, subject to use restrictions and standards commensurate with those customary in the industry for such purposes or (8) non-exclusive licenses by a Group Company to Company Owned Intellectual Property in the ordinary course of business granted on such Group Company’s form customer agreement made available to 7GC or do not, as to Intellectual Property terms, materially deviate from such form; and (B) relating to the ownership or development of any Company Owned Intellectual Property (other than form Intellectual Property assignments entered into with the applicable Group Companies’ employees and independent contractors in the ordinary course of business on a Group Company’s form of employee or contractor agreement made available to 7GC); or (C) relating to concurrent use, consent to use, covenant not to sue (other than as included in a Group Company’s form of employee agreement), and escrow agreements;

(xi) any employment, engagement, services or separation Contract with any current director, officer, employee or individual independent contractor of a Group Company whose annual base salary (or, in the case of an independent contractor, annual base compensation) is in excess of $100,000;

(xii) each Contract or other agreement that provides for (A) severance, retention or stay bonus, advance notice of termination, change in control bonus, or accelerated vesting, or (B) any other amount that will be payable or due as a result of any of the transactions or events contemplated by this Agreement;

(xiii) each Contract (including but not limited to any collective bargaining agreement) with any labor union, employee association, or other labor organization;

(xiv) any settlement agreement, conciliation or similar Contract (A) the performance of which would be reasonably likely to involve any payments after the date hereof, (B) with a Governmental Entity or (C) that imposes or is reasonably likely to impose, at any time in the future, any material, non-monetary obligations on any Group Company (or 7GC or any of its Affiliates after the Closing);

(xv) any Contract required to be disclosed on Section 3.19 of the Company Schedules;

(xvi) any Contract with any Person (A) pursuant to which any Group Company (or 7GC or any of its Affiliates after the Closing) may be required to pay milestones, royalties or other contingent payments, or (B) under which any Group Company grants to any Person any right of first refusal, right of first negotiation, option to purchase, option to license, or any other similar rights with respect to any Intellectual Property; and

(xvii) any other Contract the performance of which requires either (A) annual payments to or from the Group Companies individually in an amount excess of $100,000 or (B)  payments to or from the Group Companies in an aggregate amount in excess of $500,000 on an annual basis and, in each case, that is not terminable by the applicable Group Company without penalty upon less than thirty days prior written notice.

(b) Except in each case as would not have, or would not be reasonably expected to have, a Company Material Adverse Effect, each Material Contract is in full force and effect and is a valid, legal and binding obligation of the applicable Group Company, enforceable in accordance with its terms against such Group Company and, to the Company’s knowledge, each other party thereto (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). Except in each case as would not have, or would not be reasonably expected to have, a Company Material Adverse Effect, there is no breach or default by any Group Company or, to the Company’s knowledge, any third party under any Material Contract, and, to the Company’s knowledge, (i) no event has occurred which (with or without notice or lapse of time or both) would constitute a material breach or default or would permit termination of, or a material modification or acceleration thereof by any party to such Material Contract, and (ii) no party to a Material Contract has claimed a force majeure (or similar excuse in performance due to COVID-19) with respect thereto. Except in each case as would not have, or would not be reasonably expected to have, a Company Material Adverse Effect, since December 31, 2019, no Group Company has received notice of (A) any breach or default under any Material Contract or (B) the intention of any third party under any Material Contract to cancel, terminate or modify the terms of any such Material Contract, or accelerate the obligations of any Group Company thereunder. True, correct and complete copies of all Material Contracts as in effect as of the date hereof have been made available to 7GC.

Section 3.8  Absence of Changes. During the period beginning on the date of the Latest Balance Sheet and ending on the date of this Agreement, (a) no Company Material Adverse Effect has occurred, and (b)  (i) each Group Company has conducted its business in the ordinary course and (ii) no Group Company has taken any action described in Section 5.1(b)(i), Section 5.1(b)(ii), Section 5.1(b)(iii), Section 5.1(b)(iv), Section 5.1(b)(v), Section 5.1(b)(xi), Section 5.1(b)(xii), Section 5.1(b)(xiii) or Section 5.1(b)(xv) which, if taken during the period from the date of this Agreement until the Closing, would require the consent of 7GC pursuant to Section 5.1(b).

Section 3.9  Litigation. There is and, since December 31, 2019, there has been no Proceeding pending or, to the Company’s knowledge, threatened against or involving (a) any Group Company, (b) any of their respective properties or assets, including any Company Owned Intellectual Property, (c) any of their respective managers, officers, directors or employees (in their capacities as such) (in each case of clause (a) through (c), seeking non-monetary relief or involving an amount in controversy in excess of $250,000) or (d) any of the foregoing in such capacity in a criminal Proceeding. None of the Group Companies nor any of their respective properties or assets is subject to any outstanding Order that is, or would reasonably be expected to be, material to the Group Companies. There are no material Proceedings by a Group Company pending, or which a Group Company has commenced preparations to initiate, against any other Person.

Section 3.10 Compliance with Applicable Law. Each Group Company is (and since December 31, 2019 has been) in compliance in all material respects with all applicable Laws applicable to it or its business, operations or assets or properties. No Group Company has, since December 31, 2019 through the date hereof, received any notice or communication from any Governmental Entity regarding any actual, alleged, or potential violation in any material respect of, or a failure to comply in any material respect with, any applicable Laws. Since December 31, 2019, no Group Company has conducted any internal investigation with respect to any actual, potential or alleged violation of applicable Law by any of its Representatives, individual independent contractors or other service providers or concerning any actual or alleged fraud.

Section 3.11  Employee Plans.

(a) Section 3.11(a) of the Company Schedules sets forth a true, correct and complete list of each material Employee Benefit Plan (excluding any (i) stock option agreement evidencing any Company Option on the Company’s standard form of stock option agreement, (ii) standard at-will employment agreement or offer letter that does not contain severance payments or benefits, transaction or retention-based bonuses or outstanding obligations for future grants of equity or equity-based awards, and (iii) consulting or contractor agreement that is terminable by the Company unilaterally with no more than thirty (30) days’ notice and does not contain any termination consideration, bonus, change in control, or vesting acceleration provisions). With respect to each Employee Benefit Plan, the Group Companies have provided 7GC with correct and complete copies of the following documents, to the extent applicable: (i) the most recent determination or opinion letter issued by the Internal Revenue Service with respect to each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code; (ii) the plan and trust documents (including all amendments thereto); (iii) the most recent summary plan description; and (iv) any non-routine correspondence with any Governmental Entity.

(b) In the past six years, no Group Company nor any ERISA Affiliate has ever maintained, sponsored, contributed to or has ever had any obligation to contribute to or has ever had any Liability with respect to or under: (i) a Multiemployer Plan; (ii) a “defined benefit plan” (as defined in Section 3(35) of ERISA, whether or not subject to ERISA) or a plan that is or was subject to Title IV of ERISA or Section 412 of the Code; (iii) a “multiple employer plan” within the meaning of Section of 413(c) of the Code or Section 210 of ERISA; or (iv) a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA. No Employee Benefit Plan provides and no Group Company has any Liabilities to provide any retiree or post-termination health or life insurance or other welfare-type benefits to any Person other than health continuation coverage pursuant to COBRA or similar Law. No Group Company has any Liabilities by reason of at any time being considered a single employer under Section 414 of the Code with any other Person other than another Group Company.

(c) Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has timely received a favorable determination or opinion or advisory letter from the Internal Revenue Service and to the Company’s knowledge no events have occurred or circumstances exist that would reasonably be expected to adversely affect such qualified status. None of the Group Companies nor any ERISA Affiliate has incurred (whether or not assessed) any penalty or Tax under Sections 4971 through 4980H, 6055 or 6056 of the Code.

(d) There are no pending, or to the Company’s knowledge, threatened, Proceedings with respect to any Employee Benefit Plan or any fiduciary or assets thereof (other than routine claims for benefits). Each Employee Benefit Plan (and each related trust, insurance Contract, or fund) has been maintained, funded, operated and administered in material compliance with its terms and with the applicable requirements of ERISA, the Code, and other applicable Laws. There have been no “prohibited transactions” within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA and not otherwise exempt under Section 408 of ERISA and no breaches of fiduciary duty (as determined under ERISA) with respect to any Employee Benefit Plan. With respect to each Employee Benefit Plan, all contributions (including all employer contributions and employee salary reduction contributions), distributions, reimbursements and premium payments that are due have been made in full and, to the extent not yet due, have been properly accrued in accordance with GAAP.

(e) The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not (alone or in combination with any other event, whether contingent or otherwise) (i) result in any payment or benefit becoming due to or result in the forgiveness of any indebtedness of any current or former director, manager, officer, employee, individual independent contractor or other service providers of any of the Group Companies, (ii) increase the amount or value of any compensation or benefits payable to any current or former director, manager, officer, employee, individual independent contractor or other service providers of any of the Group Companies, or (iii) result in the acceleration of the time of payment or vesting, or trigger any payment or funding of any compensation or benefits to any current or former director, manager, officer, employee, individual independent contractor or other service providers of any of the Group Companies.

(f) No amount that could be received (whether in cash or property or the vesting of property) by any “disqualified individual” of any of the Group Companies under any Employee Benefit Plan or otherwise in connection with the consummation of the transactions contemplated by this Agreement (alone or in combination with any other event) is reasonably expected, separately or in the aggregate, to be nondeductible under Section 280G of the Code or subjected to an excise tax under Section 4999 of the Code.

(g) Each Employee Benefit Plan that is a “non-qualified deferred compensation plan” (as such term is defined in Section 409A(d)(1) of the Code) has at all times been maintained in all material respects in form and operation in compliance with the requirements of Section 409A of the Code and applicable guidance issued thereunder and no amount under any such Employee Benefit Plan is or has been subject to the interest and additional Tax set forth under Section 409A(a)(1)(B) of the Code.

(h) The Group Companies have no obligation, under an Employee Benefit Plan or otherwise, to make a “gross-up” or similar payment in respect of any taxes that may become payable under Section 4999 or 409A of the Code.

Section 3.12  Environmental Matters.

(a) The Group Companies are, and at all times since December 31, 2019 have been, operating in compliance in all respects with all Environmental Laws except in each case as would not have, or would not be reasonably expected to have, a Company Material Adverse Effect.

(b) No Group Company has received any written notice or communication from any Governmental Entity or any other Person regarding any actual, alleged, or potential violation in any respect of, or a failure to comply in any respect with, or liability arising under, any Environmental Laws except in each case as would not have, or would not be reasonably expected to have, a Company Material Adverse Effect.

(c) There is (and since December 31, 2019 there has been) no Proceeding pending or, to the Company’s knowledge, threatened in writing against any Group Company pursuant to Environmental Laws except in each case as would not have, or would not be reasonably expected to have, a Company Material Adverse Effect.

(d) There has been no manufacture, release, treatment, storage, disposal, arrangement for disposal, transport or handling of, contamination by, or exposure of any Person to, any Hazardous Substances, in each case that has resulted or would result in Liability under Environmental Laws for any Group Company except in each case as would not have, or would not be reasonably expected to have, a Company Material Adverse Effect.

Section 3.13  Intellectual Property.

(a) Section 3.13(a) of the Company Schedules sets forth a true, correct and complete list of (i) all Company Registered Intellectual Property (and, for each listed item, identifies the jurisdiction(s) in which it has been registered or filed, the record owner, and the registration or serial number (or application number, as applicable)), and (ii) any material unregistered Marks included in the Company Owned Intellectual Property. The Company Registered Intellectual Property is valid, subsisting and, to the Company’s knowledge, enforceable. A Group Company exclusively owns and possesses all right, title and interest in and to the material Company Owned Intellectual Property, free and clear of all Liens or obligations to others (other than Permitted Liens).

(b) A Group Company exclusively owns and possesses all right, title and interest in and to, or has a valid, enforceable and sufficient written license to or right to use, all material Intellectual Property that is used in or necessary for the operation of the Business, free and clear of all Liens or obligations to others (other than Permitted Liens) (together with the Company Owned Intellectual Property, the “Business Intellectual Property”). The Business Intellectual Property will, immediately after the Closing, be owned by, licensed to or available for use by the Group Companies on terms and conditions the same in all material respects to those immediately prior to the Closing. No Group Company has granted any exclusive license to, or any license that restricts in any material respect any Group Company’s further use or license of, any Company Owned Intellectual Property (including any Company Product) to any other Person.

(c) All Persons who independently or jointly have contributed to, or otherwise participated in the authorship, invention, creation, improvement, modification or development of, any material Company Owned Intellectual Property for or on behalf of, or under the supervision of, any Group Company (each such Person, an “IP Contributor”) have executed and delivered to the Group Company a valid and enforceable written contract providing for (i) the non-disclosure by such Person of all confidential information of all Group Companies and (ii) the assignment by such Person (by way of a present grant of assignment) to a Group Company of all of such Person’s rights in and to such Intellectual Property. Each Group Company has taken reasonable steps to maintain, protect and enforce its rights in and to the Company Owned Intellectual Property and to safeguard and maintain the secrecy of any Trade Secrets owned or used by each Group Company. To the Company’s knowledge, there has been no violation or unauthorized access to or disclosure of any Trade Secrets of or in the possession any Group Company, or of any written obligations with respect to such and, to the Company’s knowledge, no Person is in material breach of any contract referenced in this Section.

(d) No funding or resources of any Governmental Entity or research or educational institution were used to develop any part of the Company Owned Intellectual Property. No Group Company has undertaken any commitment or obligation to license, offer to license, or not assert rights with respect to any Company Owned Intellectual Property as a result of or in connection with its participation in any standards-setting organization or process.

(e) The operation of the Business as conducted by the Group Companies, including the design, development, manufacturing, reproduction, use, marketing, offer for sale, sale, importation, exportation, distribution or maintenance of Company Products, does not infringe, misappropriate or violate, and has not since December 31, 2018, infringed, misappropriated, or violated any Intellectual Property of any other Person in any material respect. There is not, and there has not been since December 31, 2018, any Proceeding or other material claim pending or threatened in writing, or sent or received in writing (including unsolicited offers, demands, or requests to license or cease and desist letters) by or against any Group Company with respect to any Intellectual Property (including any infringement, misappropriation, dilution, violation, enforceability, use (including any assertion of misuse), ownership, scope, licensing, or validity thereof), any Security Incident or any alleged violation of any Data Privacy and Security Requirement. To the Company’s knowledge, no Person is infringing, misappropriating, or violating any Company Owned Intellectual Property in any material respect.

(f) The Group Companies possess all source code and other material documentation and materials necessary to compile and operate the Company Products. No Group Company has disclosed, delivered, licensed or otherwise made available, and no Group Company has a duty or obligation (whether present, contingent or otherwise) to disclose, deliver, license or otherwise make available, any source code for any Company Products or otherwise included in the Company Owned Intellectual Property to any Person, and no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time or both) will, or could reasonably be expected to, result in the delivery, license, or disclosure of any such source code to any Person who is not, as of the date the event occurs or circumstance or condition comes into existence, a current employee or contractor of a Group Company subject to confidentiality obligations with respect thereto.

(g) Each Group Company is in material compliance with all obligations under any Contract pursuant to which such Group Company has obtained the right to use any third party Software or Personal Data, including Open Source Software, and in particular the Group Companies have purchased a sufficient number of seat licenses for the Company IT Systems. The Company IT Systems are sufficient for the immediate needs of the Business as it is currently conducted.

(h) The Group Companies do not use and have not used any Open Source Software or any modification or derivative thereof in any Company Product or any Company Owned Intellectual Property (A) in a manner that would grant or purport to grant to any Person any rights to or immunities under any of the Company Owned Intellectual Property, or (B) under any license requiring any Group Company to disclose or distribute any source code to any of the Company Products or otherwise included in the Company Owned Intellectual Property, to license or provide any such source code for the purpose of making derivative works, or to make available for redistribution to any Person any such source code at no or minimal charge.

(i) No Company Product: (A) to the Group Companies’ knowledge, contains any Malicious Code; (B) contains any bug, defect or error that materially and adversely affects the use, functionality or performance of such Company Product or any product or system containing or used in conjunction with such Company Product; or (C) materially fails to comply with any applicable warranty or other contractual commitment made by or on behalf of any Group Company relating to the use, functionality or performance of such Company Product or any product or system containing or used in conjunction with such Company Product. Since December 31, 2018, no Group Company (or any of its Representatives) has received any written claim from any Person alleging any of the foregoing.

Section 3.14  Labor Matters.

(a) The Company has provided to 7GC a true and correct list of all employees and individual independent contractors of the Group Company, containing: (i) their names and status as an employee or contractor; (ii) the entity with which they are employed or engaged and their location (country, state, city); (iii) their start dates and number of years of continuous service; (iv) their positions and job titles; (v) their fulltime, part-time, or temporary status; (vi) their base salaries or base hourly wage or contract rate; (vii) their target bonus rates or target commission rates; (viii) any other compensation payable to them (including compensation payable pursuant to any other bonus, deferred compensation, commission arrangements or other compensation, and/or severance payments); (ix) any promises or commitments made to them with respect to changes or additions to their compensation or benefits; (x) their visa status, if applicable, and (xi) designation of whether they are classified as exempt or non-exempt for purposes of the Fair Labor Standards Act and any similar state law.

(b) Since December 31, 2019, (i) none of the Group Companies (A) has or has had any material Liability for any arrears of wages, salaries, premiums, commissions, bonuses, fees or other compensation for services, or any penalty or other sums for failure to comply with any of the foregoing, and (B) has or has had any material Liability for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity with respect to unemployment compensation benefits, social security, social insurances or other benefits or obligations for any employees of any Group Company (other than routine payments to be made in the ordinary course of business); and (ii) the Group Companies have withheld all amounts required by applicable Law or by agreement to be withheld from wages, salaries, and other payments to employees or independent contractors of each Group Company, except in the case of clauses (i) and (ii) above, as would have, or be reasonably expected to have, a Company Material Adverse Effect.

(c) Since December 31, 2019 there has been no “mass layoff” or “plant closing” as defined by WARN related to any Group Company, and the Group Companies have not incurred any material Liability under WARN nor will they incur any material Liability under WARN as a result of the transactions contemplated by this Agreement.

(d) There are no material Proceedings pending or, to the Company’s knowledge, threatened by or on behalf of any current or former director, manager, officer, employee, applicant, individual independent contractor or other service providers or government or administrative authority, including, but not limited to, any claims relating to actual or alleged harassment, discrimination, or retaliation, or similar tortious conduct, breach of contract, wrongful termination, defamation, intentional or negligent infliction of emotional distress, interference with contract or interference with actual or prospective economic disadvantage, salary differences, and social security contributions and taxes. No Group Company is bound by any consent decree with, or citation by, any Governmental Entity relating to any employment practices, except as would have, or be reasonably expected to have, a Company Material Adverse Effect.

(e) Since December 31, 2019, (i) the Group Companies have been in compliance in all material respects with all applicable Laws respecting labor, employment and employment practices and (ii) no Group Company has been a party to or bound by any collective bargaining agreements or other Contracts with any labor organization, works council, labor union or other employee representative (collectively, “CBA”). Since December 31, 2019, there has been no actual or, to the Company’s knowledge, threatened unfair labor practice charges, material grievances, arbitrations, strikes, lockouts, work stoppages, slowdowns, picketing, hand billing or other material labor disputes against or affecting any Group Company. To the Company’s knowledge, since December 31, 2019 there have been no labor organizing activities with respect to any employees or other service providers of any Group Company. The Group Companies have no notice or consultation obligations to any labor union, labor organization or works council, which is representing any employee, individual independent contractor or other service provider in connection with the execution of this Agreement or consummation of the transactions contemplated by this Agreement.

(f) To the Company’s knowledge, no current or former employee or independent contractor of any Group Company is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement, restrictive covenant or other obligation: (i) owed to any Group Company; or (ii) owed to any third party with respect to such person’s right to be employed or engaged by the applicable Group Company.

Section 3.15  Insurance. All material insurance policies of any Group Company (including fire, liability, workers’ compensation, property, cyber, casualty and other forms of insurance owned or held by any Group Company) are in full force and effect, all premiums due and payable thereon as of the date hereof have been paid in full as of the date hereof, and no claim by any Group Company is pending under any such policies as to which coverage has been denied or disputed, or rights reserved to do so, by the underwriters thereof, except in each case as would not have, or would not be reasonably expected to have, a Company Material Adverse Effect. No Group Company is in material breach or default under the terms of any such insurance policy (including any such breach or default with respect to the giving of notice of claims) and, to the Company’s knowledge, no event has occurred which (with or without notice or the lapse of time or both) would constitute a material breach or material default except in each case as would not have, or would not be reasonably expected to have, a Company Material Adverse Effect. No written notice of pending material premium increase, cancellation, termination or non-renewal has been received by any Group Company with respect to any such policy except in each case as would not have, or would not be reasonably expected to have, a Company Material Adverse Effect. No Group Company has a self-insurance or co-insurance program.

Section 3.16  Tax Matters.

(a) Each Group Company has prepared and filed all income and other material Tax Returns required to have been filed by it, all such Tax Returns are true, correct and complete in all material respects and prepared in compliance in all material respects with all applicable Law, and each Group Company has paid all income and other material Taxes required to have been paid by it regardless of whether or not shown on any such Tax Return.

(b) Each Group Company has withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder, or other third party.

(c) No Group Company is currently the subject of any Proceeding conducted by a Tax Authority with respect to Taxes (a “Tax Proceeding”), and no Tax Proceeding with respect to any Group Company is pending or has been threatened in writing. No Group Company has been informed in writing of any deficiency, proposed adjustment, or assessment, in each case with respect to material Taxes, that has not been fully paid or finally resolved.

(d) No Group Company has consented to extend or waive the time in which any material Tax may be assessed or collected by any Tax Authority and no request for such a waiver is currently outstanding, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business.

(e) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been requested, entered into or issued by any Tax Authority with respect to a Group Company which agreement or ruling would be effective after the Closing Date.

(f) No Group Company is or has been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income tax Law).

(g) There are no material Liens for Taxes on any assets of the Group Companies other than Permitted Liens.

(h) During the two-year period ending on the date of this Agreement, no Group Company (or any predecessor thereof) was a distributing corporation or a controlled corporation in a transaction purported or intended to be governed by Section 355 of the Code.

(i) No Group Company (i) has ever been a member of an Affiliated Group (other than an Affiliated Group the common parent of which was a Group Company) or (ii) has any Liability for the Taxes of any Person (other than a Group Company) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, or otherwise by operation of Law.

(j) No written claims have ever been made by any Tax Authority in a jurisdiction where a Group Company does not file a particular type of Tax Return or pay a particular type of Tax that such Group Company is or may be required to file such a Tax Return or pay such Taxes, which claims have not been finally resolved or withdrawn.

(k) No Group Company is a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than commercial agreements entered into in the ordinary course of business that are not primarily related to Taxes), and no Group Company is a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income Tax purposes.

(l) No Group Company has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(m) No Group Company will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in (or use of an improper) method of accounting for a taxable period ending on or prior to the Closing Date or for the portion of any Straddle Period ending on the Closing Date, including under Section 481 of the Code (or any corresponding or similar provision of state, local, non-U.S. or other applicable Law); (ii) installment sale or open transaction disposition made on or prior to the Closing Date; (iii) prepaid amount, advanced payment or deferred revenue received or accrued outside of the ordinary course of business on or prior to the Closing Date; or (iv) any intercompany transaction entered into on or prior to the Closing Date.

(n) Each Group Company has (i) materially complied with all legal requirements in order to defer the amount of the employer’s share of any “applicable employment taxes” under Section 2302 of the CARES Act, and (ii) to the extent applicable, materially complied with all legal requirements and duly accounted for any available Tax credits under Sections 7001 through 7005 of the Families First Coronavirus Response Act and Section 2301 of the CARES Act.

(o) No Group Company has taken, has agreed to take, or intends to take, in each case, any action that could reasonably be expected to prevent or impede the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment. To the knowledge of the Company, no facts or circumstances exist that could reasonably be expected to prevent or impede the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment.

(p) All material reports or filings required to be filed by or with respect to each Group Company relating to escheat and/or abandoned or unclaimed property have been filed with the appropriate Governmental Entity, and all such reports or filings are true, complete and correct in all material respects. Each Group Company has paid, remitted, or otherwise turned over to the appropriate Governmental Entity all material property subject to escheat and/or abandoned or unclaimed property Laws and has otherwise complied in all material respects with all applicable escheat and/or abandoned or unclaimed property Laws.

Section 3.17  Brokers. Section 3.17 of the Company Schedules sets forth a true, correct and complete list of (a) all broker’s, finder’s, financial advisor’s, investment banker’s fees or commissions or similar payments payable to any broker, finder, financial advisor or investment banker in connection with the transactions contemplated by this Agreement or any Ancillary Document based upon arrangements made by or on behalf of any Group Company or their respective Affiliates, (b) all amounts due and payable to any Persons described in clause (a) in connection with, or as a result of, directly or indirectly, the execution, negotiation or delivery of this Agreement or any Ancillary Document, the performance of the covenants or obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby and (c) each Contract pursuant to which such amounts are due and payable.

Section 3.18  Real and Personal Property.

(a) Owned Real Property. No Group Company owns any real property.

(b) Leased Real Property. Section 3.18(b) of the Company Schedules sets forth a true, correct and complete list (including street addresses) of all real property leased by any of the Group Companies (the “Leased Real Property”) and all Real Property Leases pursuant to which any Group Company is a tenant or landlord as of the date of this Agreement. Except in each case as would not have, or would not be reasonably expected to have, a Company Material Adverse Effect, each Real Property Lease is in full force and effect and is a valid, legal and binding obligation of the applicable Group Company, enforceable in accordance with its terms against such Group Company and, to the Company’s knowledge, each other party thereto (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). Except in each case as would not have, or would not be reasonably expected to have, a Company Material Adverse Effect, there is no breach or default by any Group Company or, to the Company’s knowledge, any third party under any Real Property Lease, and, to the Company’s knowledge, no event has occurred which (with or without notice or lapse of time or both) would constitute a breach or default or would permit termination of, or a modification or acceleration thereof by any party to such Real Property Leases.

(c) Personal Property. Each Group Company has good, marketable and indefeasible title to, or a valid leasehold interest in or license or right to use, all of the assets and properties of the Group Companies reflected in the Latest Balance Sheet or thereafter acquired by the Group Companies, except for assets disposed of in the ordinary course of business or as would not have, or would be reasonably expected not to have, a Company Material Adverse Effect. The tangible assets and properties of the Group Companies are in good operating condition in all respects (normal wear and tear excepted) and are fit, in all respects, for use in the ordinary course of business, and no uninsurable damage has, since the date of the Latest Balance Sheet, occurred with respect to such assets and properties, except in each case as would not have, or would not be reasonably expected to have, a Company Material Adverse Effect.

Section 3.19  Transactions with Affiliates. Section 3.19 of the Company Schedules sets forth all Contracts between (a) any Group Company, on the one hand, and (b) any officer, director, employee, partner, member, manager, direct or indirect equityholder or Affiliate of any Group Company or any immediate family member of the foregoing Persons, on the other hand (the Persons identified in this clause (b), “Pre-Closing Holder Related Parties”), other than (i) Contracts with respect to a Pre-Closing Holder Related Party’s employment or services with (including benefit plans and other ordinary course compensation from) any of the Group Companies, (ii) any Ancillary Document and (iii) Contracts entered into after the date hereof that are either permitted pursuant to Section 5.1(b) or entered into in accordance with Section 5.1(b) (all such Contracts, “Pre-Closing Holder Related Party Transactions”). No Pre-Closing Holder Related Party has, since December 31, 2019, been a party to any transaction with any Group Company that would be required to be disclosed pursuant to Item 404 of Regulation S-K. No Pre-Closing Holder Related Party (A) owns any interest in any asset used in the Business or in any competitor of the Business, or (B) owes any amount to, or is owed any amount by, any Group Company (other than ordinary course accrued compensation, employee benefits, employee or director expense reimbursement or other transactions entered into after the date hereof that are either permitted pursuant to Section 5.1(b) or entered into in accordance with Section 5.1(b)).

Section 3.20  Data Privacy and Security Requirements.

(a) The Group Companies are and, since December 31, 2019, have been in material compliance with all Data Privacy and Security Requirements. Except as set forth on Section 3.20 to the Company Schedules, there are no current, and since December 31, 2019, there have been no material Security Incidents at the Group Companies and, to the knowledge of the Group Companies, at their Data Processors (with respect to Business Data Processed by them). The Group Companies have implemented and maintain commercially reasonable security procedures and practices that include: (i) written policies and procedures regarding their Processing of Business Data; (ii) administrative, technical and physical safeguards designed to protect the security, confidentiality, availability, and integrity of Business Data Processed by the Company or Data Processors; and (iii) incident response, disaster recovery and business continuity plans. In the last twelve (12) months, there has not been any material failure with respect to any of the Company IT Systems that has not been addressed, remedied or replaced in all material respects. To the Group Companies’ knowledge, the Company IT Systems do not contain any worm, bomb, Trojan Horse, backdoor, drop dead device, ransomware, clock, timer or other device, code, design or routine designed or intended to have, or capable of performing, any of the following functions: (a) disrupting, disabling, harming, interfering with or otherwise impeding in any material manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (b) materially damaging or destroying any data or file without the user’s consent, collectively (“Malicious Code”).

(b) The Group Companies have, with respect to all Business Data, all rights necessary to conduct the operation of such Business as then-currently conducted, in all material respects. None of the Group Companies has received any written or electronic notice from any Person from whom it licenses, acquires or purchases any Data (such arrangements, “Material Data Supply Agreements”) to the effect that any such Person will materially alter the terms of the Material Data Supply Agreements with any Group Company.  No Group Company is in breach of any Material Data Supply Agreements in any material respect.

Section 3.21  Compliance with International Trade & Anti-Corruption Laws.

(a) Neither the Group Companies, nor, to the Company’s knowledge, any of their Representatives or any other Persons in each case to the extent acting for or on behalf of any of the Group Companies is or has been, since December 31, 2015, (i) a Person named on any Sanctions and Export Control Laws-related list of designated Persons maintained by a Governmental Entity; (ii) located, organized or resident in a country or territory which is itself the subject of or target of any Sanctions and Export Control Laws; (iii) an entity owned, directly or indirectly, individually or in the aggregate, fifty percent or more by one or more Persons described in subsections (i) or (ii); (iv) otherwise engaging in dealings with or for the benefit of any Person described in subsections (i) – (iii) or any country or territory which is or has, since December 31, 2015, been the subject of or target of any Sanctions and Export Control Laws (at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, Venezuela, Sudan and Syria); or (v) otherwise in violation of Sanctions and Export Control Laws.

(b)  Neither the Group Companies nor, to the Company’s knowledge, any of their Representatives or any other Persons in each case to the extent acting for or on behalf of any of the Group Companies has (i) made, offered, promised, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person, (ii) made or paid any contributions, directly or indirectly, to a domestic or foreign political party or candidate, or (iii) otherwise made, offered, received, authorized, promised or paid any improper payment under any Anti-Corruption Laws.

(c) To the Company’s knowledge, there are no Proceedings, filings, Orders, inquiries or governmental investigations alleging any such violations of Anti-Corruption Laws or Sanctions and Export Control Laws by the Group Companies or any of their Representatives or any other Persons in each case to the extent acting for or on behalf of any of the Group Companies, and, to the Company’s knowledge, no such Proceedings, filings, Orders, inquiries or governmental investigations have been threatened or are pending and there are no circumstances likely to give rise to any such Proceedings, filings, Orders, inquiries or governmental investigations.

Section 3.22  Information Supplied. None of the information supplied or to be supplied by the Group Companies expressly for inclusion prior to the Closing: (a) in the Registration Statement / Proxy Statement will, when the Registration Statement / Proxy Statement is declared effective or when the Registration Statement / Proxy Statement is mailed to stockholders of 7GC, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; or (b) in the current report on Form 8-K filed after the Closing will, when filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to: (i) any information supplied by or on behalf of 7GC or its Affiliates or (ii) any information or statements made or incorporated by reference in such filings that were not supplied by or on behalf of the Company for use in such filings.

Section 3.23  Indebtedness. Immediately after giving effect to the transactions contemplated by this Agreement and the Ancillary Documents, there will be no “Default”, “Event of Default” or similar event that has occurred and is continuing with respect to any Indebtedness for borrowed money of 7GC or any of its Subsidiaries (including, for the avoidance of doubt, the Group Companies).

Section 3.24  Investigation; No Other Representations.

(a) The Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of the 7GC Parties and (ii) it has been furnished with or given access to such documents and information about the 7GC Parties and their respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.

(b) In entering into this Agreement and the Ancillary Documents to which it is a party, the Company has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article 4 and in the Ancillary Documents to which it is a party and no other representations or warranties of any 7GC Party or any other Person, either express or implied, and the Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article 4 and in the Ancillary Documents to which it is a party, no 7GC Party or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby.

Section 3.25  EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO the 7GC parties OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS Article 3, OR THE ANCILLARY DOCUMENTS, NONE OF The Company OR ANY OTHER PERSON MAKES, AND the company EXPRESSLY DISCLAIMS (ON HIS, HER OR ITS own BEHALF AND ON BEHALF OF HIS, HER OR ITS RESPECTIVE REPRESENTATIVES) ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO THE CONDITION, VALUE OR QUALITY OF THE COMPANY STOCK OR BUSINESSES OR ASSETS OF ANY OF THE GROUP COMPANIES, AND the company SPECIFICALLY DISCLAIMS (ON HIS, HER OR ITS own BEHALF, ON THE GROUP COMPANIES’ BEHALF AND ON BEHALF OF HIS, HER OR ITS RESPECTIVE REPRESENTATIVES) ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THEIR ASSETS, ANY PART THEREOF, THE WORKMANSHIP THEREOF, AND THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, IT BEING UNDERSTOOD THAT SUCH SUBJECT ASSETS ARE BEING ACQUIRED “AS IS, WHERE IS” ON THE CLOSING DATE, AND IN THEIR PRESENT CONDITION, AND EACH OF The 7GC Parties SHALL RELY SOLELY ON ITS OWN EXAMINATION AND INVESTIGATION THEREOF AND THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS Article 3 AND THE ANCILLARY DOCUMENTS.

Article 4
REPRESENTATIONS AND WARRANTIES RELATING TO THE 7GC PARTIES

Except as set forth (a) subject to Section 8.8, on the 7GC Schedules or (b) in any 7GC SEC Reports (excluding any disclosures in any “risk factors” section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimers and other disclosures that are generally cautionary, predictive or forward-looking in nature), each 7GC Party hereby represents and warrants on behalf of itself to the Company as of the date hereof and as of the Closing Date, as follows:

Section 4.1  Organization and Qualification.

(a) Such 7GC Party is a corporation, limited liability company or other business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable), except where the failure to be in good standing (or the equivalent thereof) would not have, or be reasonably expected to have, a 7GC Material Adverse Effect. Such 7GC Party has the requisite corporate, limited liability company or other applicable business entity power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted, except where the failure to have such power or authority would not have a 7GC Material Adverse Effect. Such 7GC Party is duly qualified or licensed to transact business in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed would not have a 7GC Material Adverse Effect.

(b) True, correct and complete copies of the Governing Documents of each 7GC Party have been provided (including via the SEC’s EDGAR system) to the Company, in each case, as amended and in effect as of the date hereof. The Governing Documents of each 7GC Party are in full force and effect and none of the 7GC Parties are in breach or violation of any provision set forth in their respective Governing Documents.

Section 4.2  Authority. Such 7GC Party has the requisite corporate, limited liability company or other similar power and authority to execute and deliver this Agreement, each of the Ancillary Documents to which such 7GC Party is or will be a party and to consummate the transactions contemplated hereby and thereby. Subject to the receipt of the 7GC Stockholder Approval and the First Merger Sub Sole Stockholder Approval, the execution and delivery of this Agreement, the Ancillary Documents to which such 7GC Party is or will be a party and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary corporate action on the part of such 7GC Party. This Agreement has been and each Ancillary Document to which such 7GC Party is or will be a party has been or will be upon execution thereof, duly and validly executed and delivered by such 7GC Party and constitutes or will constitute, upon execution thereof, as applicable, a valid, legal and binding agreement of such 7GC Party (assuming this Agreement has been and the Ancillary Documents to which such 7GC Party is or will be a party are or will be upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party hereto or thereto, as applicable), enforceable against such 7GC Party in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

Section 4.3  Consents and Requisite Government Approvals; No Violations. Assuming the truth and accuracy of the representations and warranties set forth in Section 3.5 (and assuming all Consents referred to in such Sections (or required to be disclosed in the corresponding sections of the Company Schedules) are made or obtained), no Consent of any Governmental Entity is necessary for the execution, delivery or performance of this Agreement or the Ancillary Documents to which such 7GC Party is or will be a party or bound, or the consummation by such 7GC Party of the transactions contemplated hereby and thereby, except for (a) compliance with and filings under the HSR Act, (b) compliance with and filings under any applicable Securities Laws, including the Registration Statement / Proxy Statement, (c) the 7GC Stockholder Approval, (d) the filings, notices or other actions contemplated by Section 5.15 or (e) those the failure of which to obtain or make would not have, or be reasonably expected to have, a 7GC Material Adverse Effect. Neither the execution, delivery and performance by such 7GC Party of this Agreement nor the Ancillary Documents to which such 7GC Party is or will be a party nor the consummation by such 7GC Party of the transactions contemplated hereby and thereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) conflict with or result in any breach of any provision of the Governing Documents of such 7GC Party, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of, or the loss of any benefits under, any Contract to which such 7GC Party is a party or by which any such 7GC Party or any of its properties or assets are bound, (iii) violate, or constitute a breach under, any Order or applicable Law to which any such 7GC Party or any of its properties or assets are bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) of such 7GC Party, except in the case of clauses (ii) though (iv) above, as would not have, or be reasonably expected to have, a 7GC Material Adverse Effect.

Section 4.4  Brokers. Section 4.4 of the 7GC Schedules sets forth a true, correct and complete list of (a) all broker’s, finder’s, financial advisor’s, investment banker’s fees or commissions or similar payments payable to any broker, finder, financial advisor or investment banker in connection with the transactions contemplated by this Agreement or any Ancillary Document based upon arrangements made by or on behalf of the 7GC Parties or any of their respective Affiliates for which any Group Company may become liable, (b) all amounts due and payable to any Persons described in clause (a) in connection with, or as a result of, directly or indirectly, the execution, negotiation or delivery of this Agreement or any Ancillary Document, the performance of the covenants or obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby and (c) each Contract pursuant to which such amounts are due and payable.

Section 4.5  Intentionally Omitted.

Section 4.6  Information Supplied. None of the information supplied or to be supplied by or on behalf of such 7GC Party expressly for inclusion or incorporation by reference: (a) in the Registration Statement / Proxy Statement will, when the Registration Statement / Proxy Statement is declared effective by the SEC, when the Registration Statement / Proxy Statement is mailed to the holders of 7GC Pre-Merger Shares as of the record date for the 7GC Stockholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; or (b) in the current report on Form 8-K filed after the Closing (or in any amendments to such Form 8-K) will, when filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 4.7  Capitalization of the 7GC Parties.

(a) Section 4.7(a) of the 7GC Schedules sets forth as of the date hereof a true, correct, and complete statement of the number and class or series (as applicable) of the issued and outstanding 7GC Pre-Merger Shares and 7GC Warrants. All outstanding 7GC Pre-Merger Shares and 7GC Warrants have been duly authorized and validly issued and are fully paid and non-assessable. Such Equity Securities (i) were not issued in violation of the Governing Documents of 7GC, and (ii) are not subject to any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person (other than transfer restrictions under applicable Securities Law or under the Governing Documents of 7GC) and were not issued in violation of any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person. Except for this Agreement, the Ancillary Documents, as set forth in 7GC’s Governing Documents (including the 7GC Stockholder Redemptions) and the transactions contemplated hereby and thereby, there are no outstanding (A) equity appreciation, phantom equity, profit participation rights, or (B) options, restricted stock, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, preemptive or similar rights, rights of first refusal or first offer or other Contracts that could require 7GC to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any 7GC Pre-Merger Shares or 7GC Warrants or securities convertible into or exchangeable for 7GC Pre-Merger Shares or 7GC Warrants, and, except as expressly contemplated by this Agreement, the Ancillary Documents, and 7GC’s Governing Documents there is no obligation of 7GC, to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any 7GC Pre-Merger Shares or 7GC Warrants or securities convertible into or exchangeable for 7GC Pre-Merger Shares or 7GC Warrants. Except in connection with the 7GC Stockholder Redemptions, neither 7GC nor any Merger Sub is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Equity Securities. Neither 7GC nor any Merger Sub is party to any voting trust, proxy or other agreement or understanding with respect to the voting of any of its Equity Securities, other than as disclosed in the 7GC SEC Reports. There are no outstanding registration rights in respect of Equity Securities of 7GC (other than as disclosed in the 7GC SEC Reports) or any Merger Sub.

(b) As of the date hereof, 7GC has no Subsidiaries other than the Merger Subs and does not own, directly or indirectly, any Equity Securities in any Person other than the Merger Subs. As of the date hereof, 7GC owns all of the outstanding Equity Securities of each Merger Sub, free and clear of any Liens (other than the Permitted Liens).

(c) As of the date of this Agreement, there are no securities or instruments issued by or to which 7GC is a party containing anti-dilution or similar provisions with respect to the equity interests of 7GC that will be triggered by the consummation of the transactions contemplated hereby that have not been or will be waived on or prior to the Closing Date.

(d) The Total Consideration (excluding the Excess 7GC Transaction Expenses (if any)), when issued in accordance with the terms hereof, shall be duly authorized and validly issued, fully paid and non-assessable and issued in compliance with all applicable Securities Laws and not subject to, and not issued in violation of, any Lien, purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable Law, Governing Documents of 7GC, or any Contract to which 7GC is a party or otherwise bound, other than Liens arising under applicable Securities Laws or Liens arising under this Agreement or any Ancillary Document.

Section 4.8  SEC Filings. Except as set forth on Section 4.8 of the 7GC Schedules, 7GC has timely filed or furnished all statements, prospectuses, registration statements, forms, reports and documents required to be filed or furnished by it prior to the date of this Agreement with the SEC pursuant to Federal Securities Laws since its incorporation (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, the “7GC SEC Reports”), and, as of the Closing, will have filed or furnished all other statements, prospectuses, registration statements, forms, reports and other documents required to be filed or furnished by it subsequent to the date of this Agreement with the SEC pursuant to Federal Securities Laws through the Closing (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, but excluding the Registration Statement / Proxy Statement, the “Additional 7GC SEC Reports”). Each of the 7GC SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, complied, and each of the Additional 7GC SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, will comply, in all material respects with the applicable requirements of the Federal Securities Laws (including the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder) applicable to the 7GC SEC Reports or the Additional 7GC SEC Reports. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the 7GC SEC Reports. To the knowledge of 7GC, none of the 7GC SEC Reports filed on or prior to the date of this Agreement is subject to any ongoing SEC investigation or review. The 7GC SEC Reports did not at the time they were filed with the SEC, or if amended, as of the date of such amendment with respect to those disclosures that were amended (except to the extent that information contained in any 7GC SEC Report has been superseded by a subsequently filed 7GC SEC Report) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each director and executive officer of 7GC has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder. As of the date hereof, neither 7GC nor any Merger Sub is an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of a Person subject to registration or regulation as an “investment company”, in each case, within the meaning of the Investment Company Act.

Section 4.9  Trust Account. The funds held in the Trust Account are invested in U.S. government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act and held in trust pursuant to that certain Investment Management Trust Agreement, dated December 22, 2020, by and between 7GC and Continental Stock Transfer & Trust Company, as trustee (the “Trustee”) (the “Trust Agreement”). There are no separate agreements, side letters or other arrangements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the 7GC SEC Reports to be inaccurate in any material respect or, to 7GC’s knowledge, that would entitle any Person to any portion of the funds in the Trust Account (other than (a) in respect of deferred underwriting commissions or Taxes, (b) to the Public Stockholders who have elected to redeem their 7GC Pre-Merger Class A Shares pursuant to any 7GC Stockholder Redemptions or (c) if 7GC fails to complete a business combination as contemplated by a Business Combination Proposal within the allotted time period and liquidates the Trust Account, subject to the terms of the Trust Agreement, 7GC (in limited amounts to permit 7GC to pay the expenses of the Trust Account’s liquidation and dissolution) and then to the Public Stockholders). Prior to the Closing, none of the funds held in the Trust Account are permitted to be released, except in the circumstances described in the Governing Documents of 7GC and the Trust Agreement. The Trust Agreement is valid, binding and in full force and effect and enforceable in accordance with its terms and has not been amended or modified. As of the date hereof, the Trust Account consists of no less than $100,000,000.00. There are no Proceedings (or to the knowledge of 7GC, investigations) pending or to the knowledge of 7GC, threatened with respect to the Trust Account. As of the date of this Agreement, assuming the accuracy of the representations and warranties of the Company in this Agreement and the compliance of the Company with its respective obligations hereunder, 7GC has no reason to believe that any of the conditions to use the funds in the Trust Account will not be satisfied or that funds available in the Trust Account (after giving effect to any 7GC Stockholder Redemptions and release of funds in accordance with the terms of 7GC’s Governing Documents and the Trust Agreement) will not be available to 7GC at the First Effective Time.

Section 4.10  Litigation. There is (and since its incorporation there has been) no Proceeding pending or, to 7GC’s knowledge, threatened against or involving (a) any 7GC Party, (b) any of its respective properties or assets, or (c) any of its respective managers, officers, directors or employees (in their capacities as such), except as would not have, or be reasonably expected to have, a 7GC Material Adverse Effect. No 7GC Party is subject to any outstanding Order that is, or would reasonably be expected to be, material to the 7GC Parties. As of the date hereof, there are no material Proceedings pending or threatened by 7GC or the Merger Subs against any other Person.

Section 4.11  Compliance with Applicable Law. Each 7GC Party is (and since its incorporation or formation, as applicable, has been) in compliance with all applicable Laws, except as would not have, or be reasonably expected to have, a 7GC Material Adverse Effect. No 7GC Party has, since its incorporation or formation, as applicable, through the date hereof, received any written notice or communication from any Governmental Entity regarding any actual, alleged, or potential violation in any material respect of, or a failure to comply in any material respect with, any applicable Laws, except as would not have, or be reasonably expected to have, a 7GC Material Adverse Effect.

Section 4.12  Internal Controls; Listing; Financial Statements.

(a) Except as not required in reliance on exemptions from various reporting requirements by virtue of 7GC’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, or “smaller reporting company” within the meaning of the Exchange Act, since its incorporation, (i) 7GC has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of 7GC’s financial reporting and the preparation of 7GC’s financial statements for external purposes in accordance with GAAP and (ii) 7GC has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to 7GC is made known to 7GC’s principal executive officer and principal financial officer by others within 7GC.

(b) 7GC has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(c) As of the date hereof, 7GC is in compliance in all material respects with all applicable listing and corporate governance rules and regulations of Nasdaq. The classes of securities representing issued and outstanding 7GC Pre-Merger Class A Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq. As of the date of this Agreement, there is no material Proceeding pending or, to the knowledge of 7GC, threatened against 7GC by Nasdaq or the SEC with respect to any intention by such entity to deregister 7GC Pre-Merger Class A Shares or prohibit or terminate the listing of 7GC Pre-Merger Class A Shares on Nasdaq. 7GC has not taken any action that is designed to terminate the registration of 7GC Pre-Merger Class A Shares under the Exchange Act.

(d) The 7GC SEC Reports contain true, correct, and complete copies of the applicable 7GC Financial Statements. The 7GC Financial Statements (i) fairly present in all material respects the financial position of 7GC as at the respective dates thereof, and the results of its operations, stockholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except, in the case of any audited financial statements, as may be indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (iii) in the case of the audited 7GC Financial Statements, were audited in accordance with the standards of the PCAOB and (iv) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(e) Since its incorporation, 7GC has not received any written notification of any (a) “significant deficiency” in the internal controls over financial reporting of 7GC, (b) “material weakness” in the internal controls over financial reporting of 7GC or (c) Fraud, whether or not material, that involves management or other employees of 7GC who have a significant role in the internal controls over financial reporting of 7GC.

Section 4.13  No Undisclosed Liabilities. Except for Liabilities (a) set forth in Section 4.13 of the 7GC Schedules, (b) incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants and agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, (c) set forth or disclosed in the 7GC Financial Statements included in the 7GC SEC Reports, (d) that have arisen since the date of the most recent balance sheet included in the 7GC SEC Reports in the ordinary course of business (none of which is a Liability for breach of contract, breach of warranty, tort, infringement, misappropriation or violation of Law), (e) either permitted to be incurred pursuant to Section 5.14 or incurred in accordance with Section 5.14 or (f) that are not and would not reasonably be expected to be, individually or in the aggregate, material to 7GC, 7GC has no Liabilities.

Section 4.14  Tax Matters.

(a) Each 7GC Party has prepared and filed all income and other material Tax Returns required to have been filed by it, all such Tax Returns are true, correct and complete in all material respects and prepared in compliance in all material respects with all applicable Law, and each 7GC Party has paid all income and other material Taxes required to have been paid by it regardless of whether or not shown on any such Tax Return.

(b) Each 7GC Party has withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder, or other third party.

(c) No 7GC Party is currently the subject of any Tax Proceeding, and no Tax Proceeding with respect to any 7GC Party is pending or has been threatened in writing. No 7GC Party has been informed in writing of any deficiency, proposed adjustment, or assessment, in each case with respect to material Taxes, that has not been fully paid or finally resolved.

(d) No 7GC Party has consented to extend or waive the time in which any material Tax may be assessed or collected by any Tax Authority and no request for such a waiver is currently outstanding, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business.

(e) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been requested, entered into or issued by any Tax Authority with respect to a 7GC Party which agreement or ruling would be effective after the Closing Date.

(f) No 7GC Party is or has been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income tax Law).

(g) There are no Liens for material Taxes on any assets of the 7GC Parties other than Permitted Liens.

(h) During the two-year period ending on the date of this Agreement, no 7GC Party (or any predecessor thereof) was a distributing corporation or a controlled corporation in a transaction purported or intended to be governed by Section 355 of the Code.

(i) No 7GC Party (i) has ever been a member of an Affiliated Group (other than an Affiliated Group the common parent of which is 7GC) or (ii) has any Liability for the Taxes of any Person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, or otherwise by operation of Law.

(j) No written claims have ever been made by any Tax Authority in a jurisdiction where a 7GC Party does not file a particular type of Tax Return or pay a particular type of Tax that such 7GC Party is or may be required to file such a Tax Return or pay such Taxes, which claims have not been finally resolved or withdrawn.

(k) No 7GC Party is a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than commercial agreements entered into in the ordinary course of business that are not primarily related to Taxes), and no 7GC Party is a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income Tax purposes.

(l) No 7GC Party has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(m) No 7GC Party will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in (or use of an improper) method of accounting for a taxable period ending on or prior to the Closing Date or for the portion of any Straddle Period ending on the Closing Date, including under Section 481 of the Code (or any corresponding or similar provision of state, local, non-U.S. or other applicable Law); (ii) installment sale or open transaction disposition made on or prior to the Closing Date; (iii) prepaid amount, advanced payment or deferred revenue received or accrued outside of the ordinary course of business on or prior to the Closing Date; or (iv) any intercompany transaction entered into on or prior to the Closing Date.

(n) No 7GC Party has (i) deferred any “applicable employment taxes” under Section 2302 of the CARES Act or (ii) claimed, applied for, or availed itself of any Tax credits under Sections 7001 through 7005 of the Families First Coronavirus Response Act and Section 2301 of the CARES Act.

(o) No 7GC Party has taken, has agreed to take, or intends to take, in each case, any action that could reasonably be expected to prevent or impede the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment. To the knowledge of 7GC, no facts or circumstances exist that could reasonably be expected to prevent or impede the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment. 7GC is and always has been classified as a domestic corporation taxable under subchapter C of the Code for U.S. federal income tax purposes. Second Merger Sub is a direct wholly owned subsidiary of 7GC and is and always has been classified as disregarded as separate from 7GC for U.S. federal income tax purposes. First Merger Sub is a direct wholly owned subsidiary of Second Merger Sub.

(p) No amount that could be received (whether in cash or property or the vesting of property) by any “disqualified individual” of 7GC in connection with the consummation of the transactions contemplated by this Agreement (alone or in combination with any other event) is reasonably expected, separately or in the aggregate, to be nondeductible under Section 280G of the Code or subjected to an excise tax under Section 4999 of the Code.

(q) All material reports or filings required to be filed by or with respect to each 7GC Party relating to escheat and/or abandoned or unclaimed property have been filed with the appropriate Governmental Entity, and all such reports or filings are true, complete and correct in all material respects. Each 7GC Party has paid, remitted, or otherwise turned over to the appropriate Governmental Entity all material property subject to escheat and/or abandoned or unclaimed property Laws and has otherwise complied in all material respects with all applicable escheat and/or abandoned or unclaimed property Laws.

Section 4.15  Business Activities.

(a) Since its organization, other than as described in the 7GC SEC Reports, 7GC has not conducted any material business activities other than activities directed toward the accomplishment of a business combination. Except as set forth in the 7GC Governing Documents, there is no Contract, or Order binding upon 7GC or to which 7GC is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of 7GC or any acquisition of property by 7GC or the conduct of business as currently conducted, other than such effects, individually or in the aggregate, which are not, and would not reasonably be expected to be, have a 7GC Material Adverse Effect.

(a) Except for this Agreement and the transactions contemplated by this Agreement, 7GC has no interests, rights, obligations or Liabilities with respect to, and 7GC is not party to, bound by nor are any of its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a 7GC Competing Transaction.

(b) Other than pursuant to this Agreement, neither 7GC nor any Merger Sub is the subject of any bankruptcy, dissolution, liquidation, reorganization or similar proceeding.

(c) Other than any 7GC’s officers and directors, 7GC and the Merger Subs do not employ and have never employed any employees. Other than reimbursement of any out-of-pocket expenses incurred by 7GC’s officers and directors in connection with activities on 7GC’s behalf, 7GC has no unsatisfied material liability with respect to any employee, officer or director. 7GC and the Merger Subs have never and do not currently maintain, sponsor, contribute to or have any direct or material liability under any Employee Benefit Plan.

Section 4.16  Investigation; No Other Representations.

(a) Such 7GC Party, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of the Group Companies (including the Business) and (ii) it has been provided with certain documents and certain information about the Group Companies and their respective businesses and operations to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.

(b) In entering into this Agreement and the Ancillary Documents to which it is a party, such 7GC Party has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article 3 and the Ancillary Documents to which it is a party or a beneficiary of any representations and warranties (including each Support Agreement and each Letter of Transmittal) and no other representations or warranties of the Company or any other Person, either express or implied, and such 7GC Party, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article 3 and in the Ancillary Documents to which it is a party or a beneficiary of any representations and warranties (including each Support Agreement and each Letter of Transmittal), none of the Company or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby.

Section 4.17  EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO the company OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS Article 4 and THE ANCILLARY DOCUMENTS, NO 7GC Party OR ANY OTHER PERSON MAKES, AND EACH 7GC party EXPRESSLY DISCLAIMS (ON ITS own BEHALF AND ON BEHALF OF its REPRESENTATIVES) ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO THE CONDITION, VALUE OR QUALITY OF THE equity SECURITIES, BUSINESSES OR ASSETS OF any 7GC party, AND EACH 7GC party SPECIFICALLY DISCLAIMS (ON ITS own BEHALF AND ON BEHALF OF its REPRESENTATIVES) ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THEIR ASSETS, ANY PART THEREOF, THE WORKMANSHIP THEREOF, AND THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, IT BEING UNDERSTOOD THAT SUCH SUBJECT ASSETS ARE BEING ACQUIRED “AS IS, WHERE IS” ON THE CLOSING DATE, AND IN THEIR PRESENT CONDITION, AND the Company SHALL RELY SOLELY ON ITS OWN EXAMINATION AND INVESTIGATION THEREOF and THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS Article 4 and THE ANCILLARY DOCUMENTS.

Article 5
COVENANTS

Section 5.1  Conduct of Business of the Group Companies.

(a) From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms (the “Pre-Closing Period”), the Company shall, and the Company shall cause its Subsidiaries (including Hyros, but prior to the closing of the Hyros Acquisition, only to the extent that the Company or any of its Affiliates exercises control) to, except (i) as expressly required by this Agreement or any Ancillary Document, (ii) as required by applicable Law, (iii) as set forth on Section 5.1(a) of the Company Schedules, (iv) as consented to in writing by 7GC, or (v) as required to comply with COVID-19 Measures (but only to the extent reasonable and prudent in light of the business of the Group Companies and, where applicable, the circumstances giving rise to adverse changes in respect of COVID-19 or the COVID-19 Measures), (A) operate the business of the Group Companies in the ordinary course and (B) use reasonable best efforts to effect the closing of the Hyros Acquisition pursuant to the Hyros Merger Agreement. In the case of the foregoing clause (B), the Company shall inform 7GC as promptly as reasonably practicable of any material developments in respect of the Hyros Acquisition (and in any event, within two (2) Business Days following any such development) and upon reasonable request by 7GC shall provide copies of all written correspondence and summaries of material oral correspondence with the counterparties to the Hyros Merger Agreement with respect to any such material development.

(b) Without limiting the generality of the foregoing, during the Pre-Closing Period, the Company shall, and the Company shall cause its Subsidiaries to, except as (i) expressly required by this Agreement, (ii) as required by applicable Law, (iii) as set forth on Section 5.1(b) of the Company Schedules or (iv) as consented to in writing by 7GC (such consent, other than in the case of Section 5.1(b)(i), (ii), (iii), (v), (xii) (xiii) or (xv), not to be unreasonably withheld, conditioned or delayed), not do any of the following:

(i) declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, any Group Company’s Equity Securities, or repurchase, redeem, or otherwise acquire, any outstanding Equity Securities of any Group Company, other than (A) any redemptions of outstanding Equity Securities of any Group Company held by an employee thereof in connection with his or her termination of employment, but solely to the extent such redemption is contemplated pursuant to the terms of such individual’s employment agreement or award agreement(s) issued under a Company Equity Plan and (B) the withholding of Equity Securities to satisfy applicable tax withholding requirements upon the exercise or vesting of any equity-based compensation award in the ordinary course of business consistent with past practice; provided that in the event of any such permitted redemption of any Company Stock, the Company shall notify 7GC in writing of such redemption and the Parties shall mutually agree to any update of the Allocation Schedule to reflect a pro rata allocation of any such redeemed Company Stock among any remaining Pre-Closing Holders;

(ii) (A) merge, consolidate, combine or amalgamate any Group Company with any Person, (B) purchase or otherwise acquire (whether by merging or consolidating with, purchasing any Equity Security in or a substantial portion of the assets of, or by any other manner) any business or any corporation, partnership, association or other business entity or organization or division thereof, or (C) purchase or otherwise acquire, or lease or license, any other property or assets of any other Person, in each case, except for completing the Hyros Acquisition pursuant to the terms and conditions of the Hyros Merger Agreement in existence as of the date hereof;

(iii) adopt any amendments, supplements, restatements or modifications to or otherwise terminate any Group Company’s Governing Documents or the Company Stockholder Agreements;

(iv) (A) sell, assign, abandon, let lapse, lease, license, grant a covenant not to sue or enforce with respect to, or otherwise dispose of any material assets or properties of the Group Companies (including any Business Intellectual Property), other than non-exclusive licenses granted in the ordinary course of business to customers to use a Company Product, (B) create, subject or incur any Lien on any material assets or properties of the Group Companies (other than Permitted Liens), or (C) disclose any Trade Secrets of any Group Company (other than pursuant to a written confidentiality agreement entered into in the ordinary course of business with reasonable protections of such Trade Secrets and other confidential information) or any source code;

(v) (A) transfer, issue, sell, grant or otherwise directly or indirectly dispose of, or subject to a Lien, (1) any Equity Securities of any Group Company or (2) any options, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating any Group Company to issue, deliver or sell any Equity Securities of any Group Company, except in each case, (i) for awards granted under the Company Equity Plan in the ordinary course of business (including grants to new hires), to satisfy outstanding commitments to employees or service providers provided that any such awards relating to more than 250,000 shares of Company Common Stock shall be considered “Excess Awards” for purposes of Section 5.10, or (ii) as the result of the exercise or conversion of or as otherwise granted in connection with any Equity Rights outstanding as of the date hereof, or (B) adjust, split, combine or reclassify any Equity Securities of any Group Company or other rights exercisable therefor or convertible into;

(vi) incur, create or assume any Indebtedness for borrowed money;

(vii) (A) enter into, or terminate, or amend or modify any material term of, any Material Contract or any Real Property Lease (excluding, for the avoidance of doubt, any expiration or automatic extension or renewal of any Material Contract or any Real Property Lease pursuant to its terms), other than entry into any such Contract in the ordinary course of business consistent with past practice or as required by Law, (B) waive any material benefit or right under any Material Contract or Material Real Property Lease, in each case of (A) and (B), or a Contract that would be a Material Contract or Real Property Lease if in existence as of the date hereof, or (C) extend, renew, terminate, amend, modify or waive any benefit or right under the Hyros Merger Agreement;

(viii) with respect to a Group Company, make any loans, advances or capital contributions to, or guarantees for the benefit of, or any equity or other investments in, any Person, other than any capital contributions by a Group Company in another wholly-owned Group Company in the ordinary course of business and the reimbursement of expenses of employees in the ordinary course of business;

(ix) except as required under the terms of any Employee Benefit Plan of the Group Companies that is set forth on the Section 3.11(a) of the Company Schedules (including any equity awards promised to Company employees), (A) amend, modify, adopt, enter into or terminate any Employee Benefit Plan of the Group Companies or any benefit or compensation plan, policy, program or Contract that would be an Employee Benefit Plan if in effect as of the date hereof, (B) grant any bonuses, cash incentive awards or similar payments, or make a commitment to pay any such amount (including any transaction or change in control bonus), (C) increase, or agree to increase, the compensation or benefits (including equity-based compensation, whether payable in cash or otherwise) payable to any current or former director, manager, officer, employee, individual independent contractor or other service providers of the Group Companies (retroactively or otherwise), (D) take any action to accelerate any payment, right to payment, or benefit, or the funding of any payment, right to payment or benefit, payable or to become payable to any current or former director, manager, officer, employee, individual independent contractor or other service provider of the Group Companies, (E) hire, engage or terminate (other than for cause), furlough or temporarily layoff any director, manager, officer, employee, individual independent contractor or other service provider of the Group Companies whose annual base compensation exceeds or would exceed $200,000, (F) except as required by Law, with respect to a Group Company or any employees of the Group Companies, amend, modify, negotiate, adopt, enter into, extend, renew or terminate any CBA or other Contract with any labor organization, works council or labor union, employee delegate, representative or other employee collective group that is representing any employee of a Group Company, (G) except as required by Law, recognize or certify any labor organization, works council, labor union or group of employees of the Group Companies as the bargaining representative for any employees of a Group Company, (H) with respect to a Group Company or any employees of the Group Companies, engage in or announce any employee layoffs, furloughs, reductions in force, reductions in compensation, hours or benefits, work schedule changes or similar actions that could implicate WARN, or (I) waive or release any noncompetition, nonsolicitation, no-hire, nondisclosure, or other restrictive covenant obligation of any current or former director, manager, officer, employee, individual independent contractor or other service providers of the Group Companies;

(x) make, change or revoke any material election concerning Taxes, adopt or change any material accounting method concerning Taxes, change any material Tax accounting period, amend any material Tax Return, take any position on any material Tax Return inconsistent with past practice, enter into any material “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law), settle or surrender any material Tax Proceeding, initiate any material voluntary disclosure proceeding, or fail to pay any material Tax when due (including any material estimated Tax payments), request any ruling relating to Taxes, or consent to any extension or waiver of any limitation period with respect to any material Taxes (other than any such extension or waiver that is obtained in the ordinary course of business;

(xi) change any member of the Group Companies’ methods of accounting or accounting practices, except as required by GAAP;

(xii) (A) enter into any settlement, conciliation or similar Contract, in each case, in respect of a Proceeding, (1) the performance of which involves or could reasonably involve at any point in the future the payment by the Group Companies (or 7GC or any of its Affiliates after the Closing) in excess of $100,000 in the aggregate (in each case with respect to any Proceeding, determined net of any insurance coverage in respect of such Proceeding), (2) that imposes, or could reasonably impose at any point in the future, any non-monetary obligations (including injunctive relief) on any Group Company (or 7GC or any of its Affiliates after the Closing), (3) that involves any criminal misconduct or any admission or wrongdoing or other misconduct by any Group Company (or 7GC or any of its Affiliates after the Closing), or (4) that is brought by or on behalf of any Pre-Closing Holder, or (B) commence any lawsuit, litigation, action, demand, examination, hearing, claim, charge, complaint, suit or arbitration;

(xiii) authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving any of the Group Companies;

(xiv) with respect to a Group Company, commit or authorize any capital commitment or capital expenditure (or series of capital commitments or capital expenditures), other than those capital expenditures contemplated by the Group Companies’ capital expenditure budget set forth on Section 5.1(b)(xiv) of the Company Schedules;

(xv) with respect to any Group Company, enter into, conduct, engage in or otherwise operate any new line of business, change its operating policies in any material respect or discontinue or make any material change to the business of the Group Companies;

(xvi) incorporate, create or form a Subsidiary of any Group Company;

(xvii) change any insurance policy or plan of a Group Company in effect as of the date hereof or allow such policy or plan to lapse, in each case without obtaining a reasonable replacement thereof, or

(xviii) enter into any Contract to take, or cause to be taken, any of the actions set forth in this Section 5.1.

Notwithstanding anything in this Section 5.1 or this Agreement to the contrary, nothing set forth in this Agreement shall give 7GC, directly or indirectly, the right to control or direct the operations of the Group Companies prior to the Closing.

Section 5.2  Efforts to Consummate.

(a) Subject to the terms and conditions herein provided, each of the Parties shall use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement (including the satisfaction, but not waiver, of the closing conditions set forth in Article 6 and, in the case of any Ancillary Document to which such Party will be a party to upon the execution thereof, the execution and delivery of such Ancillary Document). Notwithstanding the foregoing, each Party shall use reasonable best efforts to obtain consents of all Governmental Entities necessary to consummate the transactions contemplated by this Agreement and the Ancillary Documents.

(b) Each Party shall (i) make, or cause to be made, an appropriate filing or take, or cause to be taken, any required actions, as applicable, pursuant to the HSR Act with respect to the transactions contemplated by this Agreement promptly (and in any event, within ten (10) Business Days) after the date of this Agreement, (ii) request for early termination of the waiting period thereunder, and (iii) respond as promptly as practicable to any requests by any Governmental Entity for additional information and documentary material that may be requested pursuant to the HSR Act. All filing fees in connection with the HSR Act shall be Company Expenses. Each Party shall promptly inform the other Parties of any communication between such Party and any Governmental Entity regarding any of the transactions contemplated by this Agreement or any Ancillary Document. Without limiting the foregoing, each Party and their respective Affiliates shall not extend any waiting period, review period or comparable period under the HSR Act or enter into any agreement with any Governmental Entity not to consummate the transactions contemplated hereby or by the Ancillary Documents, except with the prior written consent of 7GC and the Company. 7GC agrees to take all actions that are required by any Governmental Entity in connection with the filing pursuant to the HSR Act to expeditiously consummate the transactions contemplated by this Agreement, including to agree to (i) sell, license or otherwise dispose of, or hold separate and agree to sell, license or otherwise dispose of, any entities, assets or facilities of any Group Company or any entity, facility or asset of such Party or any of its Affiliates, (ii) terminate, amend or assign existing relationships and contractual rights or obligations, (iii) amend, assign or terminate existing licenses or other agreements, or (iv) enter into new licenses or other agreements, provided that any such action: (x) is conditioned upon the consummation of the transactions contemplated by this Agreement and (y) does not require 7GC to agree to take, any action if such action would have, or would be reasonably expected to have, a Company Material Adverse Effect.

(c) During the Pre-Closing Period, the 7GC Parties, on the one hand, and the Company, on the other hand, shall give counsel for the Company (in the case of any 7GC Party) or 7GC and its counsel (in the case of the Company), a reasonable opportunity to review in advance, and consider in good faith the views of the other in connection with, any proposed written communication to any Governmental Entity relating to the transactions contemplated by this Agreement or any Ancillary Document. Each of the Parties agrees not to participate in any substantive meeting or discussion, either in person or by telephone with any Governmental Entity in connection with the transactions contemplated by this Agreement unless it consults with, in the case of any 7GC Party, the Company, or, in the case of the Company, 7GC, in advance and, to the extent not prohibited by such Governmental Entity, gives, in the case of any 7GC Party, the Company, or, in the case of the Company, 7GC, the opportunity to attend and participate in such meeting or discussion.

(d) In furtherance of, and without limiting the Parties’ obligations pursuant to, Section 5.2(a), the Company shall use commercially reasonable efforts to obtain, prior to the Closing, written consents, in form and substance reasonably acceptable to 7GC, from each of the counterparties to the agreements set forth on Section 5.2(d) of the Company Schedules; provided, that nothing herein shall require a Party or any of its respective Affiliates to expend money, commence any Proceeding or offer or grant any accommodation (financial or otherwise) to any third party. All costs incurred in connection with obtaining such consents shall be Company Expenses.

(e) Notwithstanding anything to the contrary in the Agreement, in the event that this Section 5.2 conflicts with any other covenant or agreement in this Article 5 that is intended to specifically address any subject matter, then such other covenant or agreement shall govern and control solely to the extent of such conflict.

Section 5.3  Access to Information. During the Pre-Closing Period, upon reasonable notice, the Company shall provide, or cause to be provided, to 7 GC and its Representatives during normal business hours reasonable access to all of the employees, properties, Contracts, and books and records of the Group Companies (in a manner so as to not interfere with the normal business operations of the Group Companies); provided, that (i) such access may be limited by the Group Companies in response to COVID-19 Changes to the extent reasonably necessary in order to comply with any applicable COVID-19 Measures, and (ii) prior to the closing of the Hyros Acquisition, such access in respect of Hyros shall only be required to be provided to the extent the Company has such right to provide such access under the Hyros Merger Agreement; provided, further, in each case that the Company shall, and shall cause the other Group Companies to, use reasonable best efforts to provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed). All of such information shall be treated as “Confidential Information” (or the applicable equivalent term) pursuant to the terms of the Confidentiality Agreement, the provisions of which are by this reference hereby incorporated herein. Notwithstanding the foregoing, none of the Group Companies shall be required to disclose to 7 GC or any of its Representatives any information (i) if and to the extent doing so (A) would violate any applicable Law, (B) could, as reasonably determined upon the advice of outside legal counsel, result in the loss of the ability to successfully assert any attorney-client or work product privilege (provided, that, in case of each of (A) and (B), the Company shall, and shall cause the other Group Companies to, use reasonable best efforts to provide (x) such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) or (y) such information in a manner without violating such privilege, Contract or Law), or (ii) if any Group Company, on the one hand, and 7GC or any of its Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided, that the Company shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis, or (C) Trade Secrets. The Parties hereby acknowledge and agree that the Confidentiality Agreement shall be automatically terminated effective as of the Closing without any further action by any Party or any other Person.

Section 5.4  Public Announcements.

(a) Subject to Section 5.4(b), Section 5.9 and Section 5.10, none of the Parties nor any of their respective Representatives shall issue any press releases or make any public announcements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the Company and 7GC, prior to the Closing, or the Company and the Sponsor, after the Closing; provided, however, that each Party may make any such announcement or other communication (i) if such announcement or other communication is required by applicable Law or the rules of any stock exchange, in which case the disclosing Party shall, to the extent permitted by applicable Law, first allow the Company, if the disclosing party is a 7GC Party (prior to the Closing), 7GC, if the disclosing party is the Company (prior to the Closing) or the Company (prior to the Closing) or the Sponsor, if the disclosing party is the Company (after the Closing), any Pre-Closing Holder (after the Closing) or 7GC (after the Closing), to review such announcement or communication and the opportunity to comment thereon and the disclosing Party shall consider such comments in good faith, (ii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 5.4, and (iii) to Governmental Entities in connection with any Consents required to be made under this Agreement or in connection with the transactions contemplated hereby. Notwithstanding anything to the contrary in this Section 5.4 or otherwise in this Agreement, the Parties agree that the Sponsor, 7GC and their respective Representatives may provide general information about the subject matter of this Agreement and the transactions contemplated hereby to any direct or indirect current or prospective investor or in connection with normal fund raising or related marketing or informational or reporting activities. Furthermore, during the Pre-Closing Period, the Company shall not, and each shall cause its Subsidiaries not to, make any broad-based announcements or disclosures regarding the transactions contemplated hereby or any Ancillary Document to any of their respective employees, customers, suppliers or other business relationships without the prior written consent of 7GC (not to be unreasonably withheld, delayed or conditioned).

(b) The initial press release concerning this Agreement and the transactions contemplated hereby shall be a joint press release in the form agreed by the Company and 7GC prior to the execution of this Agreement and such initial press release (the “Signing Press Release”) shall be released as promptly as practicable after the execution of this Agreement (but in any event within four (4) Business Days thereafter). Promptly after the execution of this Agreement (but in any event within four (4) Business Days thereafter), 7GC shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by Securities Laws, which the Company shall have the opportunity to review and comment upon prior to filing and 7GC shall consider such comments in good faith. The Company, 7GC and the Sponsor shall mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by any of them) and, as promptly as practicable after the Closing (but in any event within four (4) Business Days thereafter), issue a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”). Promptly after the after the Closing (but in any event within four (4) Business Days after the Closing), 7GC shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Securities Laws, which the Sponsor shall have the opportunity to review and comment upon prior to filing and 7GC shall consider in good faith such comments. In connection with the preparation of the Signing Press Release, the Signing Filing, the Closing Press Release or the Closing Filing, each Party shall, upon written request by any other Party, furnish such other Party with all information concerning itself, its directors, officers and equityholders, and such other matters as may be reasonably necessary for such press release or filing.

(c) Without limiting the foregoing, during the Pre-Closing Period, the Company shall maintain, and shall cause their Affiliates who are in possession of any material non-public information, written or oral, it or they may have to the extent regarding 7GC or any of its Affiliates, including this Agreement and its terms and conditions (“7GC Confidential Information”), to maintain such 7GC Confidential Information, in confidence, and such information shall not be disclosed or used by the Company or its Affiliates for any purpose without 7GC’s prior written consent, unless such information is: (i) otherwise publicly available through no breach by the Company or its Affiliates of this Section 5.4(c), (ii) required to be disclosed by applicable Law or the rules of any stock exchange, in which case the disclosing Party shall, to the extent permitted by applicable Law, notify 7GC in advance of such disclosure, or (iii) disclosed or used in connection with any Proceeding to enforce the rights of the Company or its Affiliates under this Agreement or any Ancillary Document.

Section 5.5  Indemnification; Directors’ and Officers’ Insurance.

(a) 7GC agrees that (i) all rights to indemnification or exculpation now existing in favor of the directors and officers of each Group Company, as provided in a Group Company’s Governing Documents or otherwise in effect as of the date of this Agreement and set forth on Section 5.5(a) of the Company Schedules, in either case, solely with respect to any matters occurring on or prior to the Closing, shall survive the transactions contemplated by this Agreement and shall continue in full force and effect from and after the Closing for a period of six (6) years, and (ii) the Group Companies will perform and discharge all obligations to provide such indemnity and exculpation during such six (6) year period. To the maximum extent permitted by applicable Law, during such six (6) year period, the Group Companies shall advance expenses in connection with such indemnification as provided in such Group Company’s Governing Documents or other applicable agreements. The indemnification and liability limitation or exculpation provisions of the Group Companies’ Governing Documents shall not, during such six (6) year period, be amended, repealed or otherwise modified after the Closing in any manner that would materially and adversely affect the rights thereunder of individuals who, as of the Closing or at any time prior to the Closing, were directors or officers of any Group Company (the “D&O Persons”) to be so indemnified, have their liability limited or be exculpated with respect to any matters occurring prior to Closing and relating to the fact that such D&O Person was a director or officer of any Group Company prior to the Closing, unless such amendment, repeal or other modification is required by applicable Law.

(b) Neither 7GC nor any Group Company shall have any obligation under this Section 5.5 to any D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such D&O Person in the manner contemplated hereby is prohibited by applicable Law.

(c) The Company shall cause the Group Companies to purchase, at or prior to the Closing, and 7GC shall cause the Group Companies to maintain in effect for a period of six (6) years after the Closing Date, without lapses in coverage, a “tail” policy providing directors’ and officers’ liability insurance coverage for the benefit of the those Persons who are currently covered by any comparable insurance policies of the Group Companies as of the date hereof with respect to matters occurring on or prior to the Closing (the “Company D&O Tail Policy”). Such “tail” policy shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the insured than) the coverage provided under the Group Companies’ directors’ and officers’ liability insurance policies as of the date hereof; provided that the Group Companies shall not pay a premium for such “tail” policy in excess of 300% of the most recent annual premium paid by the Group Companies prior to the date of this Agreement and, in such event, the Group Companies shall purchase the maximum coverage available for 300% of the most recent annual premium paid by the Group Companies prior to the date of this Agreement.

(d) If 7GC, any Group Company or any of their respective successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of 7GC or such Group Company shall assume all of the obligations set forth in this Section 5.5.

(e) The D&O Persons entitled to the indemnification, liability limitation, exculpation and insurance set forth in this Section 5.5 are intended to be third party beneficiaries of this Section 5.5. This Section 5.5 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding on all successors and assigns of 7GC and the Group Companies.

Section 5.6  Tax Matters.

(a) Tax Treatment.

(i) Each of the Parties intends that the Mergers, taken together, shall constitute a single integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, and each Party shall file all Tax Returns consistent with, and take no position inconsistent with (whether in Tax Returns, Tax Proceedings, or otherwise) such treatment unless required to do so pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

(ii) Each Party shall, and shall cause its respective Affiliates to, use reasonable best efforts to cause the Mergers to qualify for the Intended Tax Treatment. None of the Parties shall (and each of the Parties shall cause their respective Affiliates not to) take any action, or knowingly fail to take any action, whether before or after the First Effective Time, where such action or failure could reasonably be expected to prevent or impede the Mergers from qualifying for the Intended Tax Treatment. Each Party shall promptly notify the other Parties in writing if, before the Closing Date, such Party knows or has reason to believe that the Mergers may not qualify for the Intended Tax Treatment (and whether the terms of this Agreement could be reasonably amended in order to facilitate such qualification).

(iii) The 7GC Parties and the Company hereby adopt this Agreement as a “plan of reorganization” for the purposes of Section 368 of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

(iv) If, in connection with the preparation and filing of the Registration Statement / Proxy Statement, the SEC requests or requires that tax opinions be prepared and submitted in such connection, the 7GC Parties and the Company shall use reasonable best efforts to execute and deliver to counsel to the 7GC Parties and the Company, respectively, customary Tax representation letters satisfactory to such counsel, dated and executed as of the date the Registration Statement / Proxy Statement is declared effective by the SEC and/or such other date(s) as determined reasonably necessary by such counsel in connection with the preparation and filing of the Registration Statement / Proxy Statement. For the avoidance of doubt, the delivery of any tax opinion by counsel to the 7GC Parties or the Company (as applicable) shall not be a condition to Closing under this Agreement.

(b) FIRPTA Certificate. 7GC hereby requests, and the Company shall deliver to 7GC prior to the Closing, (i) a certificate pursuant to Treasury Regulations Sections 1.1445-2(c)(3) and 1.897-2(h), dated not more than thirty (30) days prior to the Closing Date and signed by an executive officer of the Company, certifying that the equity interests in the Company are not “United States real property interests” (as defined in Section 897(c)(1) of the Code), (ii) a copy of the notification provided to the Internal Revenue Service regarding such certificate, in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2), and (iii) a duly executed IRS Form W-9 from the Company.

(c) Tax Matters Cooperation. Each of the Parties shall (and shall cause their respective Affiliates to) cooperate fully, as and to the extent reasonably requested by another Party, in connection with the filing of relevant Tax Returns, and any Tax Proceeding. Such cooperation shall include the retention and (upon the other Party’s request) the provision (with the right to make copies) of records and information reasonably relevant to any tax proceeding or audit, making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

Section 5.7  GEM Financing. Unless otherwise approved in writing by 7GC (which approval shall not be unreasonably withheld, conditioned or delayed), the Company shall not permit any amendment or modification to be made to, any waiver (in whole or in part) of, or provide consent to modify (including consent to terminate), any provision or remedy under, or any replacements of, the GEM Agreement. The Company shall use its reasonable best efforts to take, or to cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the GEM Agreement on the terms and conditions described therein, including maintaining in effect the GEM Agreement and to: (a) satisfy in all material respects on a timely basis all conditions and covenants applicable to the Company in the GEM Agreement and otherwise comply with its obligations thereunder; and (b) enforce its rights under the GEM Agreement in accordance with its terms. Without limiting the generality of the foregoing, the Company shall give 7GC prompt written notice: (i) of any amendment to the GEM Agreement (other than as a result of any assignment or transfer contemplated therein or otherwise permitted thereby in connection with the Mergers); (ii) of any breach or default by any party to the GEM Agreement known to the Company; (iii) of the receipt of any written notice or other written communication from any party to the GEM Agreement with respect to any actual, potential, threatened or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to the GEM Agreement of any provisions of the GEM Agreement; or (iv) if the Company does not expect to receive all or any portion of the GEM Financing on the terms, in the manner or from GEM as contemplated by the GEM Agreement.

Section 5.8  Exclusive Dealing.

(a) During the Pre-Closing Period, the Company shall not, and shall cause its Representatives and the Group Companies not to, directly or indirectly: (i) accept, initiate, respond to, encourage, entertain, solicit, negotiate, provide information with respect to or discuss other offers for the direct or indirect sale, merger, transfer, IPO, debt or equity refinancing or recapitalization of the Company or any or all of its Subsidiaries, or any of securities, business, properties or assets of the Company or any or all of its Subsidiaries, or other offers that would require the Company to abandon the transactions contemplated hereby (each such transaction prohibited by this sentence, an “Acquisition Proposal”, provided that, for the avoidance of doubt, neither this Agreement, nor any of the Ancillary Documents or any of the transactions contemplated hereby or thereby shall constitute an “Acquisition Proposal” for the purposes of this Section 5.8(a) or otherwise); (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, an Acquisition Proposal; (iii) enter into any Contract regarding an Acquisition Proposal; (iv) prepare or take any steps in connection with a public offering of any Equity Securities of any Group Company (or any successor to or parent company of any Group Company); or (v) otherwise cooperate in any way with, or assist or participate in, or facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing or seek to circumvent this Section 5.8(a) or further an Acquisition Proposal. Notwithstanding the foregoing, subject to Section 5.1, nothing in this Section 5.8(a) shall prohibit or restrict the Company from (x) raising bridge financing in the form of equity securities, convertible debt or SAFE Agreements of the Company or (y) consummating the Hyros Acquisition. The Company agrees to (A) notify 7GC promptly upon receipt (and in any event within forty-eight (48) hours after receipt) of any Acquisition Proposal of it, any other Group Company or any other Person of which they are aware, and to describe the terms and conditions of any such Acquisition Proposal in reasonable detail (including the identity of the Persons making such Acquisition Proposal), (B) keep 7GC reasonably informed on a current basis of any material modifications to such offer or information and (C) not (and shall cause its Subsidiaries and their respective Representatives not to) conduct any further discussions with, provide any information to, or enter into negotiations with such Persons. The Company shall immediately cease and cause to be terminated any discussions or negotiations with any Persons (other than 7GC and its Representatives) that may be ongoing with respect to an Acquisition Proposal and terminate any such Person’s and such Person’s Representative’s access to any electronic data room. The Company shall not release any third party from, or waive, amend or modify any standstill or confidentiality provision with respect to an Acquisition Proposal in any agreement to which it or any Pre-Closing Holder is a party, and shall promptly following the date hereof send a written request (email being sufficient) to any Person to whom the Company or any of its Representatives provided confidential information of a Group Company in connection with an Acquisition Proposal, which written request shall instruct such Person to return or confirm (in writing) destruction of all such confidential information.

(b) During the Pre-Closing Period, the 7GC Parties shall not, and each of them shall cause their Representatives not to, directly or indirectly: (i) accept, initiate, respond to, encourage, entertain, solicit, negotiate, provide information with respect to or discuss other offers from any Person or group of Persons other than any or the Group Companies or Hyros that may constitute or could reasonably be expected to lead to a 7GC Competing Transaction; (ii) enter into, participate in, continue or otherwise engage in, any discussions or negotiations with any Person other than any or the Group Companies or Hyros regarding a 7GC Competing Transaction, (iii) furnish or disclose any non-public information to any Person other than any or the Group Companies or Hyros in connection with, or that could reasonably be expected to lead to, a 7GC Competing Transaction; (iv) enter into any Contract regarding a 7GC Competing Transaction; (v) approve, endorse or recommend any 7GC Competing Transaction; (vi) enter into a 7GC Competing Transaction or any agreement, arrangement or understanding (including any letter of intent or term sheet) relating to a 7GC Competing Transaction or publicly announce an intention to do so; or (vii) otherwise cooperate in any way with, or assist or participate in, or facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing or seek to circumvent this Section 5.8(b) or further an Acquisition Proposal. 7GC agrees to (A) notify the Company promptly upon receipt (and in any event within forty-eight (48) hours after receipt) of any 7GC Competing Transaction of which it is aware, and to describe the terms and conditions of any such 7GC Competing Transaction in reasonable detail (including the identity of the Persons making such 7GC Competing Transaction unless otherwise restricted by confidentiality obligations), (B) keep the Company reasonably informed on a current basis of any material modifications to such offer or information and (C) not (and shall cause its Subsidiaries and their respective Representatives not to) conduct any further discussions with, provide any information to, or enter into negotiations with such Persons. 7GC shall immediately cease and cause to be terminated any discussions or negotiations with any Persons (other than any of the Group Companies or Hyros and their Representatives) that may be ongoing with respect to a 7GC Competing Transaction and terminate any such Person’s and such Person’s Representative’s access to any electronic data room. 7GC shall promptly following the date hereof send a written request (email being sufficient) to any Person to whom 7GC or any of its Representatives provided confidential information of a 7GC or the Sponsor in connection with a 7GC Competing Transaction, which written request shall instruct such Person to return or confirm (in writing) destruction of all such confidential information. For purposes of this Agreement, “7GC Competing Transaction” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination other than with respect to the transactions with the Company contemplated by this Agreement and the Ancillary Documents.

Section 5.9  Preparation of Registration Statement / Proxy Statement. As promptly as practicable following delivery of the PCAOB Financials to 7GC pursuant to Section 5.17(a) following such delivery thereof), 7GC and the Company shall prepare, and 7GC shall file with the SEC, the Registration Statement / Proxy Statement (it being understood that the Registration Statement / Proxy Statement shall include a proxy statement / prospectus which will be used for the purpose of soliciting proxies from the stockholders of 7GC at the 7GC Stockholders Meeting to adopt and approve the Transaction Proposals and other matters reasonably related to the Transaction Proposals, all in accordance with and as required by 7GC’s Governing Documents, applicable Law, and any applicable rules and regulations of the SEC and Nasdaq) in which 7GC shall (a) provide the Public Stockholders of 7GC with the opportunity to redeem their 7GC Pre-Merger Class A Shares pursuant to a 7GC Stockholder Redemption, (b) solicit proxies from the stockholders of 7GC to vote at the 7GC Stockholders Meeting in favor of the Transaction Proposals, (c) register under the Securities Act the 7GC New Class A Shares to be issued in connection with the transactions contemplated by this Agreement and the Ancillary Documents and (d) file with the SEC financial and other information about the transactions contemplated by this Agreement and the Ancillary Documents, each in accordance with and as required by 7GC’s Governing Documents, applicable Law and any applicable rules and regulations of the SEC and Nasdaq. The Registration Statement / Proxy Statement will comply as to form and substance with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder. The Company and its counsel shall be given a reasonable opportunity to review, comment on and approve in writing each of the preliminary and final Registration Statement / Proxy Statement and any amendment or supplement thereto prior to its filing with the SEC (to which comments reasonable and good faith consideration shall be given by 7GC). 7GC shall not file any such documents with the SEC (including in response to any comments from the SEC with respect thereto) without the prior consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed). 7GC shall use its reasonable best efforts to: (i) have the Registration Statement / Proxy Statement declared effective under the Securities Act as promptly as reasonably practicable after it is filed with the SEC; (ii) keep the Registration Statement / Proxy Statement effective through the Closing in order to permit the consummation of the transactions contemplated by this Agreement; and, (iii) with the assistance of the other Parties hereto, promptly respond to any comments, requests to amend or requests for additional information with respect to the Registration Statement / Proxy Statement by the SEC. Each of 7GC and the Company shall promptly furnish to the other all information concerning such Party, its Affiliates and its Representatives that may be required or reasonably requested in connection with any action contemplated by this Section 5.9 or for inclusion in any other statement, filing, notice or application made by or on behalf of 7GC to the SEC or Nasdaq in connection with the transactions contemplated by this Agreement and the Ancillary Documents. Each of 7GC and the Company shall promptly correct any information provided by it for use in the Registration Statement / Proxy Statement (and other related materials) if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws. 7GC shall amend or supplement the Registration Statement / Proxy Statement and cause the Registration Statement / Proxy Statement, as so amended or supplemented, to be filed with the SEC and to be disseminated to 7GC stockholders, in each case as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and 7GC’s Governing Documents. 7GC shall promptly advise the Company of (A) the time when 7GC has filed the preliminary Registration Statement / Proxy Statement, (B) the SEC’s determination whether to review the Registration Statement / Proxy Statement, (C) in event the preliminary Registration Statement / Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC, (D) the filing of any supplement or amendment to the Registration Statement / Proxy Statement, (E) the issuance of any stop order relating thereto or the suspension of the qualification of the 7GC New Class A Shares for offering or sale in any jurisdiction (it being understood that 7GC shall use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated), (F) any request by the SEC for amendment of the Registration Statement / Proxy Statement, (G) any oral or written comments from the SEC relating to the Registration Statement / Proxy Statement and responses thereto, (H) requests by the SEC for additional information and (I) the time of effectiveness of the Registration Statement / Proxy Statement. Without limiting the generality of the foregoing, (1) the 7GC Parties shall not, and shall cause their respective Representatives not to, have or participate in any substantive meetings or other substantive discussions with any Governmental Entity or Nasdaq regarding the matters contemplated by this Section 5.9 without first consulting with the Company and providing the Company the opportunity to participate in such meetings or discussion and (2) the Company shall not, and shall cause its Representatives not to, have or participate in any substantive meetings or other substantive discussions with any Governmental Entity or Nasdaq regarding the matters contemplated by this Section 5.9 without first consulting with 7GC and providing 7GC the opportunity to participate in such meetings or discussions. Each of the Parties hereto shall use reasonable best efforts to ensure that none of the information related to it or any its Representatives, supplied by or on its behalf for inclusion or incorporation by reference in the Registration Statement / Proxy Statement will, at the time the Registration Statement / Proxy Statement is filed with the SEC, at each time at which it is amended, or at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 5.10  7GC Party Approvals.

(a) As promptly as practicable after the Registration Statement / Proxy Statement is declared effective under the Securities Act and, in any event within thirty (30) days of the effectiveness of the Registration Statement / Proxy Statement, 7GC shall (i) duly give notice of and (ii) duly convene and hold a meeting of its stockholders (the “7GC Stockholders Meeting”), in each case in accordance with the Governing Documents of 7GC, applicable Law and the rules and regulations of the SEC and Nasdaq, for the purposes of obtaining the 7GC Stockholder Approval and, if applicable, any approvals related thereto and providing its Public Stockholders with the opportunity to elect to effect a 7GC Stockholder Redemption. 7GC shall, through its board of directors, recommend to its stockholders the (A) adoption and approval of this Agreement and the transactions contemplated hereby and include such recommendation in the Registration Statement / Proxy Statement (the “Business Combination Proposal”); (B) approval of the Mergers; (C) approval of the issuance of the 7GC New Class A Shares and the 7GC New Class B Shares pursuant to Section 2.2 and the Earn Out Shares pursuant to Section 2.6; (D) adoption and approval of an equity incentive plan, in form and substance reasonably acceptable to 7GC and the Company, that provides for the grant of awards to employees and other service providers of the Surviving Entity and its Subsidiaries in the form of options, restricted shares, restricted share units or other equity-based awards based on 7GC New Class A Shares with a total pool of awards of 7GC New Class A Shares not exceeding 12.5% of the aggregate number of Fully Diluted 7GC Common Stock at the Closing, reduced by the number of 7GC New Class A Shares, if any, that are subject to 7GC Options into which Excess Awards, as defined in Section 5.1(b)(v), are converted pursuant to Section 2.2(b), and including an annual increase pursuant to an “evergreen” provision which will provide for automatic annual increases of 5% of the aggregate number of Fully Diluted 7GC Common Stock as of the day prior to such increase (the “New Incentive Plan”); (E) adoption and approval of an employee stock purchase plan, in form and substance reasonably acceptable to 7GC and the Company, that provides for the grant of purchase rights with respect to 7GC New Class A Shares to employees of the Surviving Entity and its Subsidiaries with a total pool of shares of 7GC New Class A Shares not exceeding 2% of the aggregate number of Fully Diluted 7GC Common Stock at the Closing, and including an annual increase pursuant to an “evergreen” provision which will provide for an automatic annual increase of 1% of the aggregate number of Fully Diluted 7GC Common Stock as of the day prior to such increase (the “ESPP”); (F) adoption and approval of the Amended and Restated Charter of 7GC in a form mutually agreed upon by 7GC and the Company; (G) appointment of the Sponsor Director and the Company Directors to the 7GC Board in accordance with Section 5.18(b) and Section 5.18(c), respectively, and the designation of the classes of such appointees to the 7GC Board; (H) adoption and approval of any other proposals as either the SEC or Nasdaq (or the respective staff members thereof) may indicate are necessary in its comments to the Registration Statement / Proxy Statement or in correspondence related thereto, and of any other proposals reasonably agreed by 7GC and the Company as necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Documents; and (I) the adjournment of the 7GC Stockholders Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in (A) through (I) together, the “Transaction Proposals”); provided that 7GC may postpone or adjourn the 7GC Stockholders Meeting (x) to solicit additional proxies for the purpose of obtaining the 7GC Stockholder Approval, (y) for the absence of a quorum or (z) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosures that 7GC has determined based on advice of outside legal counsel is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by stockholders of 7GC prior to the 7GC Stockholders Meeting.

(b) As promptly as practicable after the Registration Statement / Proxy Statement is declared effective under the Securities Act and, in any event within five (5) days of the effectiveness of the Registration Statement / Proxy Statement, 7GC shall take all actions necessary to obtain, and then deliver as promptly as practicable thereafter to the Company, the First Merger Sub Sole Stockholder Approval by irrevocable written consent pursuant to Section 228(a) and 251(c) of the DGCL and the First Merger Sub’s Governing Documents.

Section 5.11  Closing Date Equity Grants. Subject to the approval of the New Incentive Plan by the stockholders of 7GC pursuant to Section 5.10, the 7GC Board shall approve grants of restricted stock, restricted stock units, stock options or any other type of equity compensation award authorized under the New Incentive Plan to employees and other service providers of the Company, to be effective at the First Effective Time, with the recipients of such awards, the number of 7GC New Class A Shares subject to such awards, and the form of such awards to be specified by the Company at least 10 days prior to the Closing Date.

Section 5.12  Pre-Closing Holder Related Party Transactions. The Company shall (and shall cause the Group Companies to) take all reasonable best efforts to terminate (in form and substance reasonably satisfactory to 7GC) at or prior to the Closing all Pre-Closing Holder Related Party Transactions set forth on Section 5.12 of the Company Schedules, with no further Liability or other obligations to the Group Companies or any of their respective Affiliates (including, after the Closing, 7GC) with respect thereto.

Section 5.13  No Trading. The Company acknowledges and agrees that it is aware, and that the Company’s Representatives are aware or, upon receipt of any material nonpublic information will be advised, of the restrictions imposed by Securities Laws on a Person possessing material nonpublic information about a publicly traded company. The Company hereby agrees that, while it is in possession of such material nonpublic information, it shall not purchase or sell any securities of 7GC (other than engaging in the transactions described herein), communicate such information to any third party, take any other action with respect to 7GC in violation of such Laws, or cause or encourage any third party to do any of the foregoing.

Section 5.14  Conduct of Business of 7GC. During the Pre-Closing Period, 7GC shall, and shall cause its Subsidiaries to, as applicable, (x) keep current and timely file all of its public filings with the SEC and otherwise comply in all material respects with applicable securities Laws and shall use its commercially reasonable efforts to maintain the listing of the 7GC Pre-Merger Class A Common Shares and the 7GC Warrants on Nasdaq and (y) except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 5.14 of the 7GC Schedules or as consented to in writing by the Company (such consent, other than in the case of (a), (b), (c), (d), or (g), not to be unreasonably withheld, conditioned or delayed), not do any of the following:

(a) adopt any amendments, supplements, restatements or modifications to the Trust Agreement or the Governing Documents of 7GC or any of its Subsidiaries;

(b) declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, any Equity Securities of 7GC or any of its Subsidiaries, or repurchase, redeem, or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any outstanding Equity Securities of 7GC or any of its Affiliates, other than the 7GC Stockholder Redemptions;

(c) incur, create or assume any Indebtedness for borrowed money;

(d) make any loans or advances to, or capital contributions in, any other Person, other than to, or in, 7GC or any of its Subsidiaries;

(e) issue any Equity Securities of 7GC or any of its Subsidiaries or grant any additional options, warrants or stock appreciation rights with respect to Equity Securities of the forgoing of any of 7GC or any of its wholly-owned Subsidiaries;

(f) enter into, renew or modify or revise in any material respect any Contract between (a) any 7GC Party, on the one hand, and (b) any officer, director, employee, partner, member, manager, direct or indirect equityholder or Affiliate of any 7GC Party or any immediate family member of the foregoing Persons, on the other hand (all such Contracts, “7GC Related Party Transactions”) (or any Contract or agreement that if entered into prior to the execution and delivery of this Agreement would be a 7GC Related Party Transaction);

(g) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution;

(h) take any action that would reasonably be expected to significantly delay or impair (A) the timely filing of any of its public filings with the SEC (giving effect to any permitted extensions), (B) its compliance in all material respects with applicable securities Laws or (C) the listing of the 7GC New Class A Shares on Nasdaq;

(i) amend or modify the Trust Agreement; or

(j) enter into any Contract to take, or cause to be taken, any of the actions set forth in this Section 5.14.

Notwithstanding anything to the contrary in this Section 5.14, nothing in this Agreement shall prohibit or restrict 7GC from effecting the Extension, and no consent of the Company or any other party hereto shall be required in connection therewith.

Section 5.15  Trust Account. Upon satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article 6 and provision of notice thereof to the Trustee, (a) at the Closing, 7GC shall (i) cause the documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and (ii) use reasonable best efforts to cause the Trustee to (x) pay as and when due all amounts, if any, payable to the Public Stockholders of 7GC pursuant to the 7GC Stockholder Redemptions, (y) pay the amounts due to the underwriters of 7GC’s IPO for their deferred underwriting commissions as set forth in the Trust Agreement and (z) immediately thereafter, pay all remaining amounts then available in the Trust Account to 7GC in accordance with the Trust Agreement, and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 5.16  Stockholder Written Consent.

(a) As promptly as practicable after the Registration Statement / Proxy Statement is declared effective under the Securities Act and, in any event within five (5) Business Days of the effectiveness of the Registration Statement / Proxy Statement, the Company shall cause to be delivered to each stockholder of the Company an information statement, which shall include copies of this Agreement, the Registration Statement / Proxy Statement, the form of Written Consent, and, as applicable, the Registration Rights Agreement, the Lock-up Agreement and/or a Letter of Transmittal (“Company Stockholder Package”), stating (i) that the Board of Directors of the Company recommends that each holder of Company Stock adopt this Agreement and approve the First Merger by execution of the Written Consent and (ii) the timeline for returning executed copies of the documents included as part of the Company Stockholder Package. The written consent included in the Company Stockholder Package shall be in the form attached hereto as Exhibit D (each, a “Written Consent”) and shall be required from stockholders of the Company who collectively hold (A) at least a majority of the voting power of the outstanding shares of Company Common Stock and Company Preferred Stock, voting together as a single class and, with respect to shares of Company Preferred Stock, on an as converted to Company Class A Common Stock basis, and (B) at least a majority of the voting power of the outstanding shares of Company Preferred Stock, voting together as a single class on an as converted to Company Class A Common Stock basis, (1) adopting this Agreement and approving the transactions contemplated by this Agreement (including the First Merger) pursuant to Section 228(a) and 251(c) of the DGCL and the Company’s Governing Documents and the Company Stockholder Agreements and (2) electing to effect a conversion of all of the issued and outstanding shares of Company Preferred Stock to shares of Company Class A Common Stock in accordance with Section 5.1(b) of Article IV(B) of the Company Charter, with the Mandatory Conversion Time (as defined in the Company Charter) to be conditioned upon the satisfaction or waiver of the conditions set forth in Article 6 (other than those which will be satisfied as of the Closing), which conversion will occur as of immediately prior to the First Effective Time (such conversion collectively, the “Company Preferred Conversion”). The approval contemplated by the foregoing sentence is referred to herein as the “Required Company Stockholder Approval”.

(b) As promptly as practicable after distribution of the Company Stockholder Package, the Company shall obtain the Required Company Stockholder Approval and deliver it to 7GC.

Section 5.17  PCAOB Financials.

(a) The Company shall use reasonable best efforts to deliver to 7GC on or prior to March 15, 2023, the Closing Company Audited Financial Statements, audited in accordance with the standards of the PCAOB and containing an report of the Company’s auditors qualified only as set forth on Section 5.17(a) of the Company Schedules, that is required to be included in the Registration Statement / Proxy Statement and any other filings to be made by 7GC with the SEC in connection with the transactions contemplated hereby and in the Ancillary Documents (together with the Closing Company Audited Financial Statements, the “PCAOB Financials”). All such financial statements, (A) will be prepared from, and reflect in all material respects, the books and records of the Group Companies, (B) will be prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, (C) will fairly present, in all material respects, the consolidated financial position of the Group Companies as of the dates thereof and their consolidated results of operations for the periods then ended, and (D) in the case of the Closing Company Audited Financial Statements, will be audited in accordance with the standards of the PCAOB. All costs incurred in connection with preparing and obtaining the PCAOB Financials shall be Company Expenses. The Company shall (and shall cause each Group Company to) use reasonable best efforts (i) to assist 7GC and its Representatives, upon advance written notice, during normal business hours and in a manner such as to not unreasonably interfere with the normal operation of the applicable Group Company, in causing to be prepared in a timely manner any other financial information or statements (including customary pro forma financial statements) that is reasonably required to be included in the Registration Statement / Proxy Statement and any other filings to be made by 7GC with the SEC in connection with the transactions contemplated by this Agreement and the Ancillary Documents and (ii) to obtain the consents of the Company’s auditors with respect thereto as may be required by applicable Law.

(b) During the Pre-Closing Period, the Company shall deliver to 7GC unaudited consolidated balance sheets and related statements of income and cash flows of the Company and its Subsidiaries for the fiscal month following the date hereof and for each fiscal month and quarter thereafter, with respect to monthly financial statements, within thirty (30) days following the end of each such month and with respect to quarterly financial statements, within thirty (30) days following the end of each such fiscal quarter (as applicable).

Section 5.18  Post-Closing Directors and Officers.

(a) The Parties shall take all such action within its power as may be necessary or appropriate such that effective as of the Closing:

(i) the board of directors of 7GC (the “7GC Board”) shall consist of seven (7) directors (each, a “7GC Director”), which 7GC Directors shall be divided into the following three (3) classes: (A) two (2) Class I 7GC Directors, whose initial term shall expire at the first annual meeting of the stockholders of 7GC to be held after the Closing Date, (B) two (2) Class II 7GC Directors, whose initial term shall expire at the second annual meeting of the stockholders of 7GC to be held after the Closing Date; and (C) three (3) Class III 7GC Directors, whose initial term shall expire at the third annual meeting of the stockholders of 7GC to be held after the Closing Date;

(ii) the Governing Documents of 7GC are in forms mutually agreed upon by the Parties;

(iii) the initial members of the different classes of 7GC Board are the individuals determined in accordance with Section 5.18(b) and Section 5.18(c), as applicable;

(iv) the initial members of the compensation committee, audit committee and nominating and governance committee of the 7GC Board are the individuals determined in accordance with Section 5.18(d); and

(v) the officers of 7GC are the individuals determined in accordance with Section 5.18(e).

(b) Within thirty (30) days of the date hereof, 7GC shall provide to the Company the name of one (1) individual who shall be a director on the 7GC Board effective as of the Closing (the “Sponsor Director”). The Sponsor Director shall serve as a Class III 7GC Director. 7GC may, with the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), replace the individual set forth on Section 5.18(b) of the 7GC Schedules with any other individual prior to the filing of the Registration Statement / Proxy Statement with the SEC by amending such Schedule to include such replacement individual. Notwithstanding the foregoing, the individual designated to the 7GC Board pursuant to this Section 5.18(b) must be an Independent Director, and in each case if the requirements set forth in this sentence are not met, 7GC shall omit from its proxy materials any such nominee, and such nomination shall be disregarded and no vote on such nominee will occur, notwithstanding that proxies in respect of such vote may have been received by 7GC.

(c) Within thirty (30) days of the date hereof, the Company shall provide to 7GC a list of six (6) individuals who shall be directors on the 7GC Board effective as of the Closing (the “Company Directors”) and designate for each such Company Director which class of the 7GC Board that such Company Director shall serve in. The Company may, with the prior written consent of 7GC (such consent not to be unreasonably withheld, conditioned or delayed), replace any such individual with any other individual prior to the filing of the Registration Statement / Proxy Statement with the SEC by amending such Schedule to include such replacement individual. Notwithstanding the foregoing, at least three (3) of the individuals designated to the 7GC Board pursuant to this Section 5.18(c) must be Independent Directors and at least one of such individuals (which may, for the avoidance of doubt, include an Independent Director) must also qualify as independent under the audit committee independence requirements set forth in the rules of any stock exchange applicable to 7GC, and in each case if the requirements set forth in this sentence are not met, 7GC shall omit from its proxy materials any such nominee, and such nomination shall be disregarded and no vote on such nominee will occur, notwithstanding that proxies in respect of such vote may have been received by 7GC.

(d) 7GC and the Company shall mutually agree (such agreement not to be unreasonably withheld, conditioned, or delayed by either the Company or 7GC) on the directors to be appointed to the audit, compensation and nominating committees prior to the filing of the Registration Statement / Proxy Statement with the SEC.

(e) The Persons identified on Section 5.18(e) of the Company Schedules shall be the officers of 7GC immediately after the Closing, with each such individual holding the title set forth opposite his or her name. 7GC and the Company may mutually agree (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or 7GC) to replace any individual set forth on Section 5.18(e) of the Company Schedules with any individual prior to the filing of the Registration Statement / Proxy Statement with the SEC by amending such Schedule to include such replacement individual.

(f) Notwithstanding anything in this Agreement or any Ancillary Document to the contrary, the Parties hereby acknowledge and agree that after the Closing, unless otherwise expressly set forth in this Agreement, the Sponsor Director is authorized and shall have the sole right to act and make or provide any determinations, consents, agreements, settlements or notices on behalf of 7GC under this Agreement and to enforce 7GC’s rights and remedies under this Agreement, in each case with respect to (i) any determinations to be made pursuant to Section 2.6 and (ii) any claims under this Agreement against the Pre-Closing Holders or the Company.

Section 5.19  Certain Other Covenants. During the Pre-Closing Period, the Parties shall promptly notify the other Parties hereto after becoming aware of (a) any breach of any covenant of such Party set forth herein or in any Ancillary Document, or (b) any event or circumstance that could reasonably be expected to (1) be materially adverse to such Party or (2) otherwise cause or result in any of the conditions set forth in Article 6 not being satisfied or the satisfaction of those conditions being materially delayed. Without in any way limiting the generality of the foregoing, the Company shall (i) promptly inform 7GC in the event any Proceeding is brought against any Group Company by or on behalf of any Pre-Closing Holder or any Pre-Closing Holder provides notice to a Group Company that it is or may be in violation or breach of any of their respective Governing Documents or the Company Stockholder Agreements, and (ii) keep 7GC reasonably apprised of the status of any pending material Proceedings (including, for the avoidance of doubt, as they relate to the Telephone Consumer Protection Act and other similar Laws as well as any Proceedings pending or subsequently brought by any equityholder or Affiliate of a Group Company) and promptly deliver copies to 7GC of all material pleadings, motions and other documents relating thereto upon filing or delivering such pleadings, motions or other documents, or in the event the Company is the recipient of such pleadings, motions or other documents, promptly following such receipt; provided, however, that the Company may not deliver such documents if prohibited by Law or if delivery could, as reasonably determined upon the advice of outside legal counsel, result in the loss of the ability to successfully assert any attorney-client or work product privilege (provided, that, in each case, the Company shall, and shall cause the other Group Companies to, use best efforts to provide (1) such materials as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) and (2) such other information, in a manner without violating such privilege or Law). No such notice shall constitute an acknowledgement or admission by the Party providing the notice regarding whether or not any of the conditions to the Closing have been satisfied or in determining whether or not any of the representations, warranties, or covenants contained in this Agreement have been breached.

Section 5.20  Certain Other Closing Deliverables.

(a) At the Closing (or at such earlier time if indicated below), on the terms and conditions set forth in this Agreement, the Company shall deliver to 7GC:

(i) a copy of the Registration Rights Agreement, duly executed by each of the Pre-Closing Holders set forth on Section 5.20(a)(i) of the Company Schedules;

(ii) a copy of the Lock-up Agreement, duly executed by each of the Pre-Closing Holders set forth on Section 5.20(a)(ii) of the Company Schedules;

(iii) applicable good standing certificates (or similar documents applicable for such jurisdictions) for the Company and each of its Subsidiaries certified as of a date no later than fifteen (15) days prior to the Closing Date from the proper Governmental Entity of its jurisdiction of organization;

(iv) evidence of termination (reasonably satisfactory to 7GC), and without any ongoing obligations or Liabilities to any of the Group Companies or any of their respective Affiliates (including, after the Closing, 7GC), of each of the Contracts set forth on Section 5.20(a)(iv) of the Company Schedules; and

(v) (A) a copy of the Subordinated Convertible Note Amendment with respect to each Subordinated Convertible Note issued and outstanding as of immediately prior to the First Effective Time, duly executed and delivered by the Company, the holders of the Subordinated Convertible Notes required to amend each such Subordinated Convertible Note in accordance with the terms thereof and the Senior Note Holder (or its assignees); and (B) a copy of Senior Convertible Note Amendment with respect to each Senior Convertible Note issued and outstanding as of immediately prior to the First Effective Time, duly executed and delivered by the Company and the Senior Note Holder.

(b) At the Closing, on the terms and conditions set forth in this Agreement, 7GC shall deliver to the Company:

(i) a copy of the Registration Rights Agreement, duly executed by 7GC and the Sponsor; and

(ii) a copy of the Lock-up Agreement, duly executed by 7GC.

Section 5.21  Extension. 7GC shall take all reasonable actions necessary to seek the approval of the stockholders of 7GC to extend the deadline for 7GC to consummate its initial business combination (the “Extension”) from December 28, 2022 to June 28, 2023 in accordance with the Governing Documents of 7GC. 7GC shall use its reasonable best efforts to obtain stockholder approval for the Extension and any and all further extensions of the deadline for 7GC to consummate its initial business combination as may be necessary prior to the Termination Date to permit the consummation of the transactions contemplated hereby, including the Mergers.

Section 5.22  Hyros Acquisition. (a) The Company will keep 7GC informed on a reasonably current basis of all material developments with respect to the Hyros Merger Agreement and the transactions contemplated thereby; (b) the Company will provide prompt written notice to 7GC if it becomes aware of any breach of any representations, warranties, covenants or agreements under the Hyros Merger Agreement that would give rise to a failure of any of the closing conditions thereunder; (c) the Company will not, and will cause its Subsidiaries to not, without the prior written approval of 7GC (such approval not to be unreasonably withheld, conditioned or delayed), enter into or agree to any amendment, supplement, modification or waiver of the terms of the Hyros Merger Agreement or any agreement, document or instrument contemplated thereby (including the Joinder Agreements, as defined therein) and (d) the Company shall not and shall cause its Subsidiaries to not waive any closing conditions in Hyros Merger Agreement unless such action has been approved in advance in writing by 7GC (such approval not to be unreasonably withheld, conditioned or delayed).

Section 5.23  Company Convertible Notes.

(a) Prior to the Closing, the Company shall cause the holders of the Subordinated Convertible Notes required to amend all Subordinated Convertible Notes that are issued and outstanding as of immediately prior to the First Effective Time and the Senior Note Holder (or its assignees) in accordance with the terms thereof to execute an amendment in a form that is reasonably acceptable to 7GC to all such Subordinated Convertible Notes (the “Subordinated Convertible Notes Amendment”), pursuant to which holders of all of the Subordinated Convertible Notes that are issued and outstanding as of immediately prior to the First Effective Time shall agree to the treatment of the Subordinated Convertible Notes pursuant to Section 2.2(d).

(b) Prior to the Closing, the Company shall cause the Senior Note Holder to execute an amendment to each Senior Convertible Note that is issued and outstanding as of immediately prior to the First Effective Time, which amendment shall be in a form that is reasonably acceptable to 7GC (each, a “Senior Convertible Note Amendment”), pursuant to which the Senior Note Holder shall agree to the treatment of each Senior Convertible Note that is issued and outstanding as of immediately prior to the First Effective Time pursuant to Section 2.2(d).

Section 5.24  Loan Refinancing. Prior to the Closing, the Company shall use reasonable best efforts to obtain financing on terms that are reasonable acceptable to 7GC to repay and discharge in full the Senior Loan and all other Liabilities of each Group Company under the Senior Loan Agreement and to terminate, or cause to be terminated, all Liens imposed against any Group Company or any of their assets or properties in connection with the Senior Loan.

Article 6
CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT

Section 6.1  Conditions to the Obligations of the Parties. The obligations of the Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by the Party for whose benefit such condition exists of the following conditions:

(a) any applicable waiting period or Consent under the HSR Act relating to the transactions contemplated by this Agreement and the Ancillary Documents shall have expired, been terminated or obtained (or deemed, by applicable Law, to have been obtained), as applicable;

(b) no Order or Law issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement and the Ancillary Documents shall be in effect;

(c) the Registration Statement / Proxy Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC and shall remain in effect with respect to the Registration Statement / Proxy Statement, and no Proceeding seeking such a stop order shall have been threatened or initiated by the SEC and remain pending;

(d) the 7GC New Class A Shares to be issued pursuant to this Agreement (including the Earn Out Shares) shall be listed on Nasdaq upon the Closing, subject to any compliance extension on ability to remedy non-compliance, in each case as permitted by the Nasdaq continued listing rules;

(e) 7GC shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) remaining after the 7GC Stockholder Redemptions;

(f) the 7GC Stockholder Approval shall have been obtained and remain in full force and effect; and

(g) the First Merger Sub Sole Stockholder Approval shall have been obtained and remain in full force and effect.

Section 6.2  Other Conditions to the Obligations of the 7GC Parties. The obligations of the 7GC Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by 7GC (on behalf of itself and the other 7GC Parties) of the following further conditions:

(a) (i) each of the Company Fundamental Representations (other than the representations and warranties set forth in Sections 3.2(a) - (b)) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date, except to the extent that any such representation and warranty is made on and as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date, (ii) each of the representations and warranties set forth in Sections 3.2(a) - (b) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) in all but de minimis respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date, except to the extent that any such representation and warranty is made on and as of an earlier date, in which case such representation and warranty shall be true and correct in all but de minimis respects as of such earlier date, (iii) each of the other representations and warranties of the Company set forth in Article 3 (other than the representation and warranty set forth in clause (a) of Section 3.8) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date, (A) except to the extent that any such representation and warranty is made on and as of an earlier date, in which case the same shall be true and correct in all respects as of such earlier date (subject to, for the avoidance of doubt, clause (B) of this Section 6.2(a)(iii)), and (B) except where the failure of such representations and warranties to be true and correct, taken as a whole, would not have a Company Material Adverse Effect; and (iv) the representation and warranty of the Company set forth in clause (a) of Section 3.8 shall be true and correct in all respects as of the date hereof;

(b) the Company shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the Company under this Agreement and each of the Ancillary Documents at or prior to the Closing;

(c) since the date of this Agreement, no Company Material Adverse Effect shall have occurred which is continuing and uncured;

(d) the Company shall have consummated the Hyros Acquisition upon the terms and subject to the conditions set forth in the Hyros Merger Agreement;

(e) at or prior to the Closing, the Company, as applicable, shall have delivered, or caused to be delivered, to 7GC the following documents:

(i) certificates duly executed by an authorized officer of the Company, dated as of the Closing Date, to the effect that the conditions specified in Section 6.2(a), Section 6.2(b), Section 6.2(c) and Section 6.2(d) are satisfied, in each case, in form and substance reasonably satisfactory to 7GC;

(ii) applicable good standing certificates (or similar documents applicable for such jurisdictions) for the Company and each of its Subsidiaries certified as of a date no later than fifteen (15) days prior to the Closing Date from the proper Governmental Entity of its jurisdiction of organization;

(iii) a copy of the Exchange Agent Agreement, duly executed by the Company and the Exchange Agent; and

(f) the Required Company Stockholder Approval shall have been obtained and remain in full force and effect;

(g) to the extent not otherwise contemplated in this Section 6.2, the deliverables contemplated in Section 5.20(a);

(h) Section 7.2(a) of the Hyros Merger Agreement has been satisfied to the reasonable discretion of 7GC; and

(i) each share of Company Class B Common Stock that is not held by Joseph Davy has been converted into one share of Company Class A Common Stock.

Section 6.3  Other Conditions to the Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by the Company of the following further conditions:

(a) (i) each of the 7GC Fundamental Representations shall be true and correct (without giving effect to any limitation as to “materiality” or “7GC Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date, except to the extent that any such representation and warranty is made on and as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date, and (ii) the representations and warranties set forth in Article 4 (other than the 7GC Fundamental Representations), without giving effect to any limitation as to “materiality” or “7GC Material Adverse Effect” or any similar limitations set forth therein, shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date, (A) except to the extent that any such representation and warranty is made on and as of an earlier date, in which case the same shall be true and correct in all respects as of such earlier date (subject to, for the avoidance of doubt, clause (B) of this Section 6.3(a)(ii)), and (B) except where the failure of such representations and warranties to be true and correct, taken as a whole, would not have a 7GC Material Adverse Effect;

(b) the 7GC Parties shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by them under this Agreement and each of the Ancillary Documents at or prior to the Closing;

(c) at or prior to the Closing, 7GC shall have delivered, or caused to be delivered, the following documents to the Company:

(i) a certificate duly executed by an authorized officer of 7GC, dated as of the Closing Date, to the effect that the conditions specified in Section 6.3(a) and Section 6.3(b) are satisfied, in each case, in form and substance reasonably satisfactory to the Company;

(ii) a copy of the Exchange Agent Agreement, duly executed by 7GC, the Sponsor and the Exchange Agent; and

(iii) evidence that the Second Amended and Restated Charter of 7GC in a form mutually agreed upon by the Parties has been filed with the Secretary of State of Delaware; and

(d) the Aggregate 7GC Transaction Proceeds shall be equal to or greater than $100,000,000 (the “Minimum Cash Condition”).

Section 6.4  Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this Article 6 to be satisfied if such failure was caused by the failure of such Party or its Affiliates (or with respect to the Company, any Group Company’s) failure to comply with or perform any of its covenants or obligations set forth in this Agreement.

Article 7
TERMINATION

Section 7.1  Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:

(a) by mutual written consent of 7GC and the Company;

(b) by 7GC, if any of the representations or warranties set forth in Article 3 shall not be true and correct or if the Company has failed to perform any covenant or agreement on the part of the Company set forth in this Agreement or any Ancillary Document (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 6.2(a) or Section 6.2(b) would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to the Company, and (ii) the Termination Date; provided, however, that no 7GC Party is then in breach of this Agreement so as to prevent the condition to Closing set forth in either Section 6.3(a) or Section 6.3(b) from being satisfied;

(c) by the Company, if any of the representations or warranties set forth in Article 4 shall not be true and correct or if any 7GC Party has failed to perform any covenant or agreement on the part of such applicable 7GC Party set forth in this Agreement or any Ancillary Document (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 6.3(a) or Section 6.3(b) would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to 7GC and (ii) the Termination Date; provided, however, that the Company is not then in breach of this Agreement so as to prevent the condition to Closing set forth in Section 6.2(a) or Section 6.2(b) from being satisfied;

(d) by either 7GC or the Company, if the transactions contemplated by this Agreement shall not have been consummated on or prior to September 8, 2023 (as extended pursuant to this Section 7.1(d), the “Termination Date”); provided, that (i) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to 7GC if any 7GC Party’s breach of any of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date, and (ii) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to the Company if the Company’s breach of any of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date; provided, further, that the Termination Date shall be automatically extended on a day-for-day basis for each day of any delay to the applicable waiting or review periods, or any extension thereof, by any Governmental Entity or Nasdaq (including any specific request from any Governmental Entity or Nasdaq to delay filings or for additional time to review the transactions contemplated hereby) arising or resulting from COVID-19 or any COVID-19 Measures or any other epidemic, pandemic, public health emergency or disease outbreak or any other extraordinary or unusual event that is outside of the control of the parties or their respective Affiliates that would, or would reasonably be expected to, have the effect of delaying, impeding, hindering or preventing the review of the transactions contemplated hereby and/or issuance of clearance or approval from such Governmental Entity to the extent required to satisfy the condition set forth in Section 6.1(b);

(e) by either 7GC or the Company, if any Governmental Entity shall have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement or any Ancillary Document and such Order or other action shall have become final and nonappealable;

(f) by either 7GC or the Company if the 7GC Stockholders Meeting has been held (including any adjournment or postponement thereof), has concluded, 7GC’s stockholders have duly voted, and the 7GC Stockholder Approval was not obtained;

(g) by 7GC if the Company fails to deliver the Written Consents constituting the Required Company Stockholder Approval within five (5) Business Days after the Registration Statement / Proxy Statement is declared effective by the SEC; or

(h) by 7GC if the PCAOB Financials have not been delivered to 7GC in accordance with Section 5.17(a) on or prior to March 15, 2023.

Section 7.2  Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this entire Agreement shall forthwith become void (and there shall be no Liability or obligation on the part of the Parties and their respective Representatives) with the exception of (a) this Section 7.2, Article 8 and Article 1 (to the extent related to the foregoing), each of which shall survive such termination and remain valid and binding obligations of the Parties and (b) the Confidentiality Agreement, which shall survive such termination and remain a valid and binding obligation of the Parties thereto in accordance with its terms. Notwithstanding the foregoing, the termination of this Agreement pursuant to Section 7.1 shall not affect any Liability on the part of any Party for (i) a willful breach of any covenant or agreement set forth in this Agreement prior to such termination or (ii) Fraud. Without limiting the foregoing, and except as provided in this Section 7.2 (including clause (i) and (ii) of the immediately preceding sentence, but subject to Section 8.18), and subject to the right to seek injunctions, specific performance or other equitable relief in accordance with Section 8.17, the Parties’ sole right prior to the Closing with respect to any breach of any representation, warranty, covenant or other agreement contained in this Agreement by another Party or with respect to the transactions contemplated by this Agreement shall be the right, if applicable, to terminate this Agreement pursuant to this Article 7.

Article 8
MISCELLANEOUS

Section 8.1  Survival. None of the representations, warranties, covenants and agreements set forth in this Agreement shall survive the Closing, except for those covenants and agreements set forth in this Agreement that by their respective terms contemplate performance after the Closing.

Section 8.2  Entire Agreement; Assignment. This Agreement (together with the Ancillary Documents) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. This Agreement may not be assigned by any Party (whether by operation of Law or otherwise) without the prior written consent of 7GC (prior to the Closing) or the Sponsor (after the Closing), on the one hand, and the Company, on the other hand. Any attempted assignment of this Agreement not in accordance with the terms of this Section 8.2 shall be void, ab initio.

Section 8.3  Amendment. This Agreement may be amended or modified only by a written agreement executed and delivered by duly authorized officers of 7GC (prior to the Closing) or the Sponsor (after the Closing), on the one hand, and the Company, on the other hand. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 8.3 shall be void, ab initio. Notwithstanding anything in this Agreement to the contrary, no amendment or modification that is materially and disproportionately adverse to a Pre-Closing Holder relative to other Pre-Closing Holders holding the same class of Equity Securities in the Company (in each case, in their capacity as Pre-Closing Holders) shall be binding upon such disproportionately affected Pre-Closing Holders or any of the Parties unless the Pre-Closing Holders holding a majority of the adversely affected Equity Securities of the Company (as applicable, and in each case voting together as a separate class) consent to such amendment or modification.

Section 8.4  Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) when delivered in person, when delivered by e-mail (having obtained electronic delivery confirmation thereof), or when sent by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

(a) If to any 7GC Party, prior to the Closing, or the Sponsor, to:

c/o 7GC & Co. Holdings LLC
388 Market Street, Suite 1300

San Francisco, CA 94111

Attention:	Jack Leeney

Chris Walsh

E-mail:	jack@7GC.co

chris@7GC.co

with a copy (which shall not constitute notice) to:

Sidley Austin LLP
1999 Avenue of the Stars
17th Floor
Los Angeles, CA 90067

Attention:	Joshua G. DuClos
E-mail:	jduclos@sidley.com

Sidley Austin LLP
One South Dearborn Street
Chicago, IL 60603

Attention:	Michael P. Heinz and Matthew D. Stoker
E-mail:	mheinz@sidley.com and mstoker@sidley.com

(b) If to the Company, to:

Banzai International, Inc.

435 Ericksen Ave., Suite 250

Bainbridge Island, WA 98110

Attention:	Joseph Davy
E-mail:	joe@banzai.io

with a copy (which shall not constitute notice) to:

Cooley LLP
1700 Seventh Avenue, Suite 1900

Seattle, WA 98101-1355

Attention:	Sonya Erickson
E-mail:	serickson@cooley.com

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 8.5  Governing Law. This Agreement and all related Proceedings shall be governed by and construed in accordance with the internal Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

Section 8.6  Fees and Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, including the fees and disbursements of a Party’s Representatives, shall be paid by the Party incurring such fees or expenses; provided, that, for the avoidance of doubt, (a) if this Agreement is terminated in accordance with its terms, the Company shall pay, or cause to be paid, all Company Expenses and 7GC shall pay, or cause to be paid, all 7GC Transaction Expenses, and (b) if the Closing occurs, then 7GC shall pay, or cause to be paid, all Company Expenses and all 7GC Transaction Expenses.

Section 8.7  Construction; Interpretation. The term “this Agreement” means this Agreement and Plan of Merger and Reorganization, together with the Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) references to “$” or “dollar” or “US$” shall be references to United States dollars; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) the word “day” means calendar day unless Business Day is expressly specified; (i) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (j) all references to Articles, Sections, Exhibits or Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement; (k) the words “provided” or “made available” or words of similar import (regardless of whether capitalized or not) shall mean, when used with reference to documents or other materials required to be provided or made available to 7GC, any documents or other materials posted to the electronic data room hosted by FirmRoom under the project name “Project Hero” as of 5:00 p.m., Eastern Time, at least two (2) Business Days prior to the date hereof; (l) all references to any Law will be to such Law as amended, supplemented or otherwise modified from time to time; (m) whenever the words “in the ordinary course of business”, “in the ordinary course” or words of similar import are used in this Agreement, they shall be deemed to be followed by the words “consistent with its past practice” and shall be construed to mean in the ordinary and usual course of normal day-to-day operations of the business of such Person consistent with its past practice; and (n) all references to any Contract are to that Contract as amended or modified from time to time in accordance with the terms thereof (subject to any restrictions on amendments or modifications set forth in this Agreement). If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 8.8  Exhibits and Schedules. All Exhibits and Schedules, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. The Schedules shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections set forth in this Agreement. Any item disclosed in the Company Schedules or in the 7GC Schedules corresponding to any section or subsection of Article 3 (in the case of the Company Schedules) or Article 4 (in the case of the 7GC Schedules) shall be deemed to have been disclosed with respect to every other section and subsection of Article 3 (in the case of the Company Schedules) or Article 4 (in the case of the 7GC Schedules), as applicable, where the relevance of such disclosure to such other section or subsection is reasonably apparent on the face of the disclosure. The information and disclosures set forth in the Schedules that correspond to the section or subsections of Article 3 or 4 may not be limited to matters required to be disclosed in the Schedules, and any such additional information or disclosure is for informational purposes only and does not necessarily include other matters of a similar nature. The specification of any dollar amount in the representations, warranties or covenants set forth in this Agreement or the inclusion of any specific item in any Schedule is not intended to imply that such amounts, or higher or lower amounts or the items so included or other items, are or are not material or are within or outside of the ordinary course of business or consistent with past practice, and no Party shall use the fact of the setting of such amounts or the inclusion of any such item in any dispute or controversy as to whether any obligation, items or matter not described herein or included in a Schedule is or is not material for purposes of this Agreement. Any description of any agreement, document, instrument, plan, arrangement or other item set forth on the Company Schedules or the 7GC Schedules is a summary only and is qualified in its entirety by the terms of such agreement, document, instrument, plan, arrangement or item. The information contained in this Agreement, in the Company Schedules or 7GC Schedules and exhibits hereto is disclosed solely for purposes of this Agreement, and no information contained herein or therein will be deemed to be an admission by any party hereto to any third party of any matter whatsoever, including any violation of Law or breach of contract.

Section 8.9  Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, except for (a) from and after the First Effective Time, the provisions of Article 2 (which shall be for the benefit of the Pre-Closing Holders to the extent necessary for such holders or investors to receive the Aggregate Merger Consideration, due to such holders or investors thereunder pursuant to the Allocation Schedule), (b) the provisions of Section 5.5 (which shall be for the benefit of the D&O Persons), (c) Section 8.13 (which shall be for the benefit of all Non Party Affiliates) and (d) the last sentence of this Section 8.9. Notwithstanding the foregoing, the Sponsor shall be an express third-party beneficiary of Section 2.2(i), Section 2.6(e), Section 5.4, Section 5.18, Section 7.2, Section 8.2, Section 8.3, Section 8.4, this Section 8.9 and Section 8.13, and Section 8.14.

Section 8.10  Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 8.11  Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement or the other Ancillary Documents shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, “pdf”, “tif” or “jpg”) and other electronic signatures (including, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Delaware Uniform Electronic Transactions Act and any other applicable law. Minor variations in the form of the signature page, including footers from earlier versions of this Agreement or any such other document, shall be disregarded in determining the party’s intent or the effectiveness of such signature.

Section 8.12  Knowledge of Company; Knowledge of 7GC. For all purposes of this Agreement, the phrase “to the Company’s knowledge” and “known by the Company” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 8.12(a) of the Company Schedules. For all purposes of this Agreement, the phrase “to 7GC’s knowledge” and “to the knowledge of 7GC” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 8.12(b) of the 7GC Schedules. For the avoidance of doubt, none of the individuals set forth on Section 8.12(a) of the Company Schedules or Section 8.12(b) of the 7GC Schedules shall have any personal Liability or obligations regarding such knowledge.

Section 8.13  No Recourse. All Proceedings, Liabilities and causes of action (whether in contract or in tort, in Law or in equity or granted by statute) that may be based upon, be in respect of, arise under, out or by reason of, be connected with or relate in any manner to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in this Agreement), may be made against only (and such representations and warranties are those solely of) the Persons that are expressly identified herein as Parties and their respective successors and permitted assigns. No Person who is not a Party, including any current, former or future director, officer, founder, employee, consultant, incorporator, member, partner, manager, shareholder, Affiliate, agent, attorney, Representative, successor or assignee of, and any financial advisor to, any Party, or any current, former or future director, officer, employee, consultant, incorporator, member, partner, manager, shareholder, Affiliate, agent, attorney, Representative, successor or assignee of, and any financial advisor to, any of the foregoing, and in the case of 7GC, the Sponsor (or any successor or assignee thereof) (each in their capacity as such, a “Nonparty Affiliate”), shall have any Liability (whether in contract or in tort, in Law or in equity, or granted by statute) for any Proceedings, Liabilities or causes of action arising under, out or by reason of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance or breach, and, to the maximum extent permitted by Law, each Party hereby waives and releases all such Proceedings, Liabilities and causes of action against any such Nonparty Affiliates.

Section 8.14  Extension; Waiver. The Company may, prior to the Closing, (a) extend the time for the performance of any of the obligations or other acts of any 7GC Party set forth herein, (b) waive any inaccuracies in the representations and warranties of any 7GC Party set forth herein, or (c) waive compliance by any 7GC Party with any of the agreements or conditions set forth herein. 7GC may (prior to the Closing) and the Sponsor may (after the Closing) (in either case, on behalf of itself, and any other 7GC Party) (i) extend the time for the performance of any of the obligations or other acts of the Company set forth herein, (ii) waive any inaccuracies in the representations and warranties of the Pre-Closing Holder or the Company set forth herein, or (iii) waive compliance by the Company with any of the agreements or conditions set forth herein. Any agreement on the part of any Party or the Sponsor to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Person. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party or the Sponsor to assert any of its rights hereunder shall not constitute a waiver of such rights.

Section 8.15  Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR UNDER ANY ANCILLARY DOCUMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY ANCILLARY DOCUMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING IN RESPECT OF ANY ACTION AGAINST ANY FINANCING SOURCE (IF ANY), IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 8.16  Jurisdiction. Any Proceeding based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such Court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court, and agrees not to bring any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence legal Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Proceeding brought pursuant to this Section 8.16.

Section 8.17  Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The failure on the part of any Party to exercise, and no delay in exercising, any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power, or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at Law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at Law or an award of specific performance is not an appropriate remedy for any reason at Law or equity.

Section 8.18  Trust Account Waiver. Reference is made to the final prospectus of 7GC, dated as of December 22, 2020, filed with the SEC (File No. 333-251162) on December 28, 2020 (the “Prospectus”). The Company acknowledges and agrees and understands that 7GC has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of 7GC’s public stockholders (including overallotment shares acquired by 7GC’s underwriters, the “Public Stockholders”), and 7GC may disburse monies from the Trust Account only in the express circumstances described in the Prospectus. For and in consideration of 7GC entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby agrees on behalf of itself and its Representatives that, notwithstanding anything to the contrary in this Agreement, none of the Company, any Pre-Closing Holder, or any of their respective Representatives does now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distribution therefrom to Public Stockholders or otherwise occurring prior to the Closing in accordance with the terms of the Trust Agreement (“Public Distributions”), or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between 7GC or its Representatives, on the one hand, and any Pre-Closing Holder, the Company or any of his, her or its respective Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Trust Account Released Claims”). The Company on its own behalf and on behalf of its Representatives hereby irrevocably waives any Trust Account Released Claims that such Person and his, her or its respective Representatives may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, or Contracts with 7GC or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of any agreement with 7GC or its Affiliates).

Section 8.19  Acknowledgement; Waiver of Conflicts; Retention of Privilege.

(a) Each of the Parties hereto acknowledges and agrees that (i) Perkins Coie LLP and Cooley LLP (each referred to herein as “Prior Company Counsel”) have each acted as counsel to the Company in various matters involving a range of issues and as counsel to the Company in connection with the negotiation of this Agreement and the Ancillary Documents, and the transactions contemplated hereby and thereby and (ii) Sidley Austin LLP (“Prior 7GC Counsel”) has acted as counsel to 7GC in various matters involving a range of issues and as counsel to 7GC in connection with the negotiation of this Agreement and the Ancillary Documents, and the transactions contemplated hereby and thereby.

(b) In connection with any matter or dispute under this Agreement, 7GC hereby irrevocably waives and agrees not to assert, and agree to cause the Surviving Corporation or the Surviving Entity to irrevocably waive and not to assert, any conflict of interest arising from or in connection with (i) Prior Company Counsel’s prior representation of the Company, (ii) Prior Company Counsel’s representation of any of the Group Companies (collectively the Persons referenced in clauses (i) and (ii), the “Company Advised Parties”) prior to and after the Closing, (iii) Prior 7GC Counsel’s prior representation of 7GC and (iv) Prior 7GC Counsel’s representation of the Sponsor, any Subsidiary of 7GC and/or any 7GC stockholders (collectively the Persons referenced in clauses (iii) and (iv), the “7GC Advised Parties”) prior to and after the Closing.

(c) 7GC further agrees, on behalf of itself and, after the Closing, on behalf of the Surviving Corporation or the Surviving Entity, that all communications in any form or format whatsoever between or among any of Prior Company Counsel, the Company, any of the Company Advised Parties, or any of their respective Representatives that relate in any way to the negotiation, documentation and consummation of the transactions contemplated by this Agreement or, beginning on the date of this Agreement, any dispute arising under this Agreement (collectively, the “Company Deal Communications”) shall be deemed to be retained and owned collectively by the Company Advised Parties, shall be controlled by the Company and shall not pass to or be claimed by 7GC, the Surviving Corporation, or the Surviving Entity. All Company Deal Communications that are attorney-client privileged (the “Privileged Company Deal Communications”) shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to the Company, shall be controlled by the Company and shall not pass to or be claimed by 7GC, the Surviving Corporation, or the Surviving Entity; provided, further, that nothing contained herein shall be deemed to be a waiver by 7GC or any of its Affiliates (including, after the First Effective Time, the Surviving Corporation and its Affiliates and after the Second Effective Time, the Surviving Entity and its Affiliates) of any applicable privileges or protections that can or may be asserted to prevent disclosure of any such communications to any third party.

(d) The Company and each of the Pre-Closing Holders further agrees, on behalf of itself and, after the Closing, on behalf of the Surviving Corporation and the Surviving Entity, that all communications in any form or format whatsoever between or among any of Prior 7GC Counsel, 7GC, any of the 7GC Advised Parties, or any of their respective Representatives that relate in any way to the negotiation, documentation and consummation of the transactions contemplated by this Agreement or, beginning on the date of this Agreement, any dispute arising under this Agreement (collectively, the “7GC Deal Communications”) shall be deemed to be retained and owned collectively by the 7GC Advised Parties, shall be controlled by the Sponsor and shall not pass to or be claimed by 7GC, the Surviving Corporation or the Surviving Entity. All 7GC Deal Communications that are attorney-client privileged (the “Privileged 7GC Deal Communications”) shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to the Sponsor, shall be controlled by the Sponsor and shall not pass to or be claimed by 7GC, the Surviving Corporation or the Surviving Entity; provided, further, that nothing contained herein shall be deemed to be a waiver by 7GC or any of its Affiliates (including, after the First Effective Time, the Surviving Corporation and its Affiliates and after the Second Effective Time, the Surviving Entity and its Affiliates) of any applicable privileges or protections that can or may be asserted to prevent disclosure of any such communications to any third party.

(e) Notwithstanding the foregoing, in the event that a dispute arises between 7GC, the Surviving Corporation or the Surviving Entity, on the one hand, and a third party other than the Sponsor on the other hand, 7GC, the Surviving Corporation or the Surviving Entity may assert the attorney-client privilege to prevent the disclosure of the Privileged Company Deal Communications and Privileged 7GC Deal Communications to such third party; provided, however, that neither 7GC nor the Surviving Corporation nor the Surviving Entity may waive such privilege with respect to (i) Privileged Company Deal Communications without the prior written consent of the Company or (ii) Privileged 7GC Deal Communications without the prior written consent of the Sponsor. In the event that 7GC, the Surviving Corporation or the Surviving Entity is legally required by governmental order or otherwise to access or obtain a copy of all or a portion of (i) the Privileged Company Deal Communications, 7GC shall immediately (and, in any event, within two (2) Business Days) notify the Company in writing (including by making specific reference to this Section 8.19) so that the Company can seek a protective order and (ii) the Privileged 7GC Deal Communications, 7GC shall immediately (and, in any event, within two (2) Business Days) notify the Sponsor in writing (including by making specific reference to this Section 8.19) so that the Sponsor can seek a protective order and, in either case, 7GC agrees to use all commercially reasonable efforts to assist therewith.

(f) To the extent that files or other materials maintained by Prior Company Counsel constitute property of its clients, only the Company Advised Parties shall hold such property rights and Prior Company Counsel shall have no duty to reveal or disclose any such files or other materials or any Privileged Company Deal Communications by reason of any attorney-client relationship between Prior Company Counsel, on the one hand, and the Surviving Corporation or the Surviving Entity, on the other hand so long as such files or other materials would be subject to a privilege or protection if they were being requested in a proceeding by an unrelated third party. To the extent that files or other materials maintained by Prior 7GC Counsel constitute property of its clients, only the Sponsor and the 7GC Advised Parties shall hold such property rights and Prior 7GC Counsel shall have no duty to reveal or disclose any such files or other materials or any Privileged 7GC Deal Communications by reason of any attorney-client relationship between Prior 7GC Counsel, on the one hand, and 7GC, on the other hand so long as such files or other materials would be subject to a privilege or protection if they were being requested in a proceeding by an unrelated third party.

(g) 7GC agrees on behalf of itself and the Surviving Corporation or the Surviving Entity, (i) to the extent that 7GC, the Surviving Corporation or the Surviving Entity receives or takes physical possession of any Company Deal Communications or 7GC Deal Communications, (a) such physical possession or receipt shall not, in any way, be deemed a waiver by any of the Company Advised Parties, 7GC Advised Parties or any other Person, of the privileges or protections described in this Section 8.19, and (b) neither 7GC nor the Surviving Corporation or the Surviving Entity shall assert any claim that any of the Company Advised Parties, 7GC Advised Parties or any other Person waived the attorney-client privilege, attorney work-product protection or any other right or expectation of client confidence applicable to any such materials or communications, (ii) not to access or use the Company Deal Communications or 7GC Deal Communications, including by way of review of any electronic data, communications or other information, or by seeking to have the Company or the Sponsor, as applicable, waive the attorney-client or other privilege, or by otherwise asserting that 7GC, the Surviving Corporation, or the Surviving Entity has the right to waive the attorney-client or other privilege, (iii) not to seek to obtain the Company Deal Communications from Prior Company Counsel so long as such Company Deal Communications would be subject to a privilege or protection if they were being requested in a proceeding by an unrelated third party and (iv) not to seek to obtain the 7GC Deal Communications from Prior 7GC Counsel so long as such 7GC Deal Communications would be subject to a privilege or protection if they were being requested in a proceeding by an unrelated third party.

* * * * *

IN WITNESS WHEREOF, each of the Parties has caused this Agreement and Plan of Merger and Reorganization to be duly executed on its behalf as of the day and year first above written.

7GC & CO. HOLDINGS INC.

By:	/s/ Jack Leeney
Name:	Jack Leeney
Title:	Chairman and Chief Executive Officer

7GC MERGER SUB I, INC.

By:	/s/ Jack Leeney
Name:	Jack Leeney
Title:	Chairman and Chief Executive Officer

7GC MERGER SUB II, LLC

By:	/s/ Jack Leeney
Name:	Jack Leeney
Title:	Chairman and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger and Reorganization]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement and Plan of Merger and Reorganization to be duly executed on its behalf as of the day and year first above written.

THE COMPANY:

BANZAI INTERNATIONAL, INC.

By:	/s/ Joseph P. Davy
Name:	Joseph P. Davy
Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger and Reorganization]